     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1998

                                            REGISTRATION STATEMENT NO. 333-
                                            REGISTRATION STATEMENT NO. 333-
                                            REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

    NATIONAL BANK OF CANADA            NB CAPITAL CORPORATION               NB FINANCE, LTD.
                    (Exact Name of each Registrant as Specified in its Charter)

             CANADA                           MARYLAND                          BERMUDA
                 (Province or Other Jurisdiction of Incorporation or Organization)

              6021                              6798                              9999
                      (Primary Standard Industrial Classification Code Number)

         NOT APPLICABLE                      52-2063921                      NOT APPLICABLE
                         (I.R.S. Employer Identification No. if Applicable)

      NATIONAL BANK TOWER               125 WEST 55TH STREET                CLARENDON HOUSE
     600 DE LA GAUCHETIERE               NEW YORK, NEW YORK                 2 CHURCH STREET
          STREET WEST                          10019                         HAMILTON HM11
    MONTREAL, QUEBEC, CANADA               (212) 632-8500                       BERMUDA
         H3B 4L2 (212)                                                           NONE.
         (514) 394-6080
             (Address, including postal code and telephone number, including area code, of each Registrant's principal executive offices)

    NATIONAL BANK OF CANADA            NB CAPITAL CORPORATION               NB FINANCE, LTD.
       FRANCOIS BOURASSA                 FRANCOIS BOURASSA                 FRANCOIS BOURASSA
    VICE-PRESIDENT LEGAL AND                 SECRETARY                  VICE-PRESIDENT LEGAL AND
           SECRETARY                    125 WEST 55TH STREET                   SECRETARY
      125 WEST 55TH STREET               NEW YORK, NEW YORK               125 WEST 55TH STREET
       NEW YORK, NEW YORK                      10019                       NEW YORK, NEW YORK
             10019                         (212) 632-8693                        10019
         (212) 632-8693                                                      (212) 632-8693
  (Address, including postal code and telephone number, including area code, of each Registrant's agent for service)

                                   COPIES TO:

             MICHAEL ROY                             ROBERT EVANS III
   Desjardins Ducharme Stein Monast                Shearman & Sterling
  600 de La Gauchetiere Street West                59 Lexington Avenue
              Suite 2400                         New York, New York 10022
   Montreal, Quebec, Canada H3B 4L8                   (212) 848-4000
            (514) 878-9411

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / / ________.

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________.

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                                 (CALCULATION OF REGISTRATION FEE ON NEXT PAGE.)
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED
                                                                       MAXIMUM         PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
        SECURITIES TO BE REGISTERED               REGISTERED         PER SECURITY           PRICE          REGISTRATION FEE
Depositary Shares...........................      12,000,000             None                None              N/A (1)

(1) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act"), U.S.$90,910 was paid on November 25, 1997 by NB Capital Corporation in connection with its filing of a Registration Statement on Form S-4 (Registration Statement Nos. 333-41009, 333-41009-01 and 333-41009-02) related to 300,000 shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A ("Preferred Shares"). Subsequently, the number of Preferred Shares registered on Form S-4 was reduced to 238,400. The remaining 61,600 Preferred Shares were registered on a Registration Statement on Form S-11/F-9 (Registration Statement Nos. 333-46481, 333-46481-01 and 333-46481-02). No registration fee was due at the time of filing the Form S-11/F-9 in connection with the registration of the 61,600 Preferred Shares registered thereunder because such fee had been previously paid on November 25, 1997 in connection with the filing of the Form S-4. Both the Form S-4 and the Form S-11/F-9 were declared effective on March 2, 1998. Each Depositary Share registered hereunder represents a one-fortieth interest in a Preferred Share. Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the Prospectus which forms a part of this Registration Statement is a combined Prospectus relating also to Form S-11/F-9 (i.e., Registration Statement Nos. 333-46481, 333-46481-01 and 333-46481-02). Accordingly, no registration fee is due hereunder in connection with the registration of the Depositary Shares.

                                EXPLANATORY NOTE

    This Registration Statement on Form S-11 contains two forms of prospectus. The first prospectus is to be used in connection with the issuance of up to 2,464,000 depositary shares (the "Depositary Shares") of NB Capital Corporation (the "Company"), each representing a one-fortieth interest in a share of 8.35% Noncumulative Exchangeable Preferred Stock, Series A (the "Series A Preferred Shares"), of the Company upon deposit with The Bank of Nova Scotia Trust Company of New York, as Depositary, of up to 61,600 Series A Preferred Shares by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), the initial purchaser of the Series A Preferred Shares. The second prospectus is to be used in connection with the issuance of up to 9,536,000 Depositary Shares to certain holders of Series A Preferred Shares other than Merrill Lynch upon deposit by such holders of up to 238,400 Series A Preferred Shares with the Depositary. The two prospectuses are identical except for the front and back cover pages and the sections entitled "Prospectus Summary," "Use of Proceeds," "Description of Depositary Shares," "Initial Purchaser" (which has been deleted from the second prospectus), "Plan of Distribution" and "Glossary." The form of the first prospectus is included herein and is followed by the alternate pages to be used in the form of second prospectus. Each of the alternate pages for the form of second prospectus is labeled "Alternate Page." If required, final forms of each prospectus will be filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended.

    Additionally, pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the first prospectus is a combined prospectus relating also to the prospectus forming a part of the Registration Statement on Form S-11/F-9 (Registration Statement Nos. 333-46481, 333-46841-01 and 333-46481-02) previously declared effective by the Securities and Exchange Commission on March 2, 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL   , 1998

PROSPECTUS

                          2,464,000 DEPOSITARY SHARES
                             NB CAPITAL CORPORATION
       (LIQUIDATION PREFERENCE EQUIVALENT TO US$25 PER DEPOSITARY SHARE)
            EACH REPRESENTING A ONE-FORTIETH INTEREST IN A SHARE OF
   8.35% NONCUMULATIVE EXCHANGEABLE PREFERRED STOCK, SERIES A, OF NB CAPITAL
                                  CORPORATION
                  (LIQUIDATION PREFERENCE US$1,000 PER SHARE)
         EXCHANGEABLE INTO PREFERRED SHARES OF NATIONAL BANK OF CANADA
                            ------------------------

    This Prospectus relates to the offer (the "Offering") of 2,464,000 Depositary Shares, each representing a one-fortieth interest in a share of 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share (the "Series A Preferred Shares"), of NB Capital Corporation (the "Company"), a wholly owned subsidiary of National Bank of Canada (the "Bank") or, as discussed below, upon the occurrence of an event that results in an automatic exchange (an "Exchange Event") of Series A Preferred Shares for the Bank's 8.45% Noncumulative First Preferred Shares, Series Z (the "Bank Preferred Shares"), a one-fortieth interest in a Bank Preferred Share.

    The Company's principal business objective is to acquire, hold, finance and manage assets consisting of obligations secured by real property, as well as certain other qualifying real estate investment trust ("REIT") assets ("Mortgage Assets"). The Mortgage Assets currently consist of (i) sixteen "hypothecation loans" (the "Initial Mortgage Assets") issued to the Company by NB Finance, Ltd., a wholly owned subsidiary of the Bank ("NB Finance"), that are recourse only to the "Initial Mortgage Loans" and (ii) cash. Hypothecation loans are loans secured by the pledge of mortgages as security therefor. The Initial Mortgage Loans consist of sixteen pools of, at December 31, 1997, 11,692 "Mortgage Loans." Mortgage Loans consist of residential first mortgages insured by Canada Mortgage and Housing Corporation, an agency of the Government of Canada ("CMHC"), that are secured by real property located in Canada.

    SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY POTENTIAL HOLDERS OF DEPOSITARY SHARES, INCLUDING THE FOLLOWING:

    - The Company's income consists principally of payments of interest and, therefore, is heavily dependent upon prevailing interest rates. Additionally, the Company's income is derived from Canadian dollars. Consequently, a significant decline in interest rates or in the value of the Canadian dollar may have an adverse effect on the Company, its assets and its ability to make dividend payments with respect to the Series A Preferred Shares and, accordingly, the Depositary Shares.

    - The Company's operations may be affected by prevailing real estate market conditions. Consequently, there can be no assurance that prevailing real estate market conditions will not adversely affect the Company's ability to pay dividends.

    - All of the residential real properties securing the Initial Mortgage Assets issued by NB Finance are, and in the future are expected to be, located outside the United States, primarily Quebec, Ontario and New Brunswick. Consequently, the Company will be subject to the laws of a foreign jurisdiction with respect to any actions taken and may be subject to a greater risk of default than investments in comparable U.S. real property.

    - The Initial Mortgage Assets issued by NB Finance are recourse only to the Initial Mortgage Loans. Consequently, in the event of default on the Initial Mortgage Assets issued by NB Finance, the Company's only recourse will principally be foreclosure on the real property securing the Initial Mortgage Assets issued by NB Finance, and in certain circumstances, CMHC insurance may not be available or receipt of payment thereof may be delayed.

    - Dividends on the Series A Preferred Shares are not cumulative. Consequently, if the Board of Directors of the Company (the "Board of Directors") does not authorize and declare a dividend on the Series A Preferred Shares for any particular quarterly dividend period, the holders of the Series A Preferred Shares and, accordingly, the Depositary Shares would not be entitled to recover such dividend even if funds are, or subsequently become, available for payment thereof.

    - As a subsidiary of the Bank, Canadian banking authorities could, under certain circumstances, impose certain restrictions on the operations of the Company. Consequently, under such circumstances, such restrictions could cause the Company to fail to qualify as a REIT as well as affect its ability to pay dividends.

    - The Company may not qualify as a REIT for United States federal income tax purposes. Consequently, the Company may be subject to United States federal income tax at normal corporate tax rates.

    - The Board of Directors may amend or revise the Company's policies and strategies in the future without a vote of stockholders, including holders of the Series A Preferred Shares and holders of Depositary Shares. Consequently, the holders of Series A Preferred Shares or Depositary Shares cannot preclude the Board of Directors from making such amendments or revisions even though the ultimate effect on the holders of Series A Preferred Shares and holders of Depositary Shares may be negative.

                                                  (COVER CONTINUED ON NEXT PAGE)
                         ------------------------------

 THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
  SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
          ACCURACY OR DETERMINED THE ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                 The date of this Prospectus is April   , 1998.

(COVER CONTINUED)

    - The assets of the Company consist of obligations that do not provide for complete amortization of principal over their term to maturity and, therefore, require a balloon payment. Consequently, holders of Series A Preferred Shares and holders of Depositary Shares may be accepting a greater degree of risk relative to an investment with underlying assets that are comprised of fully amortizing obligations.

    - The Company has not obtained a third party valuation of its assets for the purposes of the Offering. Consequently, there can be no assurance that the fair market value of such assets does not differ from the purchase price thereof.

    - Under certain circumstances, including when the Bank is experiencing financial difficulties or its financial condition is deteriorating, the Series A Preferred Shares could be exchanged automatically for the Bank Preferred Shares (i.e., an Exchange Event). Immediately upon the occurrence of an Exchange Event, each Depositary Share will represent a one-fortieth interest in a Bank Preferred Share and will no longer represent a fractional interest in a Series A Preferred Share. Consequently, the Bank Preferred Shares would represent an investment in the Bank and not in the Company at a time when the Bank is experiencing such financial difficulties or such deterioration of financial condition.

    - The Company is dependent upon the Bank and its affiliates in virtually every phase of its operations. However, the interests of the Company and the Bank may not be identical. Consequently, because of the relationship between the Company and the Bank and its affiliates, conflicts of interest may arise between the Company and the Bank.

    - The assignment of the Initial Mortgage Loans to the Company has not been registered. Consequently, a bona fide purchaser who completes all necessary registration formalities prior to the Company would be recognized as the owner of the Initial Mortgage Loans.

    - The Company intends to list the Depositary Shares on the New York Stock Exchange (the "NYSE"). The Company is under no obligation, and currently has no intention, to list the Series A Preferred Shares on a national exchange. Additionally, there is no existing market for the Series A Preferred Shares and there can be no assurance as to the liquidity of any markets that may develop, the ability of holders to sell their Series A Preferred Shares or the sale price thereof. Consequently, holders of Series A Preferred Shares may find it difficult to sell their Series A Preferred Shares or to sell their Series A Preferred Shares at a price equivalent to the purchase price thereof.

    The Series A Preferred Shares and the Depositary Shares may be sold by the Initial Purchaser directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The Series A Preferred Shares and the Depositary Shares offered hereby are offered subject to prior sale, withdrawal, cancellation or modification of the offer without notice. It is expected that delivery of the certificates representing Series A Preferred Shares and receipts representing Depositary Shares will be made at the offices of Skadden, Arps, Slate, Meagher & Flom, New York, New York, on or about April
  , 1998. The Series A Preferred Shares and, accordingly, the Depositary Shares represent an obligation of the Company and do not represent an obligation of NB Finance, or prior to an Exchange Event, the Bank.

 CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SHARES OR
     THE DEPOSITARY SHARES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING,THE
      PURCHASE OF THE PREFERRED SHARES OR THE DEPOSITARY SHARES TO COVER
         SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS.

                             AVAILABLE INFORMATION

    This Prospectus constitutes a part of a Registration Statement on Form S-11 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company, the Depositary Shares and the Series A Preferred Shares. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

    The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, is required to file reports and other information with the Commission. The Registration Statement (with exhibits), as well as such reports and other information, when so filed, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and may also be accessed electronically by means of the Commission's website at http://www.sec.gov.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
PROSPECTUS SUMMARY.........................................................................................           1
    The Company............................................................................................           1
    The Bank...............................................................................................           2
    NB Finance.............................................................................................           4
    Organizational Diagram.................................................................................           5
    Summary Risk Factors...................................................................................           5
    Business and Strategy..................................................................................           8
    Tax Status of the Company..............................................................................           9
    The Offering...........................................................................................          10
    Selected Financial Data................................................................................          15

RISK FACTORS...............................................................................................          16
    Interest Rate Risk and Maturity of Initial Mortgage Loans..............................................          16
    Currency Exchange Rate Risk............................................................................          16
    Real Estate Market Conditions..........................................................................          16
    Geographic Concentration of Real Property Securing the Initial Mortgage Assets.........................          16
    Limited Recourse Nature of Certain Mortgage Assets; Limitations on CMHC Insurance......................          17
    Tax Risks..............................................................................................          17
    Dividend Not Cumulative................................................................................          19
    Dividend and Other Regulatory Restrictions on Operations of the Company................................          20
    Risk of Future Revisions in Policies and Strategies by Board of Directors..............................          20
    Balloon Payments.......................................................................................          20
    No Third Party Valuation of the Mortgage Assets; No Arm's-Length Negotiations with Affiliates..........          20
    Relationship with the Bank and Its Affiliates; Conflicts of Interest...................................          21
    Dependence upon the Bank...............................................................................          21
    Unregistered Sale and Assignment of Initial Mortgage Loans.............................................          21
    Absence of Public Markets..............................................................................          22
    Risks Associated with the Bank.........................................................................          22
    Canadian Legal Considerations..........................................................................          23

THE BANK, THE COMPANY AND NB FINANCE.......................................................................          24
USE OF PROCEEDS............................................................................................          25
CAPITALIZATION.............................................................................................          26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES....................................          27
    The Company............................................................................................          27
    NB Finance.............................................................................................          27

BUSINESS AND STRATEGY......................................................................................          29
    General................................................................................................          29
    Description of the Company's Dividend Policy...........................................................          29
    Description of NB Finance's Dividend Policy............................................................          30
    Description of the Company's Investment Policy.........................................................          30
    Description of NB Finance's Investment Policy..........................................................          34
    Description of the Company's Management Policies.......................................................          34
    Description of NB Finance's Management Policies........................................................          37
    Description of the Initial Mortgage Assets.............................................................          38
    Description of the Initial Mortgage Loans..............................................................          40

                                                                                                                PAGE
                                                                                                                -----
    Effect of Interest Rate Fluctuation on Assets and Earnings.............................................          45
    Servicing..............................................................................................          46
    Employees..............................................................................................          47
    Competition............................................................................................          47
    Legal Proceedings......................................................................................          48

MANAGEMENT.................................................................................................          49
    Directors and Executive Officers--The Company..........................................................          49
    Directors and Executive Officers--NB Finance...........................................................          50
    Compensation of Executive Officers.....................................................................          50
    Independent Directors..................................................................................          53
    Audit Committee........................................................................................          53
    Compensation of Independent Directors..................................................................          53
    Limitation of Liability and Indemnification of Directors and Officers..................................          53
    The Bank as Advisor....................................................................................          54

DESCRIPTION OF DEPOSITARY SHARES...........................................................................          56
    General................................................................................................          56
    Voting Rights..........................................................................................          56
    Amendment of Deposit Agreement.........................................................................          57
    Charges of Depositary..................................................................................          57
    Miscellaneous..........................................................................................          57
    Resignation and Removal of Depositary; Termination of Deposit Agreement................................          57
    Issuance of Depositary Receipts and Withdrawal of Series A Preferred Shares from Deposit...............          58
    Dividends and Other Distributions......................................................................          58
    Redemption of Depositary Shares........................................................................          58
    Automatic Exchange.....................................................................................          58
    Taxation...............................................................................................          58

DESCRIPTION OF THE SERIES A PREFERRED SHARES...............................................................          59
    General................................................................................................          59
    Dividends..............................................................................................          59
    Automatic Exchange.....................................................................................          60
    Ranking................................................................................................          62
    Voting Rights..........................................................................................          62
    Redemption.............................................................................................          63
    Rights upon Liquidation................................................................................          65
    Independent Director Approval..........................................................................          66

DESCRIPTION OF CAPITAL STOCK...............................................................................          67
    The Company Common Stock...............................................................................          67
    The Company Preferred Stock............................................................................          67
    Power to Issue Additional Shares of Common Stock and Preferred Stock...................................          68
    Restrictions on Ownership and Transfer.................................................................          69
    Supermajority Director Approval........................................................................          70
    Business Combinations..................................................................................          70
    Control Share Acquisitions.............................................................................          70
    NB Finance Common Stock................................................................................          71
    Form, Denomination, Book-Entry Procedures and Transfer.................................................          71
    DTC Procedures.........................................................................................          72
    Certificated Series A Preferred Shares and Certificated Depositary Shares..............................          73

                                                                                                                PAGE
                                                                                                                -----
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS............................................................          74
    Qualification of the Company as a REIT.................................................................          74
    Tax Treatment of Automatic Exchange....................................................................          77
    Taxation of Series A Preferred Shares and Depositary Shares............................................          77
    Taxation of Tax-Exempt Entities........................................................................          78
    State and Local Taxes..................................................................................          79
    Taxation of Bank Preferred Shares......................................................................          79
    Certain United States Federal Income Tax Considerations Applicable to Foreign Holders..................          79
    Information Reporting and Backup Withholding...........................................................          80

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS.................................................................          81
    Automatic Exchange.....................................................................................          81
    Taxation of Dividends..................................................................................          81
    Disposition of Bank Preferred Shares...................................................................          81
    Redemption of Bank Preferred Shares....................................................................          81

ERISA CONSIDERATIONS.......................................................................................          82
    Status Under Plan Asset Regulations....................................................................          82
    Publicly-Offered Security Exception....................................................................          83
    Exemptions from Prohibited Transactions................................................................          84
    Unrelated Business Taxable Income......................................................................          85
RATINGS....................................................................................................          85
INITIAL PURCHASER..........................................................................................          85
PLAN OF DISTRIBUTION.......................................................................................          85
LEGAL MATTERS..............................................................................................          86
EXPERTS....................................................................................................          86
GLOSSARY...................................................................................................          87
FINANCIAL STATEMENTS.......................................................................................         F-1
ANNEX A....................................................................................................         A-1

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements contained in this Prospectus that are not historical facts contain forward-looking information with respect to the Company's plans, projections or future performance, the occurrence of which involve certain risks and uncertainties that could cause the Company's actual results or plans to differ materially from those expected by the Company.

    All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing cautionary statement.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. THE OFFERING BY NB CAPITAL CORPORATION (THE "COMPANY") OF 2,464,000 DEPOSITARY SHARES, EACH REPRESENTING A ONE-FORTIETH INTEREST IN A 8.35% NONCUMULATIVE EXCHANGEABLE PREFERRED STOCK, SERIES A, PAR VALUE US$.01 PER SHARE (THE "SERIES A PREFERRED SHARES") OR, UPON THE OCCURRENCE OF AN EXCHANGE EVENT, A ONE-FORTIETH INTEREST IN A 8.45% NONCUMULATIVE FIRST PREFERRED SHARE, SERIES Z, OF THE BANK (THE "BANK PREFERRED SHARES"), IS REFERRED TO HEREIN AS THE "OFFERING." THE OFFERING BY THE COMPANY OF UP TO 238,400 SHARES OF ITS SERIES A PREFERRED STOCK WITHOUT TRANSFER RESTRICTIONS IN EXCHANGE FOR UP TO 238,400 SHARES OF SERIES A PREFERRED SHARES OUTSTANDING IS REFERRED TO HEREIN AS THE "EXCHANGE OFFER." REFERENCES TO DOLLARS AND US$ ARE TO UNITED STATES DOLLARS; REFERENCES TO C$ AND $ ARE TO CANADIAN DOLLARS. AS OF DECEMBER 31, 1997, THE CANADIAN DOLLAR EXCHANGE RATE WAS C$1.4313 = US$1.00 AND CERTAIN AMOUNTS STATED HEREIN REFLECT SUCH EXCHANGE RATE.

                                  THE COMPANY

GENERAL

    The Company is a Maryland corporation incorporated on August 20, 1997. The Bank was the organizer of the Company. All of the common stock, par value $.01 per share, of the Company (the "Common Stock") is owned by National Bank of Canada (the "Bank"). The Company's principal business objective is to acquire, hold, finance and manage assets consisting of obligations secured by real property, as well as certain other qualifying REIT assets ("Mortgage Assets"). The Company will elect to be taxable as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and generally will not be liable for United States federal income tax to the extent that it distributes its income to its stockholders and maintains its qualification as a REIT. See "United States Federal Income Tax Considerations-- Qualification of the Company as a REIT." The Bank has indicated to the Company that, for as long as any of the Series A Preferred Shares are outstanding, the Bank intends to continue to own all of the outstanding shares of the Common Stock. The Company was formed to provide investors with the opportunity to invest in Canadian residential mortgages and other real estate assets and to provide the Bank with a cost-effective means of raising capital. The Company began operations on September 3, 1997.

    The Company's charter (the "Charter") and bylaws (the "Bylaws") both become operational on August 20, 1997. Pursuant to the Charter, the duration of the Company is perpetual, except that effective as of the close of business on the date the Company delivers a notice of an Exchange Event, without the need for any approval by the Board of Directors or the stockholders of the Company, the existence of the Company will terminate and the Company will be liquidated and its affairs wound up in accordance with Maryland law.

MORTGAGE ASSETS

    The Mortgage Assets currently consist of (i) sixteen hypothecation loans (the "Initial Mortgage Assets"), in an aggregate amount at December 31, 1997 of US$457 million, issued to the Company by NB Finance that are recourse only to the "Initial Mortgage Loans" and (ii) cash. The Initial Mortgage Loans consist of sixteen pools of, at December 31, 1997, 11,692 "Mortgage Loans" in an aggregate amount at December 31, 1997 of C$793 million (US$554 million). Accordingly, the Initial Mortgage Assets issued by NB Finance are over-collateralized by US$97 million. Mortgage Loans consist of CMHC-insured residential first mortgages that are secured by real property located in Canada. The Initial Mortgage Assets issued by NB Finance will mature semiannually beginning in 2000 and the proceeds thereof (net of distributions and expenses) are expected to be reinvested in additional Mortgage Assets as described under "Business and Strategy--Description of Mortgage Assets; Investment Policy."

    The Company acquired the Initial Mortgage Assets (which are U.S. dollar denominated) backed by the Initial Mortgage Loans (which are Canadian dollar denominated), rather than purchasing the Initial

Mortgage Loans directly, in order to eliminate potential foreign exchange gain or loss and to provide a U.S. dollar denominated income stream that matched its obligations on the Preferred Stock.

SERIES A PREFERRED SHARES

    On September 3, 1997 (the "Issue Date"), 300,000 Series A Preferred Shares were issued and sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser") in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon an exemption from the registration requirements thereof. The Initial Purchaser simultaneously sold 238,400 Series A Preferred Shares in transactions exempt from the registration requirements of the Securities Act in the United States to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) and outside the United States to non-United States persons in offshore transactions in reliance on Regulation S under the Securities Act. As of April
  , 1998, the Initial Purchaser holds 61,600 Series A Preferred Shares that will be deposited by the Initial Purchaser with The Bank of Nova Scotia Trust Company of New York (the "Depositary") against receipt of Depositary Receipts evidencing 2,464,000 Depositary Shares.

    The principal executive offices of the Company are located at 125 West 55th Street, New York, New York 10019. The telephone number of the Company is (212) 632-8500.

                                    THE BANK

GENERAL

    The Bank was formed through a series of amalgamations and its roots date back to 1859 with the founding of the Banque Nationale in Quebec City. Its head office and principal place of business is located at the National Bank Tower, 600 de La Gauchetiere West, Montreal, Quebec, H3B 4L2, and its telephone number is (514) 394-5000.

    The Bank is a Schedule I bank under the Consolidated Bank Act (Canada), as amended (the "Bank Act"). The Bank Act is the charter governing all banks in Canada (both domestic banks and branches of foreign banks operating in Canada). "Schedule I" of the Bank Act lists all Canadian domestic banks. "Schedule II" of the Bank Act lists all subsidiaries of foreign banks with branches in Canada. The specific provisions of the Bank Act that govern a particular bank depend upon the schedule on which such bank is listed. As a Canadian domestic bank, the Bank is a "Schedule I Bank."

    The Bank, which ranks sixth among Canadian banks in terms of total assets, is present in each of Canada's provinces. It delivers an extensive range of financial services to individuals, commercial enterprises, financial institutions and governments both in Canada and abroad.

    Additional information regarding the Bank is included in the Bank's short-form prospectus related to the Bank Preferred Shares affixed to this Prospectus as Annex A.

PREFERRED SHARES OF THE BANK

    The authorized preferred capital of the Bank consists of an unlimited number of First Preferred Shares ("First Preferred Shares") and up to 15 million Second Preferred Shares which may be issued for a maximum aggregate consideration of C$1 billion and C$300 million, respectively, or the equivalent thereof in other currencies. The Board of Directors of the Bank may by resolution establish the terms of series of preferred shares. The Bank currently has six series of First Preferred Shares outstanding with an aggregate liquidation preference as of October 31, 1997 of C$376 million.

CANADIAN STATUTORY REQUIREMENTS

    Under Canadian law, the Bank is required to maintain adequate capital in relation to its operations. The Office of the Superintendent of Financial Institutions Canada (the "Superintendent") has issued guidelines concerning the maintenance of adequate capital (the "Capital Guideline") and has statutory authority to direct the Bank to increase its capital even if the Bank is in compliance with the Capital Guideline. Pursuant to the Capital Guideline, requirements are applied to the Bank on a consolidated basis including all subsidiaries except insurance subsidiaries or other regulated financial institutions whose leverage is inappropriate for a deposit-taking institution and that, because of their size, would have a material impact on the leverage of the consolidated entity. Under the Capital Guideline, it is expected that the Bank's total assets, including specified off-balance sheet items, should be no greater than 20 times the Bank's total capital. It is also expected that the Bank's total capital will not be less than 8% of risk-weighted assets and risk-weighted off-balance sheet items, unless a higher ratio is prescribed by the Superintendent. The Capital Guideline prescribes risk-weighting and the treatment of off-balance sheet items. The ratio of total capital to risk-weighted off-balance sheet items is the "risk-based capital ratio" and is based upon standards adopted by the Bank for International Settlement. The Capital Guideline recognizes two tiers of capital. Tier 1 capital comprises the highest quality capital elements based upon the attributes of permanence, freedom from mandatory fixed charges against earnings and subordination to the rights of depositors and other creditors. Tier 2 capital contributes to the overall strength of a bank as a going concern, but falls short in meeting the first two capital attributes described for Tier 1 capital. Tier 2 capital differentiates between Tier 2A hybrid (debt/equity) instruments and Tier 2B limited life instruments. Tier 1 capital elements consist of common shareholders' equity, qualifying noncumulative perpetual preferred shares and qualifying non-controlling interests in subsidiaries arising on consolidation from Tier 1 capital instruments. Tier 1 capital instruments and preferred shares qualifying as hybrid instruments in Tier 2A are intended to be permanent. When the share or instrument provides for redemption by the issuer after five years with supervisory approval, the Superintendent would not normally prevent such redemption by a healthy and viable bank when the instrument is or has been replaced by equal or higher quality capital including an increase in retained earnings, or if the bank is downsizing. All capital instruments must be issued and fully paid for in money or, with the approval of the Superintendent, in property. Net of amortization, the amount of Tier 2 capital may not exceed 100% of Tier 1 capital after deducting goodwill and, consequently, the Capital Guideline requires the amount of Tier 1 capital to be not less than 4% of risk-weighted assets and risk-weighted off-balance sheet items, unless a higher ratio is prescribed by the Superintendent. Also under the Capital Guideline, the amount of Tier 2B capital net of amortization shall not exceed 50% of Tier 1 capital after deducting goodwill.

    After giving effect to the issuance of the Series A Preferred Shares on September 3, 1997, the Tier 1 risk-based capital ratio and total risk-based capital ratio levels of the Bank as of October 31, 1997 were 8.1% and 11.3%, respectively. The Bank's Tier 1 risk-based capital ratio and total risk-based capital ratio were 6.9% and 10.2% at October 31, 1996, 6.8% and 10.4% at October 31, 1995 and 6.9% and 11.1% at October 31, 1994.

    Section 485 of the Bank Act requires Canadian banks to maintain adequate capital and adequate and appropriate forms of liquidity and to comply with related regulations. Under subsection 485(3), the Superintendent may, by order, direct a bank to increase its capital or to provide additional liquidity in such forms and amounts as the Superintendent may require. The Superintendent may act under subsection 485(3) even if a bank is in compliance with all applicable guidelines and regulations.

EXCHANGE EVENT

    Each of the Series A Preferred Shares will be exchanged automatically (the "Automatic Exchange") for one Bank Preferred Share (i) immediately prior to such time, if any, at which the Bank fails to declare and pay or set aside for payment when due any dividend on any issue of its cumulative First Preferred Shares or the Bank fails to pay or set aside for payment when due any declared dividend on any of its noncumulative First Preferred Shares, (ii) in the event that the Bank has a Tier 1 risk-based capital ratio of less than 4.0% or a total risk-based capital ratio of less than 8.0%, (iii) in the event that the Superintendent takes control of the Bank pursuant to the Bank Act, or proceedings are commenced for the winding-up of the Bank pursuant to the Winding-up and Restructuring Act (Canada), or (iv) in the event that the Superintendent, by order, directs the Bank to act pursuant to subsection 485(3) of the Bank Act and the Bank elects to cause the exchange (each, an "Exchange Event"). Immediately upon the occurrence of an Exchange Event, each Depositary Share will represent a one-fortieth interest in a Bank Preferred Share and no longer represent a fractional interest in a Series A Preferred Share. In connection with the Exchange Offer, the Bank Preferred Shares were registered with the Commission. See "Risk Factors-- Certain Risks Associated with the Bank" and "Description of Series A Preferred Shares--Automatic Exchange."

                                   NB FINANCE

    NB Finance was incorporated on September 3, 1997 under the laws of Bermuda. The Bank was the organizer of NB Finance. NB Finance was organized solely for the purpose of acquiring Mortgage Loans and issuing the Initial Mortgage Assets and other similar obligations to the Company. All of the ordinary shares of NB Finance are owned by the Bank. Pursuant to an order (the "OSFI Order") of the Superintendent, the acquisition of the common stock of NB Finance by the Bank was approved on September 2, 1997. Such approval was, however, conditional upon
(i) the Bank continuing to own at all times such common stock, (ii) NB Finance not incurring any indebtedness and (iii) NB Finance not engaging in any business activities other than the ownership of Mortgage Loans and activities incidental thereto. See "Business and Strategy--Description of the Initial Mortgage Loans." Accordingly, the Bank has indicated to the Company that it intends to maintain 100% ownership of the ordinary shares of NB Finance so long as the Initial Mortgage Assets issued by NB Finance or any other obligations of NB Finance are owned by the Company. The registered offices of NB Finance are located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. NB Finance does not have a telephone number.

    NB Finance's Memorandum of Association (the "Memorandum") and bye-laws (the "Bye-laws") both became operational on September 3, 1997. Pursuant to the Bye-laws, the duration of NB Finance is perpetual until it is wound up in accordance with Bermuda law. Notwithstanding the foregoing, immediately following notice to NB Finance that the Company has delivered a notice of an Exchange Event, the Board of Directors of NB Finance will convene a special meeting of stockholders for the purpose of approving the voluntary winding-up of NB Finance in accordance with Bermuda law.

                             ORGANIZATIONAL DIAGRAM

    The following diagram outlines the relationship between the Bank, the Company, NB Finance and Depositary relevant to the Offering:

                                     [LOGO]

------------------------

(1) CMHC-insured residential first mortgages originated by the Bank or acquired by the Bank from other NHA- Approved Lenders (as defined).

(2) Secured by residential real property and recourse only to the Initial Mortgage Loans.

(3) Subject to automatic exchange of the Bank Preferred Shares in certain circumstances. Series A Preferred Shares can be deposited with the Depositary against receipt of Depositary Shares.

(4) Each Depositary Share represents one-fortieth of an interest in a Series A Preferred Share.

                              SUMMARY RISK FACTORS

    The Depositary Shares offered hereby are subject to certain risks. See "Risk Factors." Among such risks are the following:

    - The Company's income consists principally of payments of interest and, therefore, is heavily dependent upon prevailing interest rates. Additionally, the Company's income is derived from Canadian dollars. Consequently, a significant decline in interest rates or in the value of the Canadian dollar may have an adverse effect on the Company, its assets and its ability to make dividend payments with respect to the Series A Preferred Shares and, accordingly, the Depositary Shares.

    - The Company's operations may be affected by prevailing real estate market conditions. Consequently, there can be no assurance that prevailing real estate market conditions will not adversely affect the Company's ability to pay dividends.

    - All of the residential real properties securing the Initial Mortgage Assets issued by NB Finance are, and in the future are expected to be, located outside the United States, primarily in Quebec, Ontario and New Brunswick. Consequently, the Company will be subject to the laws of a foreign jurisdiction with respect to any actions taken and may be subject to a greater risk of default than investments in comparable U.S. real property.

    - The Initial Mortgage Assets issued by NB Finance are recourse only to the Initial Mortgage Loans. Consequently, in the event of default on the Initial Mortgage Assets issued by NB Finance, the Company's only recourse will principally be foreclosure on the real property securing the Initial Mortgage Assets issued by NB Finance, and, in certain circumstances, CMHC insurance may not be available or receipt of payment thereof may be delayed.

    - Dividends on the Series A Preferred Shares are not cumulative. Consequently, if the Board of Directors does not authorize and declare a dividend on the Series A Preferred Shares for any particular quarterly dividend period, the holders of the Series A Preferred Shares and, accordingly, the Depositary Shares would not be entitled to recover such dividend even if funds are, or subsequently become, available for payment thereof.

    - As a subsidiary of the Bank, Canadian banking authorities could, under certain circumstances, impose certain restrictions on the operations of the Company. Consequently, under such circumstances, such restrictions could cause the Company to fail to qualify as a REIT as well as affect its ability to pay dividends.

    - The Company may not qualify as a REIT for United States federal income tax purposes. Consequently, the Company may be subject to United States federal income tax at normal corporate tax rates.

    - The Board of Directors may amend or revise the Company's policies and strategies in the future without a vote of stockholders, including holders of the Series A Preferred Shares and holders of Depositary Shares. Consequently, the holders of Series A Preferred Shares or Depositary Shares cannot preclude the Board of Directors from making such amendments or revisions even though the ultimate effect on the holders of Series A Preferred Shares and holders of Depositary Shares may be negative.

    - The assets of the Company consist of obligations that do not provide for complete amortization of principal over their term to maturity and, therefore, require a balloon payment. Consequently, holders of Series A Preferred Shares and holders of Depositary Shares may be accepting a greater degree of risk relative to an investment with underlying assets that are comprised of fully amortizing obligations.

    - The Company has not obtained a third party valuation of its assets for the purposes of the Offering. Consequently, there can be no assurance that the fair market value of such assets does not differ from the purchase price thereof.

    - Under certain circumstances, including when the Bank is experiencing financial difficulties or its financial condition is deteriorating, the Series A Preferred Shares could be exchanged automatically for Bank Preferred Shares. Immediately upon the occurrence of an Exchange Event, each Depositary Share will represent a one-fortieth interest in a Bank Preferred Share and will no longer represent a fractional interest in a Series A Preferred Share. Consequently, the Bank Preferred

      Shares would represent an investment in the Bank and not in the Company at a time when the Bank is experiencing such financial difficulties or such deterioration of financial condition.

    - The Company is dependent upon the Bank and its affiliates in virtually every phase of its operations. However, the interests of the Company and the Bank may not be identical. Consequently, because of the relationship between the Company and the Bank and its affiliates, conflicts of interest may arise between the Company and the Bank.

    - The assignment of the Initial Mortgage Loans to the Company has not been registered. Consequently, a bona fide purchaser who completes all necessary registration formalities prior to the Company would be recognized as the owner of the Initial Mortgage Loans.

    - The Company intends to list the Depositary Shares on the NYSE. The Company is under no obligation, and currently has no intention, to list the Series A Preferred Shares on a national exchange. Additionally, there is no existing market for the Series A Preferred Shares and there can be no assurance as to the liquidity of any markets that may develop, the ability of holders to sell their Series A Preferred Shares or the sale price thereof. Consequently, holders of Series A Preferred Shares may find it difficult to sell their Series A Preferred Shares or to sell their Series A Preferred Shares at a price equivalent to the purchase price thereof.

                             BUSINESS AND STRATEGY

GENERAL

    The Company's principal business objective is to acquire, hold, finance and manage Mortgage Assets that will generate net income for distribution to stockholders. The Mortgage Assets of the Company currently consist of (i) the Initial Mortgage Assets (sixteen hypothecation loans, in an aggregate amount at December 31, 1997 of US$457 million, issued by NB Finance to the Company that are recourse only to the Initial Mortgage Loans (which are sixteen pools of, at December 31, 1997, 11,692 CMHC-insured residential first mortgages, in an aggregate amount at December 31, 1997 of C$793 million (US$554 million) and that are secured by the residential real property underlying the Initial Mortgage Loans)) and (ii) cash. See "Business and Strategy--Description of the Initial Mortgage Assets" and "--Description of the Initial Mortgage Loans." The Company has acquired substantially all of its Mortgage Assets from the Bank and/or affiliates of the Bank on terms that are comparable to those that could be obtained by the Company if such Mortgage Assets were purchased from unrelated third parties. The Company may also from time to time acquire Mortgage Assets comparable to the Initial Mortgage Assets issued by NB Finance acquired from the Bank or from unrelated third parties. As of the date of this Prospectus, the Company has not entered into any agreements with third parties with respect to the purchase of Mortgage Assets. Other than with respect to the temporary investment of payments of interest and principal on its Mortgage Assets, the Company anticipates that it will purchase Mortgage Assets from unrelated third parties only if neither the Bank nor any affiliate of the Bank has an amount or type of Mortgage Assets sufficient to meet the requirements of the Company.

    The Company's current investment policy and current intention is to invest at least 90% of its portfolio in the Initial Mortgage Assets issued by NB Finance and obligations that are comparable to the Initial Mortgage Assets issued by NB Finance. Accordingly, potentially 10% of the Company's portfolio could consist of investments in other assets permitted under the Company's investment policy. See "Business and Strategy--Description of the Company's Investment Policy" and "--Description of the Company's Management Policies."

    The Company intends and has the ability to hold the Mortgage Loans to maturity unless there is a prepayment by the customer or a Mortgage Loan is impaired. Therefore the Mortgage Loans will be recorded as a long-term investment in the balance sheet of the Company.

    Pursuant to the OSFI Order, NB Finance is not permitted to engage in any business activities other than the ownership of Mortgage Loans and activities incidental thereto.

MANAGEMENT

    The Board of Directors of the Company is composed of five members, two of whom are Independent Directors. An "Independent Director" is a director who is not a current officer or employee of the Company or NB Finance or a current director, officer or employee of the Bank or any affiliate of the Bank. Pursuant to the terms of the Series A Preferred Shares, the Independent Directors must consider the interests of the holders of both the Preferred Stock and the Common Stock in determining whether any proposed action requiring their approval is in the best interests of the Company. The Company currently has six employees and does not anticipate that it will require additional employees. See "Management."

    The Board of Directors of NB Finance is composed of seven members, two of whom are Independent Directors. NB Finance currently has no employees and does not anticipate that it will require any employees. See "Management."

YEAR 2000 ISSUE

    Pursuant to the Advisory Agreement, dated as of September 3, 1997, between the Company and the Bank (the "Advisory Agreement"), the Bank administers the day-to-day activities of the Company. Pursuant to the Servicing Agreement, dated as of September 3, 1997, between the Company and the Bank (the "Servicing Agreement"), the Bank services the Mortgage Loans on behalf of the Company. See "Risk Factors--Relationship with the Bank and Its Affiliates; Conflicts of Interest," "--Dependence upon the Bank," "Business and Strategy--Description of the Initial Mortgage Loans" and "Management--The Bank as Advisor." Accordingly, the Company does not have a material Year 2000 issue.

    The Bank, as originator and servicer of the Mortgage Loans that underlie the Mortgage Assets and administrator of the day-to-day activities of the Company, has formulated a detailed plan to address the Year 2000 issue. The Bank expects to invest C$35 million dollars from 1997 through 2000 to modify computer software and hardware in relation to the Year 2000 issue. According to such plan, 30% of computer software and 20% of computer hardware were converted and certified accurate by December 31, 1997. By December 31, 1998, the Bank expects 95% of computer software and 50% of computer hardware will be converted and certified accurate. By March 31, 1999, the Bank expects that the conversion and certification of all remaining computer software and hardware will be complete. The plan and budget also provide for monitoring such conversion through the Year 2000.

    Pursuant to the OSFI Order, NB Finance is not permitted to engage in any business activities other than the ownership of Mortgage Loans and activities incidental thereto. Accordingly, NB Finance does not have a material Year 2000 issue.

                           TAX STATUS OF THE COMPANY

    The Company will elect to be taxable as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. As a REIT, the Company generally will not be liable for United States federal income tax to the extent that it distributes its income to the holders of its Common Stock and Preferred Stock, including the Series A Preferred Shares and, accordingly, Depositary Shares, and maintains its qualification as a REIT. See "United States Federal Income Tax Considerations--Qualifications of the Company as a REIT."

    A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute to stockholders at least 95% of its "REIT taxable income." REIT taxable income is essentially taxable income, as determined in accordance with the Code, with certain adjustments. The most significant of such adjustments are (i) no deduction is allowed for dividends received, (ii) a deduction is allowed for dividends paid (other than the portion of any dividend attributable to net income from foreclosure property) and for taxes imposed for failing to satisfy certain statutory REIT requirements, and (iii) net income from foreclosure property and net income derived from prohibited transactions is excluded from the determination. Notwithstanding its election to be taxable as a REIT, the Company may be subject to federal, state and/or local tax. See "Risk Factors--Tax Risks" and "United States Federal Income Tax Considerations."

                                  THE OFFERING

ISSUER............................  NB Capital Corporation, a Maryland corporation.

SECURITIES OFFERED................  2,464,000 Depositary Shares of the Company, each representing a one-fortieth interest in a share of 8.35%
                                    Noncumulative Exchangeable Preferred Stock, Series A, of
                                    the Company or, upon the occurrence of an Exchange
                                    Event, a one-fortieth interest in a 8.45% Noncumulative
                                    First Preferred Share, Series Z, of the Bank.

RANKING...........................  The Series A Preferred Shares represented by the
                                    Depositary Shares rank senior to the Common Stock with
                                    respect to dividend rights and rights upon liquidation.
                                    In order to qualify as a REIT, the capital stock of the
                                    Company must be held by at least 100 holders during
                                    approximately 90% or more of the taxable year beginning
                                    in the Company's second taxable year and in each
                                    subsequent taxable year. See "United States Federal
                                    Income Tax Considerations--Stock Ownership Tests." The
                                    Company has issued shares of a series of cumulative,
                                    senior preferred stock ("Senior Preferred Stock") with
                                    an aggregate liquidation preference of up to US$450,000
                                    and limited transferability to ensure that it meets, and
                                    will continue to meet, the 100 person ownership
                                    requirement for REIT status without having to constantly
                                    monitor the number of holders of Preferred Shares.
                                    Except for the Senior Preferred Stock, additional shares
                                    of Preferred Stock ranking senior to the Series A
                                    Preferred Shares may not be issued without the approval
                                    of holders of at least two-thirds of the Series A
                                    Preferred Shares and, accordingly, the Depositary
                                    Shares. Additional shares of Preferred Stock ranking on
                                    a parity with the Series A Preferred Shares may not be
                                    issued without the approval of a majority of the Board
                                    of Directors and a majority of the Independent
                                    Directors.

DIVIDENDS.........................  Dividends on the Series A Preferred Shares are payable at the rate of 8.35% per annum of the liquidation
                                    preference (an amount equal to US$83.50 per annum per
                                    share calculated by multiplying the annual dividend rate
                                    of 8.35% by the liquidation preference of US$1,000 per
                                    share, assuming authorization and declaration by the
                                    Board of Directors of four quarterly dividends), if,
                                    when and as authorized and declared by the Board of
                                    Directors. If authorized and declared, dividends are
                                    payable quarterly in arrears on the 30th day of March,
                                    June, September and December in each year, commencing
                                    December 30, 1997. Dividends accrue in each quarterly
                                    period from the first day of such period, whether or not
                                    dividends were paid with respect to the preceding
                                    period. Dividends on the Series A Preferred Shares are
                                    not cumulative and, accordingly, if no dividend is
                                    authorized and declared on the Series A Preferred Shares
                                    by the Board of Directors for a quarterly dividend

                                    period, holders of the Series A Preferred Shares and,
                                    accordingly, the Depositary Shares will have no right to
                                    receive a dividend for that period, and the Company will
                                    have no obligation to pay a dividend for that period,
                                    whether or not dividends are authorized, declared and
                                    paid for any future period with respect to either the
                                    Series A Preferred Shares or the Common Stock. If no
                                    dividend is paid on the Series A Preferred Shares and,
                                    accordingly, the Depositary Shares for a quarterly
                                    dividend period, the payment of dividends on the Common
                                    Stock will be prohibited for that period and at least
                                    the following three quarterly dividend periods. See
                                    "Description of Series A Preferred Shares--Dividends"
                                    and "Description of Depositary Shares--Dividends and
                                    Other Distributions."

                                    The Bank of Nova Scotia Trust Company of New York (the
                                    "Depositary") will distribute all cash dividends or
                                    other cash distributions and, in the event of a
                                    distribution other than in cash, property (unless the
                                    Depositary determines that it is not feasible to
                                    distribute such property, in which case it may, with the
                                    approval of the Company, sell such property and
                                    distribute the net proceeds from such sale) received in
                                    respect of the Series A Preferred Shares to record
                                    holders of Depositary Shares representing such Series A
                                    Preferred Shares in proportion to the number of
                                    Depositary Shares owned by such holder on the relevant
                                    record date. See "Description of Depositary Shares."

LIQUIDATION PREFERENCE............  Equivalent to US$25 per Depositary Share (i.e.,
                                    one-fortieth of the liquidation preference of a Series A
                                    Preferred Share). Upon liquidation, holders of the
                                    Depositary Shares will also be entitled to receive an
                                    amount equal to the quarterly accrued and unpaid
                                    dividend, if any, on the Series A Preferred Shares to
                                    the date of liquidation in proportion to the number of
                                    Depositary Shares owned by such holder.

DESCRIPTION OF DEPOSITARY           Each Depositary Share represents a one-fortieth interest
SHARES............................  in a Series A Preferred Share. The Series A Preferred
                                    Shares underlying the Depositary Shares will be
                                    deposited with the Depositary pursuant to the Deposit
                                    Agreement, to be dated as of            , 1998 among the
                                    Company, the Bank, the Depositary and the holders from
                                    time to time of depositary receipts (the "Depositary
                                    Receipts") issued by the Depositary to evidence the
                                    Depositary Shares. Subject to the terms of the Deposit
                                    Agreement, each owner of a Depositary Share will be
                                    entitled through the Depositary, in proportion to the
                                    one-fortieth interest in a Series A Preferred Share
                                    underlying such Depositary Share, to all rights,
                                    preferences and privileges of a Series A Preferred
                                    Share, including dividend, voting, redemption and
                                    liquidation rights, and will be subject to all of the
                                    limitations of the fractional share of Series A
                                    Preferred Shares represented thereby. See "Description
                                    of Depositary Shares" and "Description of Series A
                                    Preferred Shares."

REDEMPTION........................  The Series A Preferred Shares are not redeemable prior to September 3, 2007 (except upon the occurrence of a
                                    Tax Event, as defined in "Description of Series A
                                    Preferred Shares-- Redemption," on or after September 3,
                                    2002). On and after September 3, 2007, the Series A
                                    Preferred Shares may be redeemed for cash at the option
                                    of the Company, in whole or in part, at any time and
                                    from time to time, at the redemption prices set forth
                                    herein, plus the quarterly accrued and unpaid dividend,
                                    if any, thereon to the date of redemption. Upon the
                                    occurrence of a Tax Event, on or after September 3,
                                    2002, the Company will have the right to redeem the
                                    Series A Preferred Shares in whole (but not in part) at
                                    a redemption price equal to the Make-Whole Amount (as
                                    defined in "Description of Series A Preferred
                                    Shares--Redemption"), plus the quarterly accrued and
                                    unpaid dividend, if any, thereon to the date of
                                    redemption. Any redemption is subject to the prior
                                    written approval of the Superintendent. See "Description
                                    of Series A Preferred Shares--Redemption." The Series A
                                    Preferred Shares are not subject to any sinking fund or
                                    mandatory redemption and are not convertible into any
                                    other securities of the Company.

                                    When the Series A Preferred Shares underlying the
                                    Depositary Shares are subject to redemption, the
                                    Depositary Shares will be redeemed from the proceeds
                                    received by the Depositary resulting from the
                                    redemption, in whole or in part, of the Series A
                                    Preferred Shares held by the Depositary. The redemption
                                    price per Depositary Share will be equal to the
                                    applicable fraction of the redemption price per share
                                    payable with respect to the Series A Preferred Shares.

AUTOMATIC EXCHANGE................  Each of the Series A Preferred Shares will be exchanged automatically for one Bank Preferred Share upon the
                                    occurrence of an Exchange Event. See "Description of
                                    Series A Preferred Shares--Automatic Exchange."

                                    Immediately upon the occurrence of an Exchange Event,
                                    each Depositary Share will represent a one-fortieth
                                    interest in a Bank Preferred Share and no longer
                                    represent a fractional interest in a Series A Preferred
                                    Share.

VOTING RIGHTS.....................  Holders of the Series A Preferred Shares will not have any voting rights, except as expressly provided herein.
                                    On any matter on which holders of the Series A Preferred
                                    Shares may vote, each of the Series A Preferred Shares
                                    will be entitled to one vote and each holder of a
                                    Depositary Share will be entitled to instruct the
                                    Depositary as to the exercise of the voting rights
                                    pertaining to the number of whole Series A Preferred
                                    Shares underlying such holder's Depositary Shares. Each
                                    Depositary Share will, in effect, entitle the holders
                                    thereof to one-fortieth of one vote with respect to
                                    matters on which the Series A Preferred Shares are
                                    entitled to vote. See "Description of Series A Preferred
                                    Shares--Voting Rights" and "Description of Depositary
                                    Shares--Voting Rights."

OWNERSHIP LIMITS..................  Beneficial ownership by any individual of more than 5%
                                    of any outstanding series of Preferred Stock, including
                                    the Series A Preferred Shares and, accordingly, the
                                    Depositary Shares offered hereby, is restricted in order
                                    to preserve the Company's status as a REIT for United
                                    States federal income tax purposes. See "Description of
                                    Capital Stock--Restrictions on Ownership and Transfer."

RATINGS...........................  The Series A Preferred Shares are rated "a2" by Moody's
                                    Investors Service, Inc. and "BBB+" by Standard & Poor's
                                    Ratings Services. A security rating is not a
                                    recommendation to buy, sell or hold securities and may
                                    be subject to revision or withdrawal at any time by the
                                    assigning rating organization.

LISTING...........................  The Company intends to list the Depositary Shares on the
                                    NYSE.

USE OF PROCEEDS...................  There will be no proceeds to the Company from the
                                    Offering. The Initial Purchaser will receive the net
                                    proceeds from resale of Depositary Shares.

ERISA CONSIDERATIONS..............  Each holder of the Series A Preferred Shares or the
                                    Depositary Shares will be deemed to have approved the
                                    Company's investment in the Initial Mortgage Assets
                                    issued by NB Finance (as well as the other assets held
                                    by the Company and identified at the time of purchase)
                                    and represented and agreed that either (A) no part of
                                    the assets to be used by it to acquire and hold such
                                    Series A Preferred Shares or Depositary Shares
                                    constitutes the assets of any (I) employee benefit plan
                                    (as defined in Section 3(3) of the Employee Retirement
                                    Income Security Act of 1974, as amended ("ERISA"))
                                    subject to Title I of ERISA, (II) plan (as defined in
                                    section 4975(e)(1) of the Code) or (III) entity whose
                                    underlying assets include "plan assets" under Department
                                    of Labor Regulation 29 C.F.R. Section 2510.3-101
                                    (collectively, "Plans") or (B) one or more prohibited
                                    transaction statutory or class exemptions apply such
                                    that the use of such plan assets to acquire and hold
                                    such Series A Preferred Shares or Depositary Shares will
                                    not constitute a non-exempt prohibited transaction under
                                    ERISA or the Code.

                                    In addition, in the event that the Series A Preferred
                                    Shares and, accordingly, the Depositary Shares are not
                                    treated as "publicly-offered securities" (within the
                                    meaning of the above-referenced regulations) as of the
                                    dates on which the Offering and the Exchange Offer are
                                    consummated, then during the period commencing on such
                                    date and ending on the date on which the Series A
                                    Preferred Shares and, accordingly, the Depositary Shares
                                    become "publicly-offered securities," each Plan
                                    purchaser will be deemed to have appointed an
                                    independent fiduciary (the "Independent Fiduciary"),
                                    which will be identified by the Company to exercise any
                                    discretionary authority with respect to transactions
                                    involving both the Company and the Bank or any Bank
                                    affiliate. The Independent Fiduciary will be

                                    identified prior to any such transaction and will be
                                    subject to removal and replacement by a majority of the
                                    holders of the Series A Preferred Shares.

                                    Any Plan fiduciary that proposes to cause a Plan to
                                    invest in Depositary Shares should consult with its
                                    counsel with respect to the potential applicability of
                                    ERISA and the Code to such investment and whether any
                                    exemption or exemptions would be applicable and
                                    determine on its own whether all conditions of such
                                    exemption or exemptions have been satisfied. Any such
                                    Plan fiduciary should also determine whether the
                                    investment in Depositary Shares is permitted under the
                                    governing Plan instruments and is appropriate for the
                                    Plan in view of the overall investment policy and the
                                    composition and diversification of its portfolio.

                            SELECTED FINANCIAL DATA

    The selected financial data presented below (i) for the Company as of and for the period from August 20, 1997 (date of inception) to December 31, 1997 and
(ii) for NB Finance as of and for the period from September 3, 1997 (date of inception) to December 31, 1997 are derived from and are qualified by reference to the Financial Statements contained elsewhere in this Prospectus. The selected financial data presented below as of and for the periods presented have been derived from the audited financial statements of the Company that, in the opinion of management, include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for such period. The following financial data should be read in conjunction with the Financial Statements contained elsewhere in this Prospectus.

                                                                                                NB FINANCE, LTD.
                                                                       NB CAPITAL CORPORATION  -------------------
                                                                       ----------------------   SEPTEMBER 3, 1997
                                                                          AUGUST 20, 1997      (DATE OF INCEPTION)
                                                                       (DATE OF INCEPTION) TO          TO
                                                                         DECEMBER 31, 1997      DECEMBER 31, 1997
                                                                       ----------------------  -------------------
STATEMENT OF INCOME DATA:
Revenue..............................................................    US$     12,993,939     US$    14,364,680
Operating expenses...................................................             1,000,846            14,208,947
                                                                       ----------------------  -------------------
Operating profit.....................................................            11,993,093               155,733
Income tax...........................................................    US$         80,000     US$    --
                                                                       ----------------------  -------------------
Net income...........................................................    US$     11,913,093     US$       155,733
Ratio of Earnings to Fixed Charges
  and Preferred Dividends............................................                   1.4            --

BALANCE SHEET DATA:
Total assets.........................................................    US$    481,022,332     US$   593,532,430
Total liabilities....................................................               885,857           461,029,139
8.35% Noncumulative Exchangeable Preferred Stock, Series A...........                 3,000            --
Common stock.........................................................                     1                12,000
Contribution Surplus.................................................           476,431,381           132,335,558
Retained Earnings....................................................             3,702,093               155,733

                                  RISK FACTORS

    Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before purchasing Depositary Shares. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include those discussed below.

INTEREST RATE RISK AND MATURITY OF INITIAL MORTGAGE LOANS

    The Company's income currently consists of interest payments from the Initial Mortgage Assets issued by NB Finance. Interest and principal amounts generated by the Initial Mortgage Loans currently enable full payment with respect to the Initial Mortgage Assets. The Initial Mortgage Assets and the Initial Mortgage Loans mature between January 2000 and July 2001. Consequently,
(i) if there is a significant decline in interest rates at a time when the Company must reinvest payments of interest and principal, the Company may find it difficult to purchase additional Mortgage Assets or Mortgage Loans that generate sufficient income to support the payment of dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares, and (ii) there can be no assurance that a significant decline in interest rates would not adversely affect the Company's ability to pay dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares.

CURRENCY EXCHANGE RATE RISK

    The Company's income consists principally of interest payments from the Initial Mortgage Assets issued by NB Finance and obligations that are comparable to the Initial Mortgage Assets issued by NB Finance. While the Initial Mortgage Assets are, and the Company's future Mortgage Assets likely will be, denominated in United States dollars, Mortgage Loans are denominated and payable in Canadian dollars. Consequently, if there is a significant decrease in the value of the Canadian dollar, the value in U.S. dollars of the cash flow from Mortgage Loans assigned to the Company by NB Finance (including principal payments) may decrease, which may adversely affect the cash flow to the Company and the Company's ability to pay the dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares. From the beginning of 1994 to and including June 30, 1997, the exchange rate of the Canadian dollar to the United States dollar has ranged from C$1.3111 to US$1.00 on January 21, 1994 to C$1.4234 to US$1.00 on January 20, 1995; with an average for such period of C$1.3686 to US$1.00.

REAL ESTATE MARKET CONDITIONS

    The results of the Company's operations will be affected by various factors, many of which are beyond the control of the Company, such as: (i) local and other economic and political conditions affecting real estate values, particularly in Quebec, (ii) the level of interest income generated by the Company's Mortgage Assets, (iii) the market value of the Company's Mortgage Assets and (iv) the supply of and demand for the Company's Mortgage Assets. Further, there can be no assurance that the value of the Initial Mortgage Assets issued by NB Finance, or the value of the real property securing the Initial Mortgage Assets, will remain at the levels existing on the dates of origination of the Initial Mortgage Assets issued by NB Finance. Consequently, there can be no assurance that prevailing real estate market conditions will not adversely affect the Company's operations and its ability to pay dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares. These foregoing factors may also have an effect on the business and financial condition of the Bank. Consequently, such factors may increase the likelihood of an Exchange Event.

GEOGRAPHIC CONCENTRATION OF THE REAL PROPERTY SECURING THE INITIAL MORTGAGE
  ASSETS

    All of the real property securing the Initial Mortgage Assets is geographically concentrated in Canada, primarily located in Quebec, Ontario and New Brunswick, and the real property securing additional Mortgage Assets acquired by the Company is also expected to be geographically concentrated in Canada.

Consequently, any actions taken by or on behalf of the Company with respect to such real property will be dependent upon the laws of the jurisdictions in which such real property is located.

    In addition, from time to time Canada may experience weaker economic conditions and housing markets than the United States that may adversely affect the value of real property and mortgages thereon. Consequently, the Initial Mortgage Assets issued by NB Finance may be subject to a greater risk of default, individually and in the aggregate, than comparable obligations secured by U.S. real property or comparable obligations secured by real property that is less geographically concentrated.

LIMITED RECOURSE NATURE OF CERTAIN MORTGAGE ASSETS; LIMITATIONS ON CMHC
  INSURANCE

    The Initial Mortgage Assets issued by NB Finance are recourse only to the Initial Mortgage Loans, which have been assigned to the Company by NB Finance and are secured by residential real property underlying the Initial Mortgage Assets issued by NB Finance. Consequently, in the event of nonpayment of interest or other default on the Initial Mortgage Assets issued by NB Finance, the Company's only recourse will be to exercise its rights under the Initial Mortgage Loans (principally through foreclosure on the real property securing the Initial Mortgage Assets issued by NB Finance), either directly or through the Bank.

    It is anticipated that additional Mortgage Assets acquired by the Company will consist of similar limited recourse obligations. The CMHC insurance with respect to the Initial Mortgage Loans is not a guarantee of timely payment of principal and interest on such Mortgage Loans. Typically, CMHC will only make payments pursuant to its insurance after the approved lender has taken certain actions that may be time consuming and can cause delays in the receipt of such payments. In addition, the CMHC insurance will cease to be in force if any such Initial Mortgage Loan is sold to a person other than a lender approved by CMHC unless such Initial Mortgage Loan continues to be administered by CMHC or a lender approved by CMHC. The regulations of the CMHC stipulate that the terms of repayment of Mortgage Loans shall not be altered and that no derogation from the rights of the mortgagee against the mortgaged property by way of postponement, partial discharge or otherwise shall be granted without first obtaining the approval of the CMHC. Consequently, even though the Mortgage Loans are CMHC insured payments of principal and interest in respect of any Mortgage Loan in default may not, be available from CMHC or, if available, receipt thereof may be delayed.

TAX RISKS

    ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT.

    The Company operates so as to qualify as a REIT under the Code. Although the Company believes that it will be owned and organized and will operate in such a manner, and Shearman & Sterling has rendered an opinion, described under "United States Federal Income Tax Considerations" below, that, commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code, no transaction closely comparable to that contemplated herein has been the subject of any administrative pronouncement or judicial decision and no assurance can be given that the Company will be able to operate in such a manner so as to qualify as a REIT or to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control, and not addressed by the opinion of Shearman & Sterling, may affect the Company's ability to qualify as a REIT. Although the Company is not aware of any proposal in Congress to amend the tax laws in a manner that would materially and adversely affect the Company's ability to operate as a REIT, no assurance can be given that new legislation or new regulations, or future administrative interpretations or court decisions, will not significantly change the tax laws with respect to qualification as a

REIT or the United States federal income tax consequences of such qualification. The Company has issued shares of its Senior Preferred Stock to meet the 100 person ownership requirement for REIT status.

    The Company is relying on the opinion of Shearman & Sterling, counsel to the Company, regarding various issues affecting the Company's ability to qualify, and retain qualification, as a REIT. Such legal opinion is not binding on the Internal Revenue Service (the "IRS") or the courts and no assurance can be given that such opinion will not be challenged by the IRS.

    Consequently, (i) if the Company fails to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to United States federal income tax on its taxable income in the same manner as a regular, domestic corporation, (ii) as a result, the amount available for distribution to the Company's stockholders, including the holders of the Series A Preferred Shares and, accordingly, holders of Depositary Shares, would be reduced for the year or years involved and (iii) unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which REIT qualification was lost. The failure of the Company to qualify as a REIT would not necessarily give the Company the right to redeem the Series A Preferred Shares, nor would it give the holders of the Series A Preferred Shares the right to have their shares redeemed. See "Description of Series A Preferred Shares--Redemption."

    Notwithstanding the fact that the Company currently operates in a manner designed to enable it to qualify as a REIT, future economic, market, legal, tax and other considerations may cause the Board of Directors to determine that it is in the best interests of the Company and the holders of the Common Stock and the Series A Preferred Shares to revoke the Company's REIT election. As long as any of the Series A Preferred Shares are outstanding, any such determination by the Company may not be made without the approval of a majority of the Independent Directors. United States federal income tax law prohibits the Company from electing to be taxable as a REIT for the four taxable years following the year of such revocation. See "United States Federal Income Tax Considerations."

    REIT REQUIREMENTS WITH RESPECT TO STOCKHOLDER DISTRIBUTIONS.

    To qualify as a REIT under the Code, the Company is generally required each year to distribute as dividends to its stockholders at least 95% of its "REIT taxable income" (excluding capital gains). Failure to comply with this requirement would result in the Company failing to qualify as a REIT. Consequently, the Company would become subject to tax at normal corporate rates. In addition, the Company would be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions considered as paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for the calendar year, 95% of its capital gains net income for the calendar year and any undistributed taxable income from prior periods. Under certain circumstances, the Superintendent may restrict the ability of the Company, as a subsidiary of the Bank, to make distributions to its stockholders. Consequently, such a restriction could result in the Company's failing to satisfy the REIT requirements with respect to stockholder distributions. See "--Dividend and Other Regulatory Restrictions on Operations of the Company."

    REDEMPTION UPON OCCURRENCE OF A TAX EVENT.

    At any time following the occurrence of a Tax Event on or after September 3, 2002, even if such Tax Event occurs prior to September 3, 2007, the Company will have the right to redeem the Series A Preferred Shares in whole but not in part, subject to the prior written approval of the Superintendent. The occurrence of a Tax Event will not, however, give the holders of the Series A Preferred Shares or holders of Depositary Shares any right to have such shares redeemed. See "Description of Series A Preferred Shares--Redemption."

    AUTOMATIC EXCHANGE UPON OCCURRENCE OF AN EXCHANGE EVENT.

    Upon the occurrence of an Exchange Event, the outstanding Series A Preferred Shares will be exchanged automatically on a one-for-one basis for Bank Preferred Shares. Immediately upon the occurrence of an Exchange Event, each Depositary Share will represent a one-fortieth interest in a Bank Preferred Share and will no longer represent a fractional interest in a Series A Preferred Share. See "Description of Series A Preferred Shares--Automatic Exchange" and "Description of Depositary Shares--Automatic Exchange." The Automatic Exchange will be a taxable event. Consequently, each holder of the Series A Preferred Shares will have a gain or loss, as the case may be, equal to the difference between the basis of such holder in the Series A Preferred Shares and the fair market value of the Bank Preferred Shares received in the Automatic Exchange and each holder of the Depositary Shares will have a gain or loss, as the case may be, equal to the difference between the basis of such holder in the Depositary Shares and the proportionate fair market value of Bank Preferred Shares represented by the Depositary Shares immediately upon the occurrence of an Exchange Event. See "United States Federal Income Tax Considerations--Tax Treatment of Automatic Exchange."

    CHANGES IN TAX LAW.

    Under current tax law, payments on the Initial Mortgage Loans and the Initial Mortgage Assets issued by NB Finance are not subject to any imposition of withholding tax. There can be no assurance, however, that as a result of any change in any applicable law, treaty, rule or regulation or any interpretation thereof, the payments on the Initial Mortgage Loans or the Initial Mortgage Assets issued by NB Finance might not in the future become subject to withholding tax. In the event that any withholding tax is imposed on payments of interest on the Initial Mortgage Loans, neither NB Finance nor the Company will be entitled to receive additional amounts to compensate for such withholding tax and accordingly, such tax would reduce the amount available to make payments on the Initial Mortgage Assets issued by NB Finance. Consequently, there can be no assurance that the remaining payments on the Initial Mortgage Assets issued by NB Finance would be sufficient to make timely payments of dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares.

    OWNERSHIP OF THE SERIES A PREFERRED SHARES.

    If the possibility of the occurrence of the Automatic Exchange caused the Bank to be viewed from the date of issuance of the Series A Preferred Shares as the holder for U.S. federal income tax purposes of the Series A Preferred Shares, distributions on the Series A Preferred Shares would be subject to withholding of United States federal income tax at a 30% rate. Consequently, the Company, as withholding agent, would be liable for the payment of such tax, which would reduce the amount available to pay dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares.

DIVIDENDS NOT CUMULATIVE

    Dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares, are not cumulative. The Board of Directors may determine, in its business judgment, that it would be in the best interests of the Company to pay less than the full amount of the stated dividend on the Series A Preferred Shares and, accordingly, the Depositary Shares, or no dividend for any quarterly dividend period, notwithstanding that funds are available to pay such dividend. Factors that may be considered by the Board of Directors in making this determination are the Company's financial condition and capital needs, legal or regulatory requirements, economic conditions and such other factors as the Board may deem relevant. Consequently, if the Board of Directors does not authorize and declare a dividend on the Series A Preferred Shares for a quarterly dividend period, the holders of the Series A Preferred Shares and, accordingly, the Depositary Shares, would not be entitled to recover such dividend, even if funds are, or subsequently become, available for payment thereof. Notwithstanding the foregoing, to remain qualified as a REIT, the Company must distribute annually at least 95% of its "REIT taxable income" (not including capital gains) to stockholders. See "--Tax Risks" below and "United States Federal Income Tax Considerations--Taxation of the Company."

DIVIDEND AND OTHER REGULATORY RESTRICTIONS ON OPERATIONS OF THE COMPANY

    Because the Company and NB Finance are subsidiaries of the Bank, the Superintendent has the right to examine the Company and NB Finance and their respective activities. Under certain circumstances, including any determination that the Bank's relationship with the Company or NB Finance results in an unsafe and unsound banking practice, the Superintendent has the authority to restrict the ability of the Company or NB Finance to transfer assets, to engage in transactions with the Bank, to make distributions to their stockholders (including dividends to the holders of the Series A Preferred Shares and, accordingly, the Depositary Shares, as described below) or to redeem shares of Preferred Stock. The Superintendent could also require the Bank to sever its relationship with or divest its ownership of the Company. Consequently, such actions could potentially result in the Company's failure to pay dividends in respect of the Series A Preferred Shares and, accordingly, the Depositary Shares or failure to qualify as a REIT, and therefore, result in the Company being (i) subject to United States income tax in the same manner as a regular, domestic corporation and (ii) unless entitled to relief, disqualified from treatment as a REIT for four taxable years following the year during which such qualification was lost. Failure to qualify as a REIT would not necessarily give the Company the right to redeem the Series A Preferred Shares or give the holders thereof the right to have the Series A Preferred Shares redeemed. See "--Tax Risks." In addition, as subsidiaries of the Bank, the Company and NB Finance are subject to supervision by U.S. bank regulators.

RISK OF FUTURE REVISIONS IN POLICIES AND STRATEGIES BY BOARD OF DIRECTORS

    The Board of Directors has established the investment policies and operating policies and strategies of the Company, certain of which are described in this Prospectus. These policies may be amended or revised from time to time at the discretion of the Board of Directors (in certain circumstances subject to the approval of a majority of the Independent Directors) without a vote of the Company's stockholders, including holders of the Series A Preferred Shares and, accordingly, the Depositary Shares. Consequently, holders of the Series A Preferred Shares and, accordingly, the Depositary Shares cannot preclude the Board of Directors from revising such policies and strategies and the ultimate effect of such revision in the policies and strategies of the Company on a holder of the Series A Preferred Shares and, accordingly, the Depositary Shares may be negative. See "Business and Strategy--Management Policies and Programs."

BALLOON PAYMENTS

    The Initial Mortgage Loans do not provide for the complete amortization of the principal balance thereof over their term to maturity. Accordingly, a principal payment equal to the original balance of such Initial Mortgage Loan less any principal payment thereon will be due on each Initial Mortgage Loan at its maturity date. The ability of the borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. In attempting to do so, the borrower will be affected by a number of factors, including the level of available mortgage rates at the time of attempted sale or refinancing, the mortgagor's equity in the mortgaged property, and prevailing economic conditions and the availability of credit for residential real estate generally. Consequently, Mortgage Loans requiring balloon payments may involve a greater degree of risk than fully amortizing loans.

NO THIRD PARTY VALUATION OF THE MORTGAGE ASSETS; NO ARM'S-LENGTH NEGOTIATIONS
  WITH AFFILIATES

    The Company and the Bank believe that the fair market value of the Initial Mortgage Assets issued by NB Finance at acquisition was at least equal to the amount that the Company paid for the Initial Mortgage Assets issued by NB Finance (approximately US$477 million). However, no third party valuations were obtained for purposes of the Offering. Consequently, there can be no assurance that the fair market value of the Initial Mortgage Assets issued by NB Finance did not differ from the amount that the Company paid for the Initial Mortgage Assets issued by NB Finance.

    In addition, it is not anticipated that any third party valuations will be obtained in connection with future acquisitions and dispositions of Mortgage Assets even in circumstances in which an affiliate of the

Company is selling such Mortgage Assets to, or purchasing such Mortgage Assets from, the Company. Consequently, although the Company and the Bank intend that future acquisitions or dispositions of Mortgage Assets will be on a fair market value basis, there can be no assurance that the consideration to be paid (or received) by the Company to (or from) the Bank or any of its affiliates in connection with future acquisitions or dispositions of Mortgage Assets will not differ from the fair market value of such Mortgage Assets.

RELATIONSHIP WITH THE BANK AND ITS AFFILIATES; CONFLICTS OF INTEREST

    The Bank and its affiliates are involved in virtually every aspect of the Company's existence. The Bank is the sole holder of the Common Stock and administers the day-to-day activities of the Company under the Advisory Agreement. The Bank also services Mortgage Loans on behalf of the Company under the Servicing Agreement. In addition, other than the Independent Directors, all of the officers and directors of the Company are also officers and/or directors of the Bank and/or affiliates of the Bank. As the holder of all of the outstanding voting stock of the Company, the Bank will have the right to elect all directors of the Company, including the Independent Directors.

    The Bank and its affiliates may have interests which are not identical to those of the Company. Consequently, conflicts of interest may arise with respect to transactions, including, without limitation, the issuance of the Initial Mortgage Assets; future acquisitions of Mortgage Assets from the Bank and/or affiliates of the Bank; servicing of Mortgage Loans (including the Initial Mortgage Loans); future dispositions of Mortgage Assets to the Bank or affiliates of the Bank; and the renewal, termination or modification of the Advisory Agreement or the Servicing Agreement. It is the intention of the Company and the Bank that any agreements and transactions between the Company, on the one hand, and the Bank and/or its affiliates, on the other hand, be fair to all parties and consistent with market terms, including the prices paid and received for Mortgage Assets or in connection with the servicing of Mortgage Loans. The requirement in the Company's Charter that certain actions of the Company be approved by a majority of the Independent Directors is also intended to ensure fair dealings between the Company and the Bank and its affiliates. However, there can be no assurance that such agreements or transactions will be on terms as favorable to the Company as those that could have been obtained from unaffiliated third parties. See "Business and Strategy--Management Policies and Programs--Conflict of Interest Policies."

DEPENDENCE UPON THE BANK

    Pursuant to the Advisory Agreement, the Bank administers the day-to-day operations of the Company. Pursuant to the Servicing Agreement, the Bank services the Initial Mortgage Loans on behalf of, and as agent for, the Company. Consequently, (i) the Company is dependent for the selection, structuring and monitoring of its Mortgage Assets on the diligence and skill of the officers and employees of the Bank and (ii) the Company is dependent upon the expertise of the Bank for the servicing of Mortgage Loans. The Bank may subcontract all or a portion of its obligations under the Advisory Agreement, and the Bank may subcontract all or a portion of its obligations under the Servicing Agreement, to one or more affiliates, and under certain conditions to non-affiliates, involved in the business of managing Mortgage Assets. Consequently, in the event the Bank subcontracts its obligations in such a manner, the Company will be dependent upon the subcontractor to provide services. See "Management--The Bank" and "Business and Strategy--Servicing."

UNREGISTERED SALE AND ASSIGNMENT OF INITIAL MORTGAGE LOANS

    In order to avoid significant transaction costs, the Company has not and does not currently intend to register its interest in the Initial Mortgage Loans in the registry offices where the properties securing the Initial Mortgage Loans are located. Under Quebec law, such registration formalities are required in order for the mortgagors under the Initial Mortgage Loans and third parties to recognize the Company's interest in the Initial Mortgage Loans. Accordingly, if the Bank were to sell the Initial Mortgage Loans in breach of its fiduciary obligations to the Company to a bona fide third party purchaser, such purchaser's interest in the Initial Mortgage Loans could take priority over that of the Company. Such purchaser would, however, have to register its interest in the Initial Mortgage Loans prior to the Company registering its interest therein. Currently, the Bank continues to be the registered owner of the Initial Mortgage Loans. The Company can complete the necessary registration formalities at any time.

ABSENCE OF PUBLIC MARKET

    The Company intends to list the Depositary Shares on the NYSE. The Company is under no obligation, and currently has no intention, to list the Series A Preferred Shares on a national exchange. Additionally, there is no existing market for the Series A Preferred Shares and there can be no assurance as to the liquidity of any markets that may develop for the Series A Preferred Shares, the ability of the holders to sell their Series A Preferred Shares or at what price holders of the Series A Preferred Shares will be able to sell their Series A Preferred Shares. Future liquidity and trading prices of the Series A Preferred Shares will depend on many factors including, among other things, prevailing interest rates, the Company's operating results, the market for similar securities and whether the Series A Preferred Shares are listed on a national exchange. The Initial Purchaser has informed the Company that the Initial Purchaser may make a market in the Series A Preferred Shares. However, the Initial Purchaser is not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Series A Preferred Shares. In addition, such market making activity will be subject to the limits of the Securities Act and may be limited in duration. Consequently, holders of Series A Preferred Shares may find it difficult to sell their Series A Preferred Shares or to sell their Series A Preferred Shares at a price equivalent to the purchase price thereof.

RISKS ASSOCIATED WITH THE BANK

    AUTOMATIC EXCHANGE.

    The purchase of Series A Preferred Shares and, accordingly, Depositary Shares involves risks to the holder of such shares with respect to the performance and capital levels of the Bank. An imminent failure to pay dividends on preferred shares of the Bank when due, a decline in the capital levels of the Bank or an act of the Superintendent could result in the Series A Preferred Shares being exchanged automatically for the Bank Preferred Shares. Immediately upon the occurrence of an Exchange Event, each Depositary Shares will represent a one-fortieth interest in a Bank Preferred Share and will no longer represent a fractional interest in a Series A Preferred Share. Consequently, (i) the Bank Preferred Shares would be an investment in the Bank and not in the Company and
(ii) as a result of an Exchange Event, holders of the Series A Preferred Shares would be required to exchange their Series A Preferred Shares for Bank Preferred Shares and become preferred shareholders of the Bank and Depositary Shares will represent an interest in preferred shares of the Bank at a time when the Bank is experiencing financial difficulties or its financial condition is deteriorating or when the Bank has been taken over by the Superintendent or proceedings for the winding-up of the Bank have been commenced. An Exchange Event includes the Superintendent electing to cause the Automatic Exchange.

    INVESTMENT IN THE BANK.

    An investment in the Bank is also subject to risks that are distinct from the risks associated with an investment in the Company, including the general risks inherent in equity investments in <#>depository</#> institutions. In the event of a winding-up of the Bank, the claims of depositors and secured, senior, general and subordinated creditors of the Bank would be entitled to a priority of payment over the claims of holders of equity interests, such as the Bank Preferred Shares. Consequently, if the Bank were to be wound up, the holders of the Series A Preferred Shares likely and, accordingly, Depositary Shares would receive, if anything, substantially less than they would have received had the Series A Preferred Shares not been exchanged for and, accordingly, the Depositary Shares did not represent the Bank Preferred Shares.

    DIVIDEND RESTRICTIONS ON BANK PREFERRED SHARES.

    If an Exchange Event occurs, the Bank would likely be prohibited from paying dividends on the Bank Preferred Shares. The Bank's ability to pay dividends on the Bank Preferred Shares would also be subject to various restrictions under applicable regulations and certain contractual provisions. In addition, dividends on the Bank Preferred Shares and, accordingly, Depositary Shares representing Bank Preferred Shares owned by U.S. investors will generally be subject to Canadian nonresident withholding tax. Immediately upon the occurrence of an Exchange Event, each Depositary Share will represent a one-fortieth interest in a Bank Preferred Share and will no longer represent a fractional interest in a Series A Preferred Share. Consequently, in the event of an Exchange Event, holders of Series A Preferred Shares automatically exchanged for Bank Preferred Shares and Depositary Shares representing Bank Preferred Shares would likely receive no dividends or, in the alternative, if dividends were paid on the Bank Preferred Shares, holders of Series A Preferred Shares automatically exchanged for Bank Preferred Shares and Depositary Shares representing Bank Preferred Shares would become subject to Canadian nonresident withholding tax. The Bank currently has outstanding three series of cumulative First Preferred Shares and three series of non-cumulative First Preferred Shares. The Bank may not, without the approval of the holders of all such series and any future series, create or issue any shares ranking in priority to or equally therewith if any cumulative dividends have not been declared and paid or set aside for payment or any declared and unpaid non-cumulative dividends have not been paid or set aside for payment. Immediately prior to any failure by the Bank to declare and pay or set aside for payment, the Series A Preferred Shares will be automatically exchanged for Bank Preferred Shares. See "Canadian Federal Income Tax Considerations." Potential holders of the Series A Preferred Shares should carefully consider the foregoing.

CANADIAN LEGAL CONSIDERATIONS

    A mortgagee (referred to in the Province of Quebec as a "hypothecary creditor") holding a mortgage (referred to in the Province of Quebec as a "hypothec") on a residential property located in the Province of Quebec may, when the mortgagor is in default and the mortgagee's claim is due and payable, take possession of such residential property in payment of its claim or have the property sold by judicial authority. Such mortgagee must notify the mortgagor at least 60 days prior to taking any action and register such notice at the appropriate registry office for the residential property before it may seek any remedies. If at the time the mortgagee's prior notice is registered the mortgagor has discharged at least one-half of the obligations secured by the mortgage, the mortgagee must obtain court authorization prior to exercising its remedy of taking the property in payment. Subsequent mortgagees or the mortgagor may, within the 60-day period following the registration of the mortgagee's notice, require the mortgagee to abandon its remedy of taking the property in payment and, instead, have the property sold by judicial authority. In order to exercise this right, a subsequent mortgagee must furnish a bond guaranteeing that the price at which the property will be sold at a judicial sale will satisfy in full the prior mortgagee's claim.

    Under Quebec law, until a mortgagor is notified of the transfer of the mortgagee's interest in the mortgage, the mortgagor or any third party, including a trustee in bankruptcy, may not be bound by such transfer. Furthermore, until such transfer is registered at the registry office where the mortgaged property is located, and a certified statement of registration is furnished to the mortgagor, the transferee's rights may be subject to the rights, title and interest of a subsequent assignee of the mortgage that has properly registered its interest therein and notified the mortgagor thereof.

    For residential properties outside the Province of Quebec, remedial proceedings in the nature of foreclosure or sale by power of sale may be taken to enforce the rights of a mortgagee when a mortgagor is in default, provided that there has been compliance with the laws of the local jurisdiction.

    Most provinces in Canada, including Quebec, have laws, public policy and general principles of equity relating to the protection of mortgagors. Consequently, depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Company to collect all or part of the principal of or interest on the Initial Mortgage Loans, may entitle mortgagors to a refund of amounts previously paid and, in addition, could subject the Company to damages and administrative sanctions.

                      THE BANK, THE COMPANY AND NB FINANCE

THE BANK

    The Bank was formed through a series of amalgamations and its roots date back to 1859 with the founding of the Banque Nationale in Quebec City. The Bank, which ranks sixth among Canadian banks in terms of total assets, is present in each of Canada's provinces. It delivers an extensive range of financial services to individuals, commercial enterprises, financial institutions and governments both in Canada and abroad. The Bank Preferred Shares, if issued, will be a series of First Preferred Shares. Additional information regarding the Bank is included in the Bank's short-form prospectus related to the Bank Preferred Shares affixed to this Prospectus as Annex A.

THE COMPANY

    On August 20, 1997, the Company was incorporated under the laws of the State of Maryland for the purpose of providing U.S. investors with the opportunity to invest in Canadian residential mortgages and other real estate assets. The Company began operations on September 3, 1997. The Company's principal business objective is to acquire, hold, finance and manage Mortgage Assets that will generate net income for distribution to stockholders. Mortgage Assets are obligations secured by real property as well as certain other qualifying REIT assets. The Company's Mortgage Assets currently consist of (i) sixteen hypothecation loans (the "Initial Mortgage Assets") issued to the Company by NB Finance that are recourse only to sixteen pools of, at December 31, 1997, 11,692 Mortgage Loans (the "Initial Mortgage Loans") and (ii) cash. Mortgage Loans consist of CMHC-insured residential first mortgages that are secured by real property located in Canada. See "Business and Strategy--Description of Initial Mortgage Assets" and "-- Description of Initial Mortgage Loans." At least 90% of the Company's Mortgage Assets consist of obligations that are recourse only to Mortgage Loans and that are secured by real property.

    Generally, the Company acquired its Mortgage Assets from the Bank and affiliates of the Bank. The Company may also from time to time, however, acquire Mortgage Assets from unrelated third parties. The Bank administers the day-to-day operations of the Company under the Advisory Agreement. All of the Common Stock is owned by the Bank. The Company will elect to be taxable as a REIT under the Code and will generally not be liable for United States federal income tax to the extent that it distributes its income to its stockholders and maintains its qualification as a REIT. For a further description of the operations of the Company, see "Business and Strategy," "Management," "Risk Factors" and "United States Federal Income Tax Considerations."

    The Series A Preferred Shares will be exchanged automatically on a one-for-one basis for the Bank Preferred Shares upon the occurrence of the Exchange Event. Immediately upon the occurrence of an Exchange Event, each Depositary Share will represent a one-fortieth interest in a Bank Preferred Share and no longer represent a fractional interest in a Series A Preferred Share. CONSEQUENTLY, HOLDERS OF THE SERIES A PREFERRED SHARES COULD BE REQUIRED TO EXCHANGE THEIR SERIES A PREFERRED SHARES FOR BANK PREFERRED SHARES AND HOLDERS OF DEPOSITARY SHARES COULD HOLD A FRACTIONAL INTEREST IN BANK PREFERRED SHARES, WITHOUT ANY ACTION BY THE HOLDER THEREOF, AT A TIME WHEN THE BANK IS EXPERIENCING FINANCIAL DIFFICULTIES OR ITS FINANCIAL CONDITION IS DETERIORATING OR WHEN THE SUPERINTENDENT HAS TAKEN CONTROL OF THE BANK OR PROCEEDINGS FOR THE WINDING-UP OF THE BANK HAVE BEEN COMMENCED. See "Description of Series A Preferred Shares--Automatic Exchange."

NB FINANCE

    On September 3, 1997, NB Finance was incorporated under the laws of Bermuda. NB Finance was organized solely for the purpose of acquiring Mortgage Loans and issuing Initial Mortgage Assets, and other similar obligations, to the Company. Pursuant to the OSFI Order, NB Finance is not permitted to incur any indebtedness or engage in any business activities other than the ownership of Mortgage Loans and activities incidental thereto.

                                USE OF PROCEEDS

    There will be no proceeds to the Company from the Offering. The Initial Purchaser will receive the net proceeds from the resale of the Depositary Shares.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of December 31, 1997:

                                                                                          DECEMBER 31, 1997
                                                                                    ------------------------------
                                                                                     (IN THOUSANDS, EXCEPT SHARE
                                                                                                DATA)
Debt
Total long-term debt..............................................................                      --
                                                                                              ------------
Stockholders' Equity
  Series A Preferred Shares represented by the Depositary Shares offered hereby,
    US$.01 par value per share; 10,000,000 shares authorized, 300,000 shares
    issued and outstanding, actual and as adjusted................................          US$          3
  Common Stock, US$.01 par value per share; 1,000 shares authorized, 100 shares
    issued and outstanding, actual and as adjusted................................                      --
Additional paid-in capital........................................................                 476,431
Retained earnings.................................................................                   3,702
                                                                                              ------------
  Total stockholders' equity......................................................                 480,136
                                                                                              ------------
  Total Capitalization............................................................          US$    480,136
                                                                                              ------------
                                                                                              ------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF LIQUIDITY AND CAPITAL RESOURCES

THE COMPANY

    GENERAL.

    The Company was incorporated on August 20, 1997 and is a Maryland corporation. The Company's principal business objective is to acquire, hold, finance and manage assets consisting of obligations secured by real property as well as other qualifying REIT assets. On September 3, 1997, the Company issued US$300 million of Preferred Stock and, simultaneously, received a capital contribution from the Bank of US$183 million. The Company used the aggregate net proceeds of US$477 million to acquire the Initial Mortgage Assets issued by NB Finance. The Company is under no obligation, and currently has no intention, to list the Series A Preferred Shares on a national exchange. The Company intends to list the Depositary Shares on the NYSE. In connection with its organization, the Company has incurred significant legal and other advisory fees which will not be recurring.

    LIQUIDITY AND CAPITAL RESOURCES.

    The Company's principal short-term and long-term liquidity needs are to pay quarterly dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares, to pay fees and expenses of the Bank pursuant to the Servicing Agreement and the Advisory Agreement, and to pay franchise fees and expenses of advisors, if any, to the Company. The Company does not have any indebtedness (current or long-term), other material capital expenditures, balloon payments or other payments due on other long-term obligations. No negative covenants have been imposed on the Company.

    The Company's revenues are derived from its Mortgage Assets. As of December 31, 1997, the US$457 million of Initial Mortgage Assets issued by NB Finance are over-collateralized by the C$793 million (US$554 million) of Initial Mortgage Loans. The Company believes that the amounts generated from the payment of interest and principal on such Initial Mortgage Loans will provide more than sufficient funds to make full payments with respect to the Initial Mortgage Assets issued by NB Finance and that such payments will provide the Company with sufficient funds to meet its operating expenses and to pay quarterly dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares. To the extent that the cash flow from its Mortgage Assets exceeds those amounts, the Company will use the excess to fund the acquisition of additional Mortgage Assets and make distributions on the Common Stock.

    SIGNIFICANT ACCOUNTING POLICY.

    The Company's financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The Company has been organized and will elect to be taxable as a REIT under the Code and, as such, expects to pay an aggregate amount of dividends with respect to its outstanding shares of stock equal to not less than 100% of its REIT taxable income, subject to certain adjustments. In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its REIT taxable income, subject to certain adjustments. As a REIT, the Company will not generally be liable for United States federal income tax to the extent it complies with the foregoing criteria.

NB FINANCE

    GENERAL.

    NB Finance was organized on September 3, 1997 under the laws of Bermuda. NB Finance was organized solely for the purpose of acquiring Mortgage Loans and issuing the Initial Mortgage Assets, and other similar obligations, to the Company. Pursuant to the OSFI Order, NB Finance is not permitted to incur any indebtedness or engage in any business activities other than ownership of Mortgage Loans and activities incidental thereto. Pursuant to the Loan Agreement, dated September 3, 1997, between NB

Finance and the Company, NB Finance issued to the Company the Initial Mortgage Assets for US$477 million. The proceeds from the issuance of the Initial Mortgage Assets, in addition to a deemed capital contribution from the Bank, were used to acquire the Initial Mortgage Loans from the Bank for C$828 million (US$596 million).

    LIQUIDITY AND CAPITAL RESOURCES.

    NB Finance's principal short-term and long-term liquidity needs are to, with respect to the Initial Mortgage Assets, pay principal when due (maturity dates range between January 2000 to January 2011) and monthly interest payments. Pursuant to the terms of the Mortgage Loan Assignment Agreement, dated September 3, 1997, between the Company, NB Finance and the Bank (the "Mortgage Loan Assignment Agreement"), NB Finance has assigned its entire right, title and interest in, to and under the Initial Mortgage Loans to the Company and permits the Company to administer, perform and enforce the Initial Mortgage Loans. Pursuant to the Servicing Agreement, the Initial Mortgage Loans are serviced by the Bank. Accordingly, no interest or principal payments with respect to the Initial Mortgage Assets are made directly by NB Finance.

    NB Finance's revenues are derived from its Mortgage Loans. As of December 31, 1997, the US$457 million of Initial Mortgage Assets are over-collateralized by C$793 million (US$554 million) of the Initial Mortgage Loans. Pursuant to the Mortgage Loan Assignment Agreement, all payments made in respect of the Initial Mortgage Loans are made to the Company (through the Bank as servicer under the Servicing Agreement). Any such amount, if any, in excess of the amount due and payable on the Initial Mortgage Assets is remitted to NB Finance. Pursuant to the OSFI Order, NB Finance is not permitted to incur indebtedness, nor does it have any other material capital expenditures, balloon payments or other payments due on long-term obligations. No negative covenants have been imposed on NB Finance.

    SIGNIFICANT ACCOUNTING POLICIES.

    NB Finance's financial statements are prepared in accordance with generally accepted accounting principles in Canada and are expressed in U.S. dollars. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's best knowledge of current events and actions that NB Finance may undertake in the future, actual results could differ from the estimates. NB Finance does not pay any income taxes on Bermuda income.

    The Mortgage loans are recorded at their principal amounts less allowances for credit losses. The premium paid on mortgage loans is amortized on a straight-line basis over a three-year period.

    Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at year-end rates of exchange. Revenue and expense items are translated at rates prevailing at the transaction dates. Gains and losses resulting from translation are reflected in the statement of income. NB Finance uses cross currency swaps to manage the currency risk exposure of the mortgage loans. The gains and losses resulting from the valuation of these instruments are deferred and amortized to income over the life of the hedged assets.

                             BUSINESS AND STRATEGY

GENERAL

    The Company's principal business objective is to acquire, hold, finance and manage Mortgage Assets that will generate net income for distribution to stockholders. Mortgage Assets are obligations secured by real property, as well as certain other qualifying REIT assets. Currently, the Company's Mortgage Assets consist of (i) sixteen hypothecation loans issued to the Company by NB Finance (the "Initial Mortgage Assets") that are recourse only to the sixteen pools of, at December 31, 1997, 11,692 CMHC-insured residential first mortgages secured by real property located in Canada (the "Initial Mortgage Loans") and
(ii) cash. The Company acquired the Initial Mortgage Assets issued by NB Finance for an aggregate purchase price of approximately US$477 million. See "--Description of Initial Mortgage Assets" and "-- Description of Initial Mortgage Loans."

    In order to preserve its status as a REIT under the Code, substantially all of the assets of the Company consist of the Initial Mortgage Assets issued by NB Finance and other real estate assets that are of the type set forth in Section 856(c)(6)(B) of the Code. See "United States Federal Income Tax Considerations."

    NB Finance was organized solely for the purpose of acquiring Mortgage Loans and issuing the Initial Mortgage Assets, and other similar obligations, to the Company. Pursuant to the OSFI Order, NB Finance is not permitted to engage in any business activity other than ownership of Mortgage Loans and activities incidental thereto.

DESCRIPTION OF THE COMPANY'S DIVIDEND POLICY

    Dividends on the Series A Preferred Shares are payable at the rate of 8.35% per annum of the liquidation preference (an amount equal to US$83.50 per annum per Series A Preferred Share, calculated by multiplying the annual dividend rate of 8.35% by the liquidation preference of US$1,000 per share, assuming authorization and declaration by the Board of Directors of four quarterly dividends), if, when and as authorized and declared by the Board of Directors. As of December 31, 1997, the US$457 million of Initial Mortgage Assets issued by NB Finance are over-collateralized by C$793 million (US$554 million) of Initial Mortgage Loans. The Company believes that the amounts generated from the payment of interest and principal on such Initial Mortgage Loans will more than provide sufficient funds to make full payments with respect to Initial Mortgage Assets and that such payments will provide the Company with sufficient funds to meet its operating expenses and to pay quarterly dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares. In order to remain qualified as a REIT, the Company must distribute to stockholders annually at least 95% of its REIT taxable income. The Company expects to pay an aggregate amount of dividends with respect to its outstanding shares of stock equal to not less than 100% of the Company's REIT taxable income. The Company anticipates that none of the dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares and none or no material portion of the dividends on the Common Stock will constitute non-taxable returns of capital.

    Dividends will be authorized and declared at the discretion of the Board of Directors after considering the Company's distributable funds and financial requirements, tax considerations and other factors. There are, however, several limitations on the Company's ability to pay dividends on the Common Stock (none of which should adversely affect the legal right of the Company to pay dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares). First, under the Company's current dividend policy, the Company may not make any distribution in respect of the Common Stock to the extent that, after taking into account such proposed distribution, total cash or property distributions on the Company's outstanding shares of Preferred Stock and Common Stock in any year would exceed 105% of the Company's REIT taxable income for that year, plus net capital gains of the Company for that year. This policy regarding the limitation on payment of dividends on the Common Stock may not be modified without the approval of a majority of the Independent Directors. Second, if the Company fails to authorize and declare and pay the stated dividend on the Series A Preferred Shares in any dividend period, the Company may not pay any dividends with respect to the Common Stock until such time as dividends on all outstanding Series A Preferred Shares have been (i) authorized and declared and paid for three consecutive dividend periods and (ii) authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for the fourth consecutive dividend period. See "Description of Series A Preferred Shares--Dividends." Third, the Maryland General Corporation Law ("MGCL") provides that dividends may be paid on the stock of a corporation only if, after payment of the distribution, (i) the corporation would be able to pay its indebtedness as such indebtedness becomes due in the usual course of business and (ii) the corporation's total assets would not be less than the sum of its total liabilities plus, unless the corporation's Charter provides otherwise (which the Charter does), the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights on dissolution of stockholders whose rights on dissolution are superior to those receiving the distribution. It is possible that these limitations on the Company's ability to pay dividends on the Common Stock could affect the ability of the Company to qualify as a REIT under the Code. See "United States Federal Income Tax Considerations--Taxation of the Company."

    The Depositary will distribute all cash dividends, other cash distributions and, in the event of a distribution other than in cash, property (unless the Depositary determines that it is not feasible to distribute such property, in which case it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale) received in respect of the Series A Preferred Shares to the record holders of Depositary Shares representing such Series A Preferred Shares in proportion to the number of Depositary Shares owned by such holder on the relevant record date. See "Description of Depositary Shares--Dividends."

DESCRIPTION OF NB FINANCE'S DIVIDEND POLICY

    There are no corporate restrictions on the ability of NB Finance to declare and pay a dividend to its stockholder in accordance with Bermuda law.

DESCRIPTION OF THE COMPANY'S INVESTMENT POLICY

    GENERAL.

    The Company has formulated the following investment policy. The Company's current intention is to follow the investment policy as described below. However, this policy may be amended or revised from time to time at the discretion of the Board of Directors (in certain circumstances subject to the approval of a majority of the Independent Directors) without a vote of the Company's stockholders, including holders of Series A Preferred Shares and, accordingly, the Depositary Shares. See "Risk Factors--Risk of Future Revision in Policies and Strategies by the Board of Directors." Accordingly, the following description of the Company's investment policy includes descriptions of assets in which the Company does not currently, but may in the future, have investments. There is no specific policy with respect to the amount or percentage of assets which will be invested in any specific property. All investments will be made primarily for income.

    The general policy of the Bank with respect to uninsured loans is to lend no more than 75% of the appraised value of the asset securing such loan.

    INITIAL MORTGAGE ASSETS.

    Percentage of current portfolio: 95%. The Company's investments currently consist principally of the Initial Mortgage Assets (i.e., sixteen hypothecation loans, in the aggregate amount of US$457 million, issued by NB Finance to the Company) that are recourse only to the Initial Mortgage Loans (i.e., sixteen pools of CMHC-insured residential first mortgages, in the aggregate amount at December 31, 1997 of C$793 million (US$554 million) originated by the Bank or acquired by the Bank from other lenders approved by the National Housing Act (an "NHA-Approved Lender"). The Initial Mortgage Assets are secured by residential real property located primarily in Quebec, Ontario and New Brunswick underlying the Initial Mortgage Loans. See "--Description of the Initial Mortgage Assets."

    In order to perfect its security interest in the Initial Mortgage Loans, the Company would need to register the transfer and assignment of each one of the Initial Mortgage Loans in each land registry or land titles office in Canada where the real properties securing the Initial Mortgage Loans are located. The Company would also be required to properly notify each one of the hypothecary debtors and mortgagors under the Initial Mortgage Loans of the existence of such transfer and assignment. These procedures could be fulfilled for any specific mortgage loan comprising the Initial Mortgage Loans or for all of them. The Company can comply with these procedures at any time and, therefore, decided not to currently incur the registration and signification fees related to such procedures.

    The Servicing Agreement entered into between the Bank and the Company provides that the Bank, on behalf of the Company, would foreclose on the properties in accordance with the National Housing Act and normal mortgage servicing practices of prudent mortgage lending institutions.

    The Company's current investment policy is to invest at least 90% of its portfolio in the Initial Mortgage Assets issued by NB Finance and obligations that are comparable to the Initial Mortgage Assets. The maturities of the Initial Mortgage Assets issued by NB Finance range from January 2000 to July 2001. Accordingly, after July 2001, the Company's portfolio will not include any Initial Mortgage Assets issued by NB Finance.

    MORTGAGE LOANS.

    Percentage of current portfolio: 0%. While no Mortgage Loans are included in the Initial Mortgage Assets issued by NB Finance and while the Company has no current intention to acquire Mortgage Loans, the Company may from time to time acquire individual residential Mortgage Loans or pools of residential Mortgage Loans from the Bank or other NHA-Approved Lenders. All Mortgage Loans will consist of CMHC-insured residential first mortgages and, accordingly, the credit risk associated therewith should be considerably mitigated. The properties underlying such Mortgage Loans are expected to be located in Canada. See "--Description of the Initial Mortgage Loans." Potentially, up to 10% of the Company's portfolio could be comprised of Mortgage Loans.

    When a CMHC-insured residential first mortgage is in arrears for more than 90 days or when information has been obtained by the Bank indicating that the global financial soundness of the borrower has declined, such mortgage may be transferred to the Bank's collection department. Once transferred, the Bank can foreclose on the property, legally sell the property or initiate a personal lawsuit against the borrower. In the event of a foreclosure proceeding, the property securing such mortgage is offered for sale for 90 days. If during the 90 day period the property is not sold, the CMHC will purchase the property for the amount of the Company's claims against such property. If the property is sold during the 90 day period at an amount less than the Company's claim against such property, a claim is made to CMHC for the amount of the deficiency. The Company's claim against any such property and, therefore, the amount recoverable from CMHC, includes interest for a period of twelve months at the loan rate and for six additional months at the loan rate minus two percent which should offset any claim processing delays in collection from CMHC. The Company may make a supplementary claim for expenses and interest thereon within 90 days of the original claim.

    RESIDENTIAL MORTGAGE LOANS.

    Percentage of current portfolio: 0%. While no residential mortgages are included in the Initial Mortgage Assets issued by NB Finance and while the Company has no current intention to acquire residential mortgages, the Company may from time to time acquire individual residential mortgages other than Mortgage Loans ("Residential Mortgage Loans"). These Residential Mortgage Loans are expected to meet the requirements for sale to governmental or private mortgage conduit programs or other investors in the secondary mortgage market (i.e., such Residential Mortgages must be rated "A" (or better) by at least one major rating agency (a Canadian rating agency for Canadian-based mortgages or a U.S. rating agency for U.S.-based mortgages) or include some form of credit enhancement (such as over-collateralization, letter of credit or accumulated cash)).

    While Mortgage Loans benefit from CMHC insurance, there can be no assurance that any Residential Mortgage Loans acquired by the Company will be similarly protected. Some Residential Mortgage Loans are, however, insured by Mortgage Insurance Company of Canada (now part of GE Capital), therefore considerably mitigating any credit risk relating to those mortgages. Moreover, large (i.e., more than four housing units) residential uninsured mortgage loans sold to the Company must have, as of the time of a sale, a "credit score" of the Bank of five or better. The Bank has an internal credit scoring system whereby the risk of large residential loans is ranked from one (the least risk) to ten (the most risk) according to different factors such as the cash flow derived from the mortgaged property. Potentially, up to 10% of the Company's portfolio could be comprised of Residential Mortgage Loans.

    Mortgage Insurance Company of Canada is a private insurer owned by GE Capital Canada. The insurance premium is paid by the borrower and may be added to the principal of the mortgage loan. The premium rates vary in accordance with the principal amount of the loan. Generally, the greater the loan to value ratio, the greater the premium rate.

    MORTGAGE-BACKED SECURITIES.

    Percentage of current portfolio: 0%. While no Mortgage-Backed Securities are included in the Initial Mortgage Assets issued by NB Finance and while the Company has no current intention to acquire Mortgage-Backed Securities, the Company may from time to time acquire fixed-rate or variable-rate Mortgage-Backed Securities representing interests in pools of mortgage loans such as an NHA Mortgage-Backed Security ("NHA MBS") that evidences an undivided interest in a pool of first mortgages originated by certain approved financial institutions in Canada and insured by CMHC. There are four different types of NHA MBS pools. The "exclusive homeowner" pools are classified as prepayable because the borrowers within this type of pool have the option to prepay their mortgage (often at a penalty) in accordance with the specific terms of the mortgage. Depending upon the specific exclusive homeowner pool, the appropriate penalty may or may not be passed through to the investors. The "mixed" pools are comprised of a combination of homeowner, multiple family or social housing mortgages. The "multi-family" pools are comprised exclusively of multiple family loans and are generally not prepayable. Also, there is a special category of NHA MBS pool created to allow exclusive pools of "social housing mortgages" (mortgages issued to finance low-cost housing for senior citizens, the disabled and economically disadvantaged). The key feature of social housing pools is the absence of prepayment at the option of the borrower on the underlying mortgages; this makes them more attractive to investors who seek predictable cash flow. A portion of any NHA MBS that the Company purchases may have been originated by the Bank by exchanging pools of Mortgage Loans for the Mortgage-Backed Securities. The Company does not intend to acquire any interest-only, principal-only or similar speculative Mortgage-Backed Securities. Potentially, up to 10% of the Company's portfolio could be comprised of Mortgage-Backed Securities. Additionally, the Company could potentially acquire all of the Mortgage-Backed Securities of any one issuer; provided that such acquisition does not exceed 10% of the Company portfolio.

    Timely payment of both principal and interest on NHA MBSs is unconditionally guaranteed by CMHC. In the event the Company were to buy non-NHA MBSs, the investment policies of the Company would require such MBSs to be rated "A" (or better) by at least one major rating agency (a Canadian rating agency for Canadian-based mortgages or a U.S. rating agency for U.S.-based mortgages), and the underlying mortgages would be required to be first lien mortgages.

    In general, the risk associated with investments in Mortgage-Backed Securities are credit risk and prepayment risk. Credit risk refers to the risk of not receiving either principal or interest payments. In the case of an NHA MBS, credit risk is not an issue since CMHC unconditionally guarantees timely payment of both principal and interest. For a non-NHA MBS, credit risk is strongly mitigated by the fact that the Company can, pursuant to its current investment policy, only buy "A" (or better) rated instruments. In general, a non-NHA MBS rated "A" or better are credit enhanced by over-collateralization, a letter of credit, an initial deposit into a cash collateral account or the presence of one or more subordinated classes. Prepayment risk is the risk of receiving unscheduled principal payments while the Mortgage-Backed Security is worth more than par. For example, a sale will usually trigger a prepayment. More importantly for investors, prepayments are motivated by a decline in interest rates. In Canada, however, prepayment risk is mitigated by two factors: (a) lenders usually charge prepayment penalties, thereby reducing the incentive to prepay and (b) almost all mortgages are relatively short-term (typically, 6 month to 5 years) balloon mortgages, also reducing the impact of prepayments.

    COMMERCIAL MORTGAGE LOANS.

    Percentage of current portfolio: 0%. While no Commercial Mortgage Loans are included in the Initial Mortgage Assets issued by NB Finance and while the Company has no current intention to acquire any Commercial Mortgage Loans, the Company may from time to time acquire Commercial Mortgage Loans secured by industrial and warehouse properties, recreational facilities, office buildings, retail space and shopping malls, hotels and motels, nursing homes or senior living centers. The Company's current policy is not to acquire any interest in a Commercial Mortgage Loan if Commercial Mortgage Loans would constitute more than 5% of the total book value of the Company's Mortgage Assets immediately following such acquisition. Also, Commercial Mortgage Loans sold to the Company must have a Bank (as of the time of the sale) credit score of five or better. See "--Residential Mortgage Loans." Unlike Mortgage Loans and Residential Mortgage Loans, Commercial Mortgage Loans generally lack standardized terms. Commercial Mortgage Loans may also not be fully amortizing, meaning that they may have a significant principal balance or "balloon" payment due on maturity. Moreover, commercial properties, particularly industrial and warehouse properties, are generally subject to relatively greater environmental risks than non-commercial properties, generally giving rise to increased costs of compliance with environmental laws and regulations. There is no requirement regarding the percentage of any commercial real estate property that must be leased at the time the Company acquires a Commercial Mortgage Loan secured by such commercial real estate property, and there is no requirement that Commercial Mortgage Loans have third party guarantees.

    Commercial Mortgage Loans will not be CMHC insured and the credit quality of a Commercial Mortgage Loan may depend on, among other factors, the existence and structure of underlying leases, the physical condition of the property (including whether any maintenance has been deferred), the creditworthiness of tenants, the historical and anticipated level of vacancies and rents on the property and on other comparable properties located in the same region, potential or existing environmental risks, the availability of credit to refinance Commercial Mortgage Loans at or prior to maturity and the local and regional economic climate in general. Foreclosures of defaulted Commercial Mortgage Loans are generally subject to a number of complicating factors, including environmental considerations, which are generally not present in foreclosures of Residential Mortgage Loans. Potentially, up to 5% of the Company's portfolio could be comprised of Commercial Mortgage Loans.

    PARTNERSHIP INTERESTS.

    Percentage of current portfolio: 0%. While no partnership interests are included in the Initial Mortgage Assets issued by NB Finance and while the Company has no current intention to acquire any partnership interests, the Company may from time to time acquire limited partnership interests in partnerships the only activities of which are the purchase and ownership of Mortgage Loans ("Partnership

Interests") that are comparable to the Initial Mortgage Loans (i.e., government insured residential first mortgages). The ability to invest in Partnership Interests allows the Company to acquire Partnership Interests that in effect function as conduits for Mortgage Loans, as an alternative to acquiring a direct interest in such Mortgage Loans. Any Partnership Interests would be economically comparable to an investment in Mortgage Loans. The limitations imposed by the REIT rules on the ownership of Partnership Interests are the same as those imposed on the ownership of Mortgage Loans. Potentially, up to 10% of the Company's portfolio could be comprised of Partnership Interests.

    OTHER ASSETS.

    Percentage of current portfolio: 5%. The Company may invest up to 10% of the total value of its portfolio in assets eligible to be held by REITs other than those described above. Assets eligible to be held by REITs are, and therefore the Company's portfolio could include, cash, cash equivalents, government securities and shares or interests in other REITs. The Company's investments currently include cash generated from operations and not yet distributed to stockholders. Cash, cash equivalents and government securities would be expected to be relatively low risk investments. However, the return on investment related thereto would also be expected to be relatively low. The Company expects that any investment in shares or interests in other REITs would be made in REITs holding assets similar to the Initial Mortgage Loans. Accordingly, the expected risks and return related to such an investment would be similar to the risks and returns related to the Initial Mortgage Assets and Initial Mortgage Loans.

DESCRIPTION OF NB FINANCE'S INVESTMENT POLICY

    Pursuant to the OSFI Order, NB Finance is not permitted to engage in any activity other than ownership of Mortgage Loans and activities incidental thereto. NB Finance does not have a formal investment policy.

DESCRIPTION OF THE COMPANY'S MANAGEMENT POLICIES

    GENERAL.

    In administering the Company's Mortgage Assets, the Bank, as advisor pursuant to the Advisory Agreement, has a high degree of autonomy. The Board of Directors has, however, adopted certain policies to guide the Company and the Bank with respect to the acquisition and disposition of assets, use of capital and leverage, credit risk management and certain other activities. These policies, which are discussed below, may be amended or revised from time to time at the discretion of the Board of Directors (in certain circumstances subject to the approval of a majority of the Independent Directors) without a vote of the Company's stockholders, including holders of the Series A Preferred Shares and, accordingly, the Depositary Shares. See also "--Dividend Policy"; "Risk Factors--Risk of Future Revisions in Policies and Strategies by Board of Directors."

    ASSET ACQUISITION AND DISPOSITION POLICIES.

    The Company may, from time to time, use payments of interest and principal in respect of its Mortgage Assets to purchase additional Mortgage Assets (which are essentially loans to other persons secured by real property) and may also purchase additional Mortgage Assets out of the proceeds from the issuance, and not by direct issuance, of additional shares of Preferred Stock or the contribution of additional capital by the Bank; provided, however, that (i) to the extent that the investment of such payments or proceeds occurs prior to the consummation of the Exchange Offer, such payments or proceeds will be invested in Canadian or U.S. government guaranteed, mortgage-backed certificates and other Canadian or U.S. government obligations which will be purchased on the open market or from entities unaffiliated with the Bank or the Company or banks that are not affiliated with the Bank and (ii) in the event that the Series A Preferred Shares are not treated as "publicly-offered securities" as of the date on which the Offering and the Exchange Offer are consummated, then during the period commencing on such date and ending on the date on which the Series A Preferred Shares become "publicly-offered securities," any investment by the Company in any Mortgage Assets in a transaction with the Bank and/or affiliates of the Bank will be made only upon the decision of the Independent Fiduciary. The Company has acquired all or substantially all of such Mortgage Assets from the Bank and/or affiliates of the Bank, on terms that are comparable to those that could be obtained by the Company if such Mortgage Assets were purchased from unrelated third parties. The Company may also from time to time, however, acquire Mortgage Assets from unrelated third parties. As of the date of this Prospectus, the Company has not entered into any agreements with any third parties with respect to the purchase of Mortgage Assets. Other than with respect to the temporary investment of payments of interest and principal on its Mortgage Assets, the Company anticipates that it would purchase Mortgage Assets from unrelated third parties only if neither the Bank nor any affiliate of the Bank had an amount or type of Mortgage Assets sufficient to meet the requirements of the Company.

    At least 90% of the Company's portfolio will consist of the Initial Mortgage Assets issued by NB Finance and obligations which are comparable to the Initial Mortgage Assets. The Company may, however, invest in other assets eligible to be held by REITs. See "--Description of the Company's Investment Policy." The Company's current policy prohibits the acquisition of an interest in any Mortgage Loan (other than an interest resulting from the acquisition of Mortgage-Backed Securities or a Partnership Interest) which is delinquent in the payment of principal or interest at the time of the proposed acquisition.

    CAPITAL AND LEVERAGE POLICIES.

    To the extent that the Board of Directors determines that additional funding is required, the Company may raise such funds through additional equity offerings, or retention of cash flow (after consideration of the provisions of the Code requiring the distribution by a REIT of a certain percentage of its income annually and taking into account taxes that would be imposed on the Company's undistributed taxable income), or a combination of these methods. The Company will have no debt outstanding following consummation of the Offering and has no intention of incurring any indebtedness in the future.

    In order to qualify as a REIT, the capital stock of the Company must be held by at least 100 holders during approximately 90% or more of the taxable year beginning in the Company's second taxable year and each subsequent taxable year. See "United States Federal Income Tax Considerations--Stock Ownership Tests." The Company has issued Senior Preferred Shares with an aggregate liquidation preference of up to US$450,000 and limited transferability to ensure that it meets, and will continue to meet, the 100 person ownership requirement for REIT status without having to constantly monitor the number of holders of Preferred Shares. Except for such Senior Preferred Shares, the Company may not, pursuant to its Charter, issue additional shares of Preferred Stock senior to the Series A Preferred Shares either in the payment of dividends or in the distribution of assets in liquidation, without the consent of holders of at least two-thirds of the outstanding shares of Preferred Stock at that time, including the Series A Preferred Shares and Depositary Shares representing Series A Preferred Shares, and the Company may not issue additional shares of Preferred Stock on a parity with the Series A Preferred Shares either in the payment of dividends or in the distribution of assets in liquidation without the approval of a majority of the Independent Directors. The Company does not currently intend to issue any additional series of Preferred Stock unless it simultaneously receives additional capital contributions from the Bank equal to the sum of 59% of the aggregate offering price of such additional Preferred Stock and the Company's expenses in connection with the issuance of such additional shares of Preferred Stock. Prior to its issuance of additional shares of Preferred Stock, the Company will take into consideration the Bank's regulatory capital requirements and the cost of raising and maintaining that capital at the time.

    CREDIT RISK MANAGEMENT POLICIES.

    The Company intends that each Mortgage Loan, if any, acquired from the Bank an affiliate of the Bank or an unrelated third party in the future will represent a first lien position, will be covered by valid CMHC insurance and will be originated in the ordinary course of the originator's real estate lending activities based on the underwriting standards generally applied (at the time of origination) for the originator's own account. The Company also expects that all Mortgage Loans held by the Company directly or indirectly will be serviced pursuant to the Servicing Agreement, or a similar agreement which requires servicing in conformity with accepted secondary market standards, with any servicing guidelines promulgated by the Company and with relevant government agency guidelines and procedures.

    CONFLICT OF INTEREST POLICIES.

    Because of the nature of the Company's relationship with the Bank and its affiliates, it is likely that conflicts of interest will arise with respect to certain transactions, including, without limitation, the Company's acquisition of Mortgage Assets from, or disposition of Mortgage Assets to, the Bank or its affiliates and the renewal, termination or modification of the Advisory Agreement or the Servicing Agreement. It is the Company's policy that the terms of any dealings with the Bank and its affiliates will be consistent with those available from third parties. In addition, neither the Advisory Agreement nor the Servicing Agreement may be renewed, terminated or modified by the Company without the approval of a majority of the Independent Directors.

    Conflicts of interest between the Company and the Bank and its affiliates may also arise in connection with making decisions that bear upon the credit arrangements that the Bank or one of its affiliates may have with a borrower. Conflicts could also arise in connection with actions taken by the Bank as a controlling stockholder in the Company. It is the intention of the Company and the Bank that any agreements and transactions between the Company, on the one hand, and the Bank or its affiliates, on the other hand, including, without limitation, the Servicing Agreement, be fair to all parties and consistent with market terms for such types of transactions. The Servicing Agreement provides that foreclosures and dispositions in connection with Mortgage Loans will be performed with a view toward maximizing the recovery by the Company of amounts due on its Mortgage Assets and the Bank will be required to service Mortgage Loans solely with a view toward the interests of the Company, and without regard to the interests of the Bank or any of its other affiliates. The requirement in the terms of the Series A Preferred Shares that certain actions of the Company be approved by a majority of the Independent Directors is also intended to ensure fair dealings between the Company and the Bank and its affiliates. However, there can be no assurance that any such dealings will be on terms as favorable to the Company as would have been obtained from unaffiliated third parties.

    There are no provisions in the Charter limiting any officer, director, security holder or affiliate of the Company from having any direct or indirect pecuniary interest in any Mortgage Asset to be acquired or disposed of by the Company or in any transaction in which the Company has an interest or from engaging in acquiring, holding and managing Mortgage Assets. As described herein, the Bank and its affiliates have direct interests in transactions with the Company (including, without limitation, the issuance of Mortgage Assets to the Company); however, none of the officers or directors of the Company will have any interests in such Mortgage Assets.

    OTHER POLICIES.

    The Company operates in a manner that will not subject it to regulation under the Investment Company Act of 1940, as amended, including by investing primarily in mortgages and other interests in and liens on real estate.

    The Company intends to distribute to stockholders and, accordingly, holders of Depositary Shares annual reports containing financial statements prepared in accordance with generally accepted accounting principles and certified by the Company's independent public accountants. The Charter provides that following the consummation of the Offering and the Exchange Offer the Company shall maintain its status as a reporting company under the Exchange Act, for as long as any of the Series A Preferred Shares are outstanding.

    The Company currently has no intention to (a) invest in securities of other issuers for the purpose of exercising control or (b) underwrite securities of other issuers. The Company intends, and has the ability, to hold the Mortgage Assets and the underlying Mortgage Loans until maturity. Although the Company has no current intention to do so, the Company may, pursuant to the terms of its Charter, redeem the Preferred Shares. See "Description of the Series A Preferred Shares--Redemption."

    In the event of a redemption of the Series A Preferred Shares underlying the Depositary Shares, the Depositary Shares will be redeemed from the proceeds received by the Depositary as a result of such redemption of the Series A Preferred Shares. If less than all Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata. See "Description of Depositary Shares--Redemption of Depositary Shares."

    The Company makes investments and operates its business at all times in such a manner as to comply with the requirements of the Code to qualify as a REIT. However, future economic, market, legal, tax or other considerations may cause the Board of Directors, subject to approval by a majority of the Independent Directors, to determine that it is in the best interests of the Company and its stockholders to revoke the Company's REIT status.

    The Bylaws of the Company provide that any director or officer, employee or agent of the Company, in its personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Company. The Company does not currently have a formal policy with respect to any officer, director, security holder or affiliate of the Company having any direct or indirect pecuniary interest in any investment to be acquired or disposed of by the Company or any of its subsidiaries or in any transaction to which the Company or any of its subsidiaries is a party or has an interest.

DESCRIPTION OF NB FINANCE'S MANAGEMENT POLICIES

    GENERAL.

    NB Finance was organized solely for the purpose of acquiring Mortgage Loans and issuing the Initial Mortgage Assets, and other similar obligations, to the Company. Pursuant to the OSFI Order, NB Finance is not permitted to incur any indebtedness or engage in any business activities other than the ownership of Mortgage Loans and activities incidental thereto.

    ASSET ACQUISITION AND DISPOSITION POLICIES.

    NB Finance may, from time to time, use amounts remitted to NB Finance by the Company, or contributions of additional capital by the Bank, to purchase additional Mortgage Loans. NB Finance has acquired all or substantially all of such Mortgage Loans from the Bank and/or affiliates of the Bank on terms comparable to those that could be obtained by NB Finance if such Mortgage Loans were purchased from unrelated third parties. As of the date of this Prospectus, NB Finance has not entered into any agreements with any third parties with respect to the purchase of Mortgage Loans.

    CAPITAL AND LEVERAGE POLICIES.

    To the extent the Board of Directors determines additional funding is required, the Bank will contribute such additional funding to NB Finance. Pursuant to the OSFI Order, NB Finance is not permitted to incur any indebtedness.

    CREDIT MANAGEMENT POLICIES.

    NB Finance intends that each Mortgage Loan acquired from the Bank or an affiliate of the Bank in the future will represent a first lien position, will be covered by valid CMHC insurance and will be originated in the ordinary course of the originator's real estate lending activities based on the underwriting standards generally applied (at the time of origination) for the originator's own account.

    NB Finance intends to distribute to stockholders annual reports containing financial statements prepared in accordance with generally accepted accounting principles and certified by NB Finance's independent public accountants.

    NB Finance currently has no intention to (a) invest in securities of other issuers for the purpose of exercising control or (b) underwrite securities of other issuers.

    OTHER POLICIES.

    The Bye-laws of NB Finance provide that a director, who is directly or indirectly interested in a contract or proposal contract or arrangement with NB Finance will declare the nature of such interest as required by Bermuda law. Following a declaration of such interest, and unless disqualified by the chairman of the relevant board meeting, such director may vote in respect of any contract or proposal contract or arrangement in which such director is interested, and may be counted for quorum purposes. NB Finance does not currently have a formal policy with respect to any officer, director, security holder or affiliate of NB Finance engaging for their own account in business activities of the type conducted or to be conducted by NB Finance or its subsidiaries.

DESCRIPTION OF THE INITIAL MORTGAGE ASSETS

    The Initial Mortgage Assets issued by NB Finance are comprised of sixteen hypothecation loans issued by NB Finance to the Company. As of December 31, 1997, the principal amount of the Initial Mortgage Assets issued by NB Finance was approximately US$457 million. Each of the sixteen hypothecation loans comprising the Initial Mortgage Assets issued by NB Finance is secured by a pool of Mortgage Loans. As of December 31, 1997, the Initial Mortgage Loans were comprised of, in the aggregate, 11,692 Mortgage Loans in an aggregate amount of approximately C$793 million (US$554 million). The value of each pool of Mortgage Loans comprising the Initial Mortgage Loans exceeds the principal amount of the hypothecation loan that it secures. Accordingly, the Initial Mortgage Assets issued by NB Finance are over-collateralized by the Initial Mortgage Loans. The aggregate amount of the over-collateralization is, as of December 31, 1997, US$97 million. The Company acquired the Initial Mortgage Assets issued by NB Finance pursuant to the terms of a loan agreement with NB Finance.

    Each Initial Mortgage Asset issued by NB Finance is recourse only to the Initial Mortgage Loans securing such Initial Mortgage Asset. Each pool of Initial Mortgage Loan is comprised of between 130 and 2,493 CMHC-insured residential first mortgages. See "Description of the Initial Mortgage Loans." Each Initial Mortgage Asset issued by NB Finance is further secured by the residential real properties underlying such CMHC-insured first mortgages. Such residential real properties is located primarily in Quebec, Ontario and New Brunswick. The Initial Mortgage Loans are insured. Accordingly, there can be no loss of principal or interest. However, CMHC insurance does not guarantee timely payment of interest and principal. See "Risk Factors--Limited Recourse Nature of Certain Mortgage Assets; Limitation on CMHC Insurance." The Initial Mortgage Assets have maturities ranging from January 2000 to July 2001. The Initial Mortgage Assets pay interest at rates ranging from 6.90% to 9.77%, with an average rate of approximately 8.40% per annum.

    The following table summarizes the Initial Mortgage Assets:

                            INITIAL MORTGAGE ASSETS
                           (AS OF DECEMBER 31, 1997)

                                                    MONTHLY
    OUTSTANDING        MATURITY     INTEREST        INTEREST
      AMOUNT             DATE         RATE*         PAYMENTS
-------------------  ------------  -----------  ----------------
     US$ 22,973,074      Jan 2000       6.895%     US$  132,000
         22,127,652      Jan 2000       7.471%          137,763
         46,024,516      Jan 2000       8.047%          308,633
         15,149,915      Jan 2000       8.622%          108,852
         42,358,584     July 2000       6.895%          243,385
         28,781,426     July 2000       7.471%          179,188
          6,988,364     July 2000       8.622%           50,211
          9,058,050     July 2000       8.047%           60,742
         31,672,206      Jan 2001       9.198%          242,768
         45,099,747      Jan 2001       9.774%          367,337
          5,025,096      Jan 2001       8.047%           33,698
          6,039,981      Jan 2001       8.622%           43,397
         21,279,838     July 2001       8.047%          142,699
        101,528,571     July 2001       8.622%          729,483
         21,768,582     July 2001       9.198%          166,856
         30,638,223     July 2001       9.774%          249,548

    US$ 456,513,825                     8.404%    US$ 3,196,560

------------------------

*   All rates quoted on a 30/360 semiannual basis.

    Payments of interest are made monthly out of payments on the Initial Mortgage Loans. Pursuant to an agreement between the Company and NB Finance (the "Mortgage Loan Assignment Agreement"), dated September 3, 1997, the Company receives all scheduled payments made on the Initial Mortgage Loans, retains a portion of any such payments equal to the amount due and payable on the Initial Mortgage Assets issued by NB Finance and remits the balance, if any, to NB Finance. The Company also retains a portion of any prepayments of principal in respect of the Initial Mortgage Loans equal to the proportion of such prepayments that the outstanding principal amount of the Initial Mortgage Loans bears to the outstanding principal amount of the Initial Mortgage Assets issued by NB Finance, which amount would be applied to reduce the outstanding principal amount of the Initial Mortgage Assets issued by NB Finance. Repayment of the Initial Mortgage Assets issued by NB Finance is secured by an assignment of the Initial Mortgage Loans to the Company pursuant to the Mortgage Loan Assignment Agreement, which is governed by the laws of Bermuda. The assignment of the Initial Mortgage Loans by NB Finance to the Company is without recourse. The Company has a security interest in the real property securing the Initial Mortgage Loans and, subject to fulfilling certain procedural requirements under applicable Canadian law, is entitled to enforce payment on the Initial Mortgage Loans in its own name if a mortgagor should default thereon. In the event of such a default, the Company has the same rights as NB Finance to force a sale of the mortgaged property and satisfy the obligations of NB Finance out of the proceeds. In the event of a default in respect of an Initial Mortgage Loan, the amount of the Initial Mortgage Assets issued by NB Finance will be reduced by an amount equal to the portion thereof allocable to defaulting mortgage. The Initial Mortgage Loans are administered by the Bank, as servicer pursuant to the Servicing Agreement, and the Company has the right to perfect its security interest in the Initial Mortgage Loans by notice and registration. Following repayment of the Initial Mortgage Assets issued by NB Finance, the Company will reassign any outstanding Initial Mortgage Loans (without recourse) and deliver them to, or as directed by,

NB Finance. All payments in respect of the Initial Mortgage Loans are made in Canadian dollars. The amounts due on the Initial Mortgage Assets issued by NB Finance are retained by the Company free and clear of and without withholding or deduction for or on account of any present or future taxes imposed by or on behalf of Bermuda or any political subdivision thereof or therein.

    With respect to its underwriting policies, the Bank will not make any residential mortgage loans that exceed a loan to value ratio of 75% unless such loan is insured. If the residential mortgage loan is CMHC-insured (i) a cash down payment of between 5% and 24.9% is required, (ii) the monthly payment for capital, interest, taxes and heating must not exceed 32% of the gross monthly revenue of the borrower and (iii) the monthly payment for capital, interest, taxes, heating and all other monthly payments (including, without limitation, personal loans, lease payments and credit card debt service) must not exceed 40% of the net monthly revenue of the borrower. Additionally, for all mortgage loans, an external credit check must be positive. When a loan is insured, an additional amount may be added to the principal amount of the mortgage loan representing the premium related thereto. The premium rates vary in accordance with the principal amount of the loan. Generally, the greater the loan to value ratio, the greater the premium rate.

    From 1992 through 1997, the Bank's annual loss experience for residential mortgage loans ranged from a low of approximately C$208,000 on a loan volume of approximately C$2.325 billion, or 0.0089%, in 1992 to a high of approximately C$1.425 million on a loan volume of approximately C$6.415 billion, or 0.0222%, in 1995, with an average annual loss during that period of approximately C$689,000 on an average annual loan volume of approximately C$5.171 billion, or 0.0133%.

    On the last day of the Bank's fiscal year in each of 1993 through 1997, the Bank's delinquency experience for CMHC-insured residential mortgage loans ranged from, in the 30 to 59 day category, 727 (0.97%) to 1,641 (1.72%) loans with a principal and interest delinquent amount of approximately C$46.3 million (1.01%) to approximately C$126.4 million (1.95%), respectively, in the 60 to 89 day category, 283 (0.38%) to 607 (0.65%) loans with a principal and interest delinquent amount of approximately C$19.5 million (0.43%) to approximately C$43.7 million (0.72%), respectively, in the 90 day or more category, 736 (0.98%) to 1,594 (1.71%) loans with a principal and interest delinquent amount of approximately C$59.7 million (1.31%) to approximately C$125.8 million (2.08%), respectively. Percentages are based upon total CMHC-insured residential mortgage loans originated by the Bank and total principal and interest due thereon.

DESCRIPTION OF THE INITIAL MORTGAGE LOANS

    Information with respect to the Initial Mortgage Loans is presented as of December 31, 1997.

    The detailed information set forth in this Prospectus with respect to the Initial Mortgage Loans applies only to the mortgages purchased by NB Finance.

    The Initial Mortgage Loans consist of sixteen pools of residential first mortgages originated by the Bank or acquired by the Bank from other CMHC approved lenders. Each pool consists of between 130 and 2,493 CMHC-insured residential first mortgages and is secured by the underlying residential real properties located in Canada. Approximately 95% of such properties are located in the provinces of Quebec, Ontario and New Brunswick. The remaining 5% of such property is located throughout the remaining Canadian provinces. See "Risk Factors--All of the Real Property Securing the Initial Mortgage Assets is Located Outside of the United States." As of December 31, 1997, 11,692 CMHC-insured residential first mortgages comprise the sixteen pools. Generally, the CMHC-insured residential first mortgages comprising any individual pool are less than C$100,000. Accordingly, no individual CMHC-insured residential first mortgage is material to the Company, its operation or its business.

    Payments on the Initial Mortgage Loans are due monthly in arrears on the 1st day of each month through July 2001 or such earlier date on which payment in full of the Initial Mortgage Loans is made (the

"Final Payment Date") or, if the 1st day of a month is not a business day, on the first business day following the 1st day of such month (a "Monthly Payment Date"). Payments of interest and principal on the Initial Mortgage Loans are made in Canadian dollars.

    The Initial Mortgage Loans mature monthly beginning in 1999 and bear interest at rates ranging from approximately 6.0% to 8.99% with an average interest rate of 7.53% per annum. The Final Payment Date may occur at an earlier date if final payment on the Initial Mortgage Loans occurs earlier than such date, because of unscheduled prepayments.

    The following table summarizes the Initial Mortgage Loans as of December 31, 1997:

                             INITIAL MORTGAGE LOANS
                           (AS OF DECEMBER 31, 1997)

                                                            ORIGINATION DATE
    POOL        OUTSTANDING     SMALLEST     LARGEST    ------------------------
   NUMBER         AMOUNT*         LOAN         LOAN      EARLIEST      LATEST
-------------  --------------  -----------  ----------  -----------  -----------
          1    $   39,915,715   $   8,724   $  674,130     Jun 1986     Jan 1997
          2        38,446,796      14,458    1,118,190     Jun 1984     Jan 1997
          3        79,892,171      13,249      352,320     Aug 1983     Jan 1997
          4        26,322,977       9,708      314,697     Sep 1983     Dec 1996
          5        73,598,039       5,604      688,958     Apr 1986    July 1997
          6        50,007,728       4,908      612,452     May 1985    July 1997
          7        12,142,282      11,937      889,759     Mar 1985    July 1997
          8        15,669,136       6,931      323,941     Apr 1984    July 1997
          9         8,731,105      15,875      182,475     Feb 1985     Aug 1997
         10        10,494,468       7,844      208,617     Feb 1985    July 1997
         11        55,030,457       6,369      455,474     Jun 1987     May 1997
         12        78,190,020       5,202      580,003     Oct 1984    July 1997
         13        36,904,741       6,825      236,869     Apr 1986    July 1997
         14       176,229,308       5,856    2,270,055     Feb 1986    July 1997
         15        37,770,870      10,045      729,680     May 1985     Jun 1997
         16        53,233,913       4,938      344,467     May 1986     Jun 1997
               --------------
               $  792,579,726

------------------------

*   All amounts quoted in Canadian $.

                                 INTEREST RATES
                           (AS OF DECEMBER 31, 1997)

                                  INTEREST RATE*               REMAINING TERM (MONTHS)
   POOL                   -------------------------------  -------------------------------
  NUMBER      MATURITY      MIN.       MAX.       AVG.       MIN.       MAX.       AVG.
-----------  -----------  ---------  ---------  ---------  ---------  ---------  ---------
         1      Jan 2000      6.000%     6.499%     6.223%     20.00      25.00      24.12
         2      Jan 2000      6.500%     6.999%     6.765%     20.00      25.00      23.68
         3      Jan 2000      7.000%     7.499%     7.165%     20.00      25.00      23.34
         4      Jan 2000      7.500%     7.999%     7.785%     20.00      25.00      21.29
         5     July 2000      6.000%     6.499%     6.197%     26.00      31.00      28.85
         6     July 2000      6.500%     6.999%     6.632%     26.00      31.00      29.35
         7     July 2000      7.500%     7.999%     7.606%     26.00      31.00      28.00
         8     July 2000      7.000%     7.499%     7.189%     26.00      31.00      26.88
         9      Jan 2001      7.000%     7.499%     7.231%     32.00      37.00      35.46
        10      Jan 2001      7.500%     7.999%     7.804%     32.00      37.00      35.34
        11      Jan 2001      8.000%     8.499%     8.262%     32.00      37.00      34.68
        12      Jan 2001      8.500%     8.999%     8.707%     32.00      37.00      34.08
        13     July 2001      7.000%     7.499%     7.304%     38.00      43.00      40.82
        14     July 2001      7.500%     7.999%     7.759%     38.00      43.00      40.85
        15     July 2001      8.000%     8.499%     8.199%     38.00      43.00      41.15
        16     July 2001      8.500%     8.999%     8.530%     38.00      43.00      41.85
                          ---------  ---------  ---------  ---------  ---------  ---------
                              7.309%     7.808%     7.520%     30.36      35.36      33.30

------------------------

*   All rates quoted on a 30/360 semiannual basis.

                             REMAINING AMORTIZATION
                           (AS OF DECEMBER 31, 1997)

                                                                          WEIGHTED AVG.
                                                                            REMAINING
   POOL       NUMBER OF       WEIGHTED AVG.           WEIGHTED AVG.       AMORTIZATION
  NUMBER        LOANS       INTEREST ADJ. DATE        MATURITY DATE        (IN MONTHS)
-----------  -----------  ----------------------  ----------------------  -------------
         1          622         December 3, 1996        December 4, 1999       212.07
         2          527         October 26, 1996       November 11, 1999       225.02
         3        1,276          August 16, 1996       November 11, 1999       214.04
         4          385           March 16, 1996       September 9, 1999       237.58
         5        1,052           April 26, 1997          April 26, 2000       241.59
         6          832             May 12, 1997            May 12, 2000       227.22
         7          160             May 19, 1996           April 4, 2000       235.98
         8          240        December 19, 1996       February 26, 2000       213.41
         9          124        November 14, 1996       November 14, 2000       216.16
        10          130           April 19, 1996       November 11, 2000       243.45
        11          668        November 17, 1995        October 21, 2000       251.10
        12        1,221         October 10, 1995         October 3, 2000       245.53
        13          406             May 22, 1996          April 25, 2001       261.98
        14        2,493           April 16, 1996          April 27, 2001       256.25
        15          519             May 14, 1996             May 5, 2001       230.78
        16        1,037             May 24, 1996            May 27, 2001       215.87
             -----------
                 11,692

                           LOCATION OF REAL PROPERTY
                      SECURING THE INITIAL MORTGAGE LOANS
                           (AS OF DECEMBER 31, 1997)

                      QUEBEC               ONTARIO             NEW BRUNSWICK             ALL OTHER           LOAN TYPE
               --------------------  --------------------  ----------------------  ----------------------  -------------
    POOL        NO. OF      PRIN.     NO. OF      PRIN.      NO. OF       PRIN.      NO. OF       PRIN.
   NUMBER        LOANS      AMT.       LOANS      AMT.        LOANS       AMT.        LOANS       AMT.       HOMEOWNER
-------------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ---------  -------------
                  (%)        (%)        (%)        (%)         (%)         (%)         (%)         (%)          (%)
          1        95.83      94.64       2.57       3.43        0.64        0.45        0.96        1.48        93.87
          2        89.56      87.02       7.59      10.58        1.52        0.83        1.33        1.57        93.75
          3        89.97      88.76       6.19       7.80        2.66        2.01        1.18        1.43        98.60
          4        91.16      89.57       3.64       4.66        3.38        3.24        1.82        2.53        95.28
          5        93.72      92.72       3.61       4.69        1.43        1.16        1.24        1.43        95.95
          6        95.68      93.82       2.04       3.80        1.44        1.19        0.84        1.19        97.72
          7        88.73      87.96       6.88       9.18        3.13        1.81        1.26        1.05        88.75
          8        90.84      85.92       5.00       8.18        1.25        1.13        2.91        4.77        95.12
          9        85.48      78.99      11.29      14.77      --          --            3.23        6.24        100.0
         10        74.61      66.28      20.00      26.59        0.77        0.36        4.62        6.77        96.75
         11        70.66      64.96      19.01      24.97        4.04        3.45        6.29        6.67        93.98
         12        82.97      82.39       6.96       9.20        6.06        4.37        4.01        4.04        92.90
         13        71.91      64.85      21.67      27.30        0.74        0.74        5.68        7.11        97.26
         14        91.13      88.87       5.90       8.09        1.81        1.40        1.16        1.64        95.50
         15        82.28      77.52      13.10      17.55        2.31        2.54        2.31        2.39        92.68
         16        90.63      90.09       3.76       4.56        4.15        3.46        1.46        1.89        97.36


    POOL         MULTI-
   NUMBER        FAMILY
-------------  -----------
                   (%)
          1          6.13
          2          6.25
          3          1.40
          4          4.72
          5          4.05
          6          2.28
          7         11.25
          8          4.88
          9        --
         10          3.25
         11          6.02
         12          7.10
         13          2.74
         14          4.50
         15          7.32
         16          2.64

                           PRINCIPAL VALUE REMAINING
                           (AS OF DECEMBER 31, 1997)
                                     (US $)

                                 REMAINING AMORTIZATION OF PRINCIPAL IN MONTHS
---------------------------------------------------------------------------------------------------------------
    POOL         0 TO 29       30 TO 59      60 TO 89      90 TO 119    120 TO 149   150 TO 179
   NUMBER       180 TO 209    210 TO 239    240 TO 269    270 TO 299    300 TO 329  330 AND OVER     TOTAL*
-------------  ------------  ------------  ------------  -------------  ----------  ------------  -------------
          1         --            631,930     1,672,703      2,771,923   3,153,772    4,411,464
                  3,752,863     6,838,055     6,624,655      9,977,591      --           80,757      39,915,715
          2         --            259,109       565,608      1,490,435   2,013,597    3,558,123
                  3,971,170     9,416,253     9,454,801      7,464,555      88,685      164,460      38,446,796
          3         --            434,196     2,013,850      4,884,167   6,301,187    8,058,138
                 10,477,023    14,730,624    19,004,858     13,933,591      --           54,536      79,892,171
          4         --            110,015       348,583        880,554   1,313,403    1,783,533
                  1,948,738     2,782,027     9,120,828      7,842,293      --          193,005      26,322,977
          5         --            376,848     1,734,931      2,578,558   2,812,552    5,404,868
                  3,964,751    14,367,793    11,551,338     30,456,725     141,659      208,015      73,598,039
          6         --            272,330     1,334,394      2,536,406   2,140,481    5,151,045
               4,649,354...     9,140,080    11,922,459     12,664,779     151,660       44,539      50,007,728
          7         --             60,572       271,308        286,340     123,814      892,258
                  1,782,446     1,599,468     2,945,385      4,180,692      --           --          12,142,282
          8         --             19,965       269,259        629,144   1,289,057    1,931,345
                  2,670,569     1,366,954     4,869,906      2,460,578      --          115,423      15,669,136
          9         --             17,745       372,976        437,730     529,526      977,038
                  1,099,181     1,290,694     1,635,740      2,305,886      64,588       --           8,731,105
         10         --             79,971       126,143        265,152      23,117      714,705
                    863,581     1,758,575     1,115,102      5,548,122      --           --          10,494,468
         11         --            240,066       520,117        467,927   1,001,484    2,686,445
                  2,204,331     6,921,736     5,999,939     34,638,585      62,872      286,955      55,030,457
         12         --            422,355       974,831      1,430,224     991,305    4,547,878
                  3,040,496    12,562,700     5,987,812     47,725,834      58,892      447,694      78,190,020
         13         --            105,548       188,573        218,670     362,288    1,054,151
                  1,815,498     3,935,949     1,970,023     27,254,041      --           --          36,904,741
         14         --            788,148     1,515,702      1,871,316   3,355,079    7,188,016
                 10,412,734    18,838,740    13,188,423    118,400,709      60,487      609,956     176,229,308
         15         --            318,237       708,731      2,195,136   1,856,813    2,965,522
                  2,773,732     6,999,300     1,814,888     17,810,161      --          328,350      37,770,870
         16         --          1,112,658     1,940,766      4,285,235   3,326,033    6,215,365
                  3,153,246     9,116,099     2,032,036     22,052,474      --           --          53,233,913

------------------------

* Minor difference may result from rounding.

    All of the Initial Mortgage Loans were originated in accordance with underwriting policies customarily employed by the Bank, or with underwriting policies acceptable to the Bank. As is generally the case in the Canadian residential mortgage business, the Bank's underwriting policies are derived from CMHC approved underwriting criteria, and they focus on the borrower's ability to repay the mortgage loan and the adequacy of the proposed security.

    As a CMHC approved lender, the Bank has access to the National Housing Act
(NHA) mortgage insurance program. All of the Initial Mortgage Loans are insured by CMHC pursuant to that program. The bulk of those loans were insured at origination. Whether a loan is insured at origination or through the CMHC portfolio insurance program, the insurance is valid until the expiration of the loan.

    All of the Initial Mortgage Loans are balloon mortgages. Accordingly, the Initial Mortgage Loans do not provide for the amortization of the principal balance thereof over their term to maturity and a principal payment equal to the original balance less any principal amount previously paid will be due on each Initial Mortgage Loan at maturity. Mortgage Loans that require a balloon payment typically involve a greater degree of risk than fully amortizing loans. See "Risk Factors--Balloon Payments." Balloon mortgages are the most prevalent type of mortgage offered by Canadian mortgage lenders. At the expiration of the term, the mortgage is generally renewed, based on then current market conditions, for a new term. Although the Bank offers terms varying from 3 months to 10 years, terms exceeding 5 years are relatively rare. Moreover, although the Bank offers monthly, semi-monthly and weekly pay mortgages, all of the Initial Mortgage Loans are monthly pay mortgages. In general, loans are amortized over a period not exceeding 25 years.

    The Initial Mortgage Loans provide for limited prepayment rights. For example, typically up to 10% of the original principal amount of an Initial Mortgage Loan may be prepaid once annually without penalty. Moreover, an Initial Mortgage Loan may also be prepaid without penalty if the mortgaged property is sold and the mortgagor enters into a new mortgage with the same terms and conditions as the Initial Mortgage Loan. In most other circumstances, prepayments or renegotiations of either the interest rate or the term of an Initial Mortgage Loan will be subjected to prepayment penalties. During the first three years following the most recent interest adjustment date, such penalties are tantamount to a yield maintenance clause. After three years, such penalties will be limited to three months of interest.

    On the date of purchase, the Initial Mortgage Loans had an aggregate principal amount of approximately C$828 million (US$596 million) and a fair market value of approximately C$848 million (US$610 million). The Initial Mortgage Loans mature monthly beginning in 2000, with an average maturity of approximately September 2000.

    The Company intends and has the ability to hold the Mortgage Loans to maturity unless there is a prepayment by the customer or a Mortgage Loan is impaired. Therefore the Mortgage Loans will be recorded as a long-term investment in the balance sheet of the Company.

EFFECT OF INTEREST RATE FLUCTUATION ON ASSETS AND EARNINGS

    It is anticipated that the Company's income will consist principally of interest payments from the Initial Mortgage Assets issued by NB Finance and obligations that are comparable to the Initial Mortgage Assets issued by NB Finance. Interest and principal amounts generated by the Initial Mortgage Loans and other assets acquired pursuant to the Company's investment policy enable full payment with respect to the Initial Mortgage Assets issued by NB Finance. The Initial Mortgage Assets issued by NB Finance and the Initial Mortgage Loans mature between January 2000 and July 2001.

    If there is a significant decline in interest rates at a time when the Company must reinvest payments of interest and principal in respect of its Mortgage Assets or Mortgage Loans, the Company may find it difficult to purchase additional Mortgage Assets or Mortgage Loans which generate sufficient income to support the payment of dividends on the Series A Preferred Shares and, accordingly, the Depositary

Shares. Because the rate at which dividends on the Series A Preferred Shares, if, when and as authorized and declared, are payable is fixed, there can be no assurance that an interest rate environment in which there is a significant decline in interest rates would not adversely affect the Company's ability to pay dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares. Further, it is possible that a significant decline in interest rates could effect a prepayment of Mortgage Loans. Assuming all Mortgage Loans provide similar limitations on prepayments as the Initial Mortgage Loans, the effect on earnings will be, to a certain extent, mitigated. However, such prepayments could adversely affect the Company's assets.

    A significant increase in interest rates would not be expected to adversely affect the assets or the earnings of the Company.

SERVICING

    The Initial Mortgage Loans, and certain other Mortgage Loans, are serviced by the Bank pursuant to the terms of the Servicing Agreement. The Bank receives a fee equal to 0.25% per annum on the principal balances of the loans serviced. Payment of such fees is subordinated to payments of dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares.

    The Servicing Agreement requires the Bank to service Mortgage Loans in a manner generally consistent with normal mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans, with any servicing guidelines promulgated by the Company and with relevant government agency guidelines and procedures. The Servicing Agreement requires the Bank to service Mortgage Loans solely with a view toward the interests of the Company and without regard to the interests of the Bank or any of its other affiliates (including NB Finance). The Bank collects and remits principal and interest payments, administers mortgage escrow accounts, submits and pursues mortgage insurance claims and supervises foreclosure proceedings on any Mortgage Loans it services. The Bank also provides accounting and reporting services with respect to such Mortgage Loans. The Servicing Agreement requires the Bank to follow such collection procedures as are customary in normal mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans. The Bank has substantial experience in the practices followed on behalf of the Company pursuant to the Servicing Agreement, having employed similar or identical practices for its own mortgage financing activities. Additional information regarding the Bank is included in the Bank's short-form prospectus related to the Bank Preferred Shares affixed to this Prospectus as Annex A. The Bank may from time to time subcontract all or a portion of its servicing obligations under the Servicing Agreement to a third party subject to the prior written approval of the Company. The Bank will not, in connection with subcontracting any of its obligations under the Servicing Agreement, be discharged or relieved in any respect from its obligation to the Company to perform its obligations under the Servicing Agreement. As of the date of this Prospectus, the Bank has not subcontracted any of its obligations under the Servicing Agreement.

    The Bank is required to pay all expenses related to the performance of its duties under the Servicing Agreement. The Bank is required to make advances of taxes and required insurance premiums that are not collected from mortgagors with respect to any Mortgage Loan serviced by it, unless it determines that such advances are nonrecoverable from the mortgagor, insurance proceeds or other sources with respect to such Mortgage Loan. If such advances are made, the Bank generally will be reimbursed prior to the Company being reimbursed out of the payments with respect to such Mortgage Loan. The Bank also is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans serviced by it and in connection with the restoration of mortgaged property. The Bank is responsible to the Company for any loss suffered as a result of the Bank's failure to make and pursue timely claims or as a result of actions taken or omissions made by the Bank which cause the policies to be cancelled by the insurer. Subject to approval by the Company, the Bank may institute foreclosure proceedings, exercise any power of sale contained in any Mortgage Loan or deed of trust, obtain a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property underlying a Mortgage Loan by operation of law or otherwise in accordance with the terms of the Servicing Agreement. The Bank does not, however, have the authority to conclude contracts in the name of the Company.

    The Company may terminate the Servicing Agreement upon the occurrence of one or more events specified in the Servicing Agreement. Such events relate generally to the Bank's proper and timely performance of its duties and obligations under the Servicing Agreement. In addition, the Company may also terminate the Servicing Agreement without cause upon 60 days' notice and payment of a termination fee equal to the product of 0.0002% of the then current aggregate unpaid principal balance of the Mortgage Loans and the number of months remaining until the first anniversary of the Servicing Agreement. The termination fee will be based on the aggregate outstanding principal amount of the Mortgage Loans then serviced under the Servicing Agreement. As long as any of the Series A Preferred Shares remain outstanding, the Company may not renew, terminate, or modify the Servicing Agreement without the approval of a majority of the Independent Directors.

    As is customary in the mortgage loan servicing industry, the Bank is entitled to retain any late payment charges, penalties and assumption fees collected in connection with the Mortgage Loans serviced by it. The Bank will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company and, to the extent permitted by law, from interest earned on tax and insurance impound funds with respect to Mortgage Loans serviced by it.

    When any mortgaged property underlying a Mortgage Loan is conveyed by a mortgagor, the Bank generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. The terms of a particular Mortgage Loan or applicable law, however, may provide that the Bank is prohibited from exercising the "due-on-sale" clause under certain circumstances related to the security underlying the Mortgage Loan and the buyer's ability to fulfill the obligations thereunder. Upon any assumption of a Mortgage Loan by a transferee, a nominal fee is typically required, which sum will be retained by the Bank as additional servicing compensation.

EMPLOYEES

    The Company and NB Finance have six and no employees, respectively. Information regarding the executive officers of the Company and NB Finance is provided below under "Management--Directors and Executive Officers--The Company" and "--NB Finance." Neither the Company nor NB Finance anticipates that it will require any additional employees because (i) the Company retains the Bank to perform certain functions pursuant to the Advisory Agreement as described below under "Management--The Bank" and (ii) pursuant to the OSFI Order, NB Finance is not permitted to engage in any business activities other than the ownership of Mortgage Loans and activities incidental thereto. Each employee of the Company and NB Finance is currently also an officer and/or director of the Bank and/or affiliates of the Bank. The Company and NB Finance maintain corporate records and audited financial statements that are separate from those of the Bank and of any of the Bank's affiliates.

COMPETITION

    The Company does not engage in the business of originating Mortgage Assets. While the Company will purchase additional Mortgage Assets, it anticipates that such Mortgage Assets will be purchased from the Bank and/or affiliates of the Bank. Accordingly, the Company does not compete with mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers or insurance companies in acquiring its Mortgage Assets.

    NB Finance does not engage in the business of originating Mortgage Loans. While NB Finance may purchase additional Mortgage Loans, it anticipates that such Mortgage Loans will be purchased from the Bank and/or affiliates of the Bank. Accordingly, NB Finance does not compete with savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers or insurance companies in acquiring Mortgage Loans.

    As of October 31, 1997, the Bank held more than C$13 billion of residential mortgage assets. Slightly more than 70% of such mortgages were located in Quebec, the Bank's principal place of business. The major competitor of the Bank in Quebec is the Caisses Populaires Desjardins (a credit union). The market share of the Bank for such mortgages in Quebec is approximately 18% compared with a significantly greater market share for Caisses Populaires Desjardins.

LEGAL PROCEEDINGS

    Neither the Company nor NB Finance is the subject of any material litigation. None of the Company, NB Finance or any other affiliate of the Bank is currently involved in nor, to the Company's knowledge, currently threatened with any material litigation with respect to the Initial Mortgage Assets issued by NB Finance or the Initial Mortgage Loans, other than routine litigation arising in the ordinary course of business, most of which is expected to be covered by liability insurance.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS--THE COMPANY

    The Board of Directors of the Company consists of the individuals set forth below. Messrs. Hanley and Michel are Independent Directors. Pursuant to the terms of the Series A Preferred Shares, the Independent Directors will consider the interests of the holders of both the Series A Preferred Shares and the Common Stock in determining whether any proposed action requiring their approval is in the best interests of the Company. The Company currently has six employees and does not anticipate that it will require additional employees. See "Business and Strategy--Employees."

    As of January 30, 1998, the persons who are directors and executive officers of the Company are as follows:

NAME                                                      POSITION AND OFFICES HELD
----------------------------------------------  ----------------------------------------------
Michael Hanley................................  Director
Alain Michel..................................  Director
John Richter..................................  Director; Chairman of the Board; Chief
                                                  Executive Officer; President
Tom Doss......................................  Director; Chief Financial Officer; Treasurer
Pierrette Lacroix.............................  Director; Vice President

    Francois Bourassa (Vice President--Legal; Secretary), Andree Grimard (Assistant Secretary) and Martin Ouellet (Vice President) are the only other employees of the Company. The following is a summary of the experience of the executive officers and current directors of the Company:

    Mr. Hanley has been Vice President and Chief Financial Officer of Gaz Metropolitain since June 1997. Prior to that he was Vice President, Finance of St. Laurent Paperboard Inc. since November 1995 and Corporate Controller since June 1994. Prior to that, Mr. Hanley was Manager, Financial Analysis at Avenor Inc. since May 1993 and Internal Auditor since September 1990. Prior to that, he was Senior Advisor for Arthur Andersen & Co., an international firm of accountants and management consultants.

    Mr. Michel has been Senior Vice President and Chief Financial Officer of Le Groupe Videotron Ltee since September 1994. Prior to that, he was Vice President Finance and Treasurer of Videotron since July 1992. Mr. Michel is a member of the Board of Directors of Group Goyette Inc., a public transportation company, and is Vice-Chairman of the Board and Chairman of the Audit Committee of Optel Inc., its U.S. division.

    Ms. Pierrette Lacroix joined the Montreal Head Office of National Bank of Canada in 1975. As senior officer, she has been involved in various functions related to the Treasury area of the Bank and has, over the years, participated in several task forces within the Bank. She came to the United States in May of 1993 to assume the position of Senior Vice President and Treasurer of the USA Division. As such, she is responsible for the management of all Treasury related activities for the USA, including asset/liability management. She is also a member of the USA Division's Management Committee.

    Mr. Doss joined the Bank in 1981 and has served as Chairman, Credit Committee (United States) since 1981. He was elected Vice President, Credit (U.S.) in 1988. He is an officer of several of the Bank's U.S. subsidiaries and is a director of National Canada Finance Corp. and NB Finance. He is also a member of the Board of Trustees for Soundview Preparatory School.

    Mr. Richter has been Vice President--Eastern United States of the Bank since 1988. In this position he functions as the Bank's senior lender officer in the United States. Mr. Richter is President of National Canada Finance Corp., a United States subsidiary of the Bank. He is also a member of the Bank's management committee in the United States. Mr. Richter has been Chairman of the Board; Chief Executive Officer; President of the Company since January 30, 1998.

DIRECTORS AND EXECUTIVE OFFICERS--NB FINANCE

    The Board of Directors of NB Finance consists of the individuals set forth below. Messrs. Cooke and Trollope are Independent Directors. NB Finance currently has four officers and no employees. NB Finance does not anticipate that it will require additional employees. See "Business and Strategy-- Employees."

    As of January 30, 1998, the persons who are directors and executive officers of the Company are as follows:

NAME                                                       POSITION AND OFFICE HELD
----------------------------------------------  ----------------------------------------------
David W. P. Cooke.............................  Director
Nicolas G. Trollope...........................  Director
Tom Doss......................................  Director
John Richter..................................  Director
Martin Ouellet................................  Director; President
Francois Bourassa.............................  Director; Secretary
Pierrette Lacroix.............................  Director; Vice President

    Wayne Morgan (Assistant Secretary) is the only other officer of NB Finance. The following is a summary of the experience of the executive officers and current directors of NB Finance other than those provided under "Directors and Executive Officers--The Company" above.

    Mr. David W.P. Cooke has been a corporate attorney in the Bermuda law firm of Conyers Dill & Pearman since 1994. He was called to the Bar in England and Wales in 1987 and to the Bar in Bermuda in 1989. Prior to joining Conyers Dill & Pearman, Mr. Cooke was engaged in the practice of law with other law firms in both Bermuda and London, England.

    Mr. Nicolas G. Trollope has been a partner in the Bermuda law firm of Conyers Dill & Pearman since 1991. He was called to the Bar in England and Wales in 1982 and to the Bar in Bermuda in 1983. Mr. Trollope is also a member of the Institute of Chartered Secretaries.

    Mr. Martin Ouellet has been employed by the Bank for more than 17 years in the Treasury division. Since 1989, he has been Vice-President, Treasury and Financial Markets. In the three years previous thereto, he served as Vice-President of the Treasury operations of the London, England branch.

    Mr. Francois Bourassa has been Senior Advisor, Legal Affairs of the Bank since 1989. Prior to joining the Bank, Mr. Bourassa was engaged in the practice of law in Montreal.

COMPENSATION OF EXECUTIVE OFFICERS

    The respective officers, employees and directors of the Company and NB Finance, other than the Independent Directors, did not receive any form of compensation from the Company and NB Finance, respectively, for the fiscal year ended December 31, 1997. The compensation of the officers, employees and directors other than the Independent Directors of the Company is paid directly by the Bank and charged-back to the Company for services provided thereto pursuant to the terms of the Advisory Agreement. See "--The Bank as Advisor." The following table summarizes compensation information for the fiscal year ended December 31, 1997 (i) for Roger Smock, President of the Company, who resigned from his positions with the Bank and the Company in January 1998, and
(ii) Martin Ouellet, President of NB Finance:

                           SUMMARY COMPENSATION TABLE

                                                                                                                   LONG TERM
                                                                                ANNUAL COMPENSATION              COMPENSATION
                                                                      ----------------------------------------  ---------------
                                                                                                     OTHER        SECURITIES
NAME AND PRINCIPAL                                                                                  ANNUAL        UNDERLYING
  POSITION                                                   YEAR        SALARY        BONUS     COMPENSATION       SARS(#)
---------------------------------------------------------  ---------  ------------  -----------  -------------  ---------------
Roger Smock, President--.................................       1997  US$  183,287            0   US$  14,555(2)
NB Capital Corporation(1)
Martin Ouellet, President................................       1997  C$   123,500  C$  295,000   C$      742(3)        8,000
NB Finance, Ltd.(1)

NAME AND PRINCIPAL                                              ALL OTHER
  POSITION                                                    COMPENSATION
---------------------------------------------------------  -------------------
Roger Smock, President--.................................               0
NB Capital Corporation(1)
Martin Ouellet, President................................               0
NB Finance, Ltd.(1)

------------------------

(1) Compensation disclosed in this table for Mr. Smock and Mr. Ouellet was paid in consideration for all of Mr. Smock's and Mr. Ouellet's respective services to the Bank and its subsidiaries. Only a portion of such compensation is attributable to Mr. Smock's services to the Company, which portion was charged-back to the Company by the Bank pursuant to the terms of the Advisory Agreement. See "--The Bank as Advisor." No executive officer of the Company or NB Finance was paid more than US$100,000 of compensation for the fiscal year ended December 31, 1997 that would be attributable to services performed for the Company or NB Finance and their subsidiaries and thus are not included in this table.

(2) Consists of a US$10,000 annual education allowance and a US$4,555 annual car allowance.

(3) Consists of a taxable benefit on a reduced interest loan.

SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information about stock appreciation rights ("SARs") awarded to Mr. Ouellet during the fiscal year ended December 31, 1997:

SAR GRANTS IN THE LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS(1)                           POTENTIAL
                                              -----------------------------------------------------     REALIZABLE VALUE AT
                                               NUMBER OF     % OF TOTAL                                    ASSUMED ANNUAL
                                              SECURITIES        SARS                                    RATES OF STOCK PRICE
                                              UNDERLYING     GRANTED TO                                     APPRECIATION
                                                 SARS         EMPLOYEES       BASE                        FOR SAR TERM(2)
                                                GRANTED       IN FISCAL       PRICE     EXPIRATION   --------------------------
NAME                                              (#)           YEAR         (C$/SH)       DATE        5% (C$)       10% (C$)
--------------------------------------------  -----------  ---------------  ---------  ------------  ------------  ------------
Martin Ouellet, President--.................       8,000            0.7%      C$24.50    12/31/2007     C$123,280     C$312,560
NB Finance, Ltd.

------------------------

(1) The SARs granted to Mr. Ouellet vest in four equal annual installments commencing on the first anniversary of their date of grant.

(2) Potential gains on SARs are net of base price, but before taxes associated with exercise.

OPTIONS EXERCISED AND YEAR-END OPTION/SAR HOLDINGS

    The following table provides information about stock option exercises during 1997 and stock options/ SARs held at fiscal year-end:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                           NUMBER OF
                                                                          SECURITIES            VALUE OF
                                                                          UNDERLYING           UNEXERCISED
                                                                          UNEXERCISED         IN-THE-MONEY
                                                                        OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                          FY-END (#)         FY-END (C$) (2)
                                 SHARES ACQUIRED         VALUE           EXERCISABLE/         EXERCISABLE/
NAME                             ON EXERCISE (#)    REALIZED(C$)(1)      UNEXERCISABLE        UNEXERCISABLE
-------------------------------  ---------------  --------------------  ---------------  -----------------------
Roger Smock, President--.......        22,000             C$99,994            0/45,000             C$0/C$535,250
NB Capital Corporation
Martin Ouellet, President--....         9,400             C$66,330       17,275/22,425       C$214,301/C$164,364
NB Finance, Ltd.

------------------------

(1) Market value of the underlying Bank common stock less the exercise or base price.

(2) Market value of Bank common stock underlying in-the-money options/SARs at the end of 1997, minus the aggregate exercise price of the options/SARs.

PENSION PLAN

                               PENSION PLAN TABLE

                                       YEARS OF SERVICE
CANADIAN DOLLARS  ----------------------------------------------------------
  REMUNERATION        15          20          25          30          35
----------------  ----------  ----------  ----------  ----------  ----------
     C$100,000      C$26,334    C$34,945    C$43,556    C$52,414    C$61,348
       125,000        31,751      40,369      48,973      57,830      66,764
       150,000        37,168      45,779      54,390      63,247      72,181
       175,000        42,584      51,195      59,806      68,664      77,598
       200,000        48,001      56,612      65,223      74,080      83,014
       225,000        53,418      62,029      70,640      79,497      88,431
       250,000        58,834      67,445      76,056      84,914      93,848
       300,000        58,834      67,445      76,056      84,914      93,848

    The above table illustrates the estimated annual retirement benefit payable on a straight line annuity basis to participating employees at normal retirement age (generally age 60), in the earnings and years of service classifications indicated, under the defined benefit pension plan sponsored by the Bank (the "Bank Pension Plan") and an excess benefit plan which covers certain employees of the Bank and its subsidiaries. For each year of service credited to a participant in the Bank Pension Plan, a participant will be entitled to 2% of his or her annual eligible earnings, less the amount earned under the Canada or Quebec pension plans while participating in the Bank Pension Plan. Annual eligible earnings is defined as a participant's average earnings for such participant's 60 highest-paid consecutive months, based on salary and 25% of bonus. Mr. Smock had accrued 16.4 years of credited service under the Bank Pension Plan as of his resignation. Mr. Ouellet had accrued 17.5 years of credited service under the Bank Pension Plan as of December 31, 1997.

    In addition to the Bank Pension Plan, certain employees of the Bank and its subsidiaries, including those of the Company, may also participate in an excess benefit plan for participants in the Bank Pension Plan whose benefits are reduced pursuant to limitations on pensions imposed by the Income Tax Act (Canada). Employees covered by the excess benefit plan receive a benefit equal to the amount of benefit disallowed under the Pension Plan due to such limitations.

INDEPENDENT DIRECTORS

    The terms of the Series A Preferred Shares require that, as long as any Series A Preferred Shares are outstanding, certain actions by the Company must be approved by a majority of the Independent Directors. See "Description of Series A Preferred Shares--Independent Director Approval." Mr. Hanley and Mr. Michel are Independent Directors. As long as there are only two Independent Directors, any action that requires the approval of a majority of Independent Directors must be approved by both the Independent Directors.

    If at any time the Company fails to declare and pay a quarterly dividend on the Series A Preferred Shares, the number of directors then constituting the Board of Directors will be increased by at least two at the Company's next annual meeting and the holders of the Series A Preferred Shares, voting together as a single class with the holders of Depositary Shares representing Series A Preferred Shares and the holders of any other outstanding series of Preferred Stock entitled to vote on the matter, including the Senior Preferred Shares, will be entitled to elect two additional directors to serve on the Board of Directors. Any member of the Board of Directors elected by holders of Preferred Stock and holders of Depositary Shares representing Series A Preferred Shares will be deemed to be an Independent Director for purposes of the actions requiring the approval of a majority of the Independent Directors. The Company expects that the Bank will elect a majority of the Board of Directors. See "Description of Series A Preferred Shares-- Voting Rights."

AUDIT COMMITTEE

    The Board of Directors of the Company will establish an audit committee that will review the engagement of independent accountants and their independence. The audit committee will also review the adequacy of the Company's internal accounting controls. The audit committee will be comprised of Mr. Hanley and Mr. Michel.

    The Bye-laws of NB Finance provide the Board of Directors with the authority to establish committees. As of the date of this Prospectus, no such committees have been established by the Board of Directors.

COMPENSATION OF INDEPENDENT DIRECTORS

    The Company pays its Independent Directors fees for their services as directors. Each Independent Director receives annual compensation of $10,000 plus a fee of $750 for attendance (in person or by telephone) at each meeting of the Board of Directors.

    NB Finance does not directly pay its Independent Directors any fees for their services as directors. Codan Services Limited has been engaged by NB Finance to provide administrative services to NB Finance, including the services of NB Finance's Independent Directors. Codan Services Limited receives an annual fee of US$4,500 for such services.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of the corporation's directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

    The Bye-laws of NB Finance provide that the directors, secretary and other officers (such term to include, for the purposes of indemnification, any person appointed to a committee by the Board of Directors), for the time each was acting on behalf of NB Finance, shall be indemnified from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall incur as a result of any actions or omissions in the execution of their duties. The foregoing indemnity does not apply to acts of fraud or dishonesty. Pursuant to a letter dated February 27, 1998, the Bank has undertaken to indemnify the Independent Directors of NB Finance for any liability incurred in connection with the good faith performance of their duties as directors, which liability arises as a result of a material misstatement or omission in the registration statements filed with the Commission in connection with the Offering and the Exchange Offer.

THE BANK AS ADVISOR

    The Company entered into the Advisory Agreement with the Bank to administer the day-to-day operations of the Company. The Bank is responsible for (i) monitoring the credit quality of Mortgage Assets held by the Company, (ii) advising the Company with respect to the reinvestment of income from and payments on, and with respect to the acquisition, management, financing and disposition of, Mortgage

Assets held by the Company, (iii) holding documents relating to the Company's Mortgage Assets as custodian, (iv) monitoring the Company's compliance with the requirements necessary to qualify as a REIT and (v) maintaining its status as a NHA Approved Lender. The Bank may, with the approval of a majority of the Board of Directors as well as a majority of the Independent Directors, subcontract all or a portion of its obligations under the Advisory Agreement to one or more related or unrelated third parties. The Bank will not, in connection with the subcontracting of any of its obligations under the Advisory Agreement, be discharged or relieved in any respect from its obligations under the Advisory Agreement. As of the date of this Prospectus, the Bank has not subcontracted any of its obligations under the Advisory Agreement.

    The Bank and its affiliates have substantial experience in mortgage finance and in the administration of Mortgage Assets. Additional information regarding the Bank is included in the Bank's short-form prospectus related to the Bank Preferred Shares affixed to this Prospectus as Annex A.

    The Advisory Agreement has an initial term of one year, and may be renewed for additional one-year periods. The Advisory Agreement may be terminated by the Company at any time upon 60 days' prior written notice. As long as any of the Series A Preferred Shares remain outstanding, any decision by the Company to renew, terminate or modify the Advisory Agreement must be approved by a majority of the Board of Directors, as well as by a majority of the Independent Directors. The Bank is entitled to receive an advisory fee equal to US$25,000 payable in equal quarterly installments with respect to the advisory and management services provided by it to the Company. Payment of such fees is subordinated to payments of dividends on the Series A Preferred Shares and, accordingly, the Depositary Shares.

    As a result of the relationship between the Bank and the Company, certain conflicts of interest may arise. See "Risk Factors--Relationship with the Bank and its Affiliates; Conflicts of Interest." In addition, under certain circumstances, The Independent Fiduciary will exercise the discretionary authority reserved to the Company with respect to transactions involving both the Company and the Bank or any Bank affiliate. See "ERISA Considerations."

                        DESCRIPTION OF DEPOSITARY SHARES

    Set forth below are the material provisions of the Deposit Agreement, the Depositary Shares and Depositary Receipts. See the form of Deposit Agreement and form of Depositary Receipt which are filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

    Each Depositary Share represents a one-fortieth interest in a Series A Preferred Share. The Series A Preferred Shares underlying the Depositary Shares will be deposited with The Bank of Nova Scotia Trust Company of New York, as Depositary (the "Depositary"), under a Deposit Agreement (the "Deposit Agreement"), among the Company, the Bank, the Depositary and all holders, from time to time, of depositary receipts issued by the Depositary thereunder (the "Depositary Receipts"). The Company intends to list the Depositary Shares, and expects that the Depositary Shares will be approved for listing, on the NYSE. The Company does not plan to list the Series A Preferred Shares on any national exchange. Accordingly, the Company does not expect that there will be any public trading market for the Series A Preferred Shares except as represented by the Depositary Shares. The Depositary Shares will be evidenced by Depositary Receipts.

    Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled through the Depositary, in proportion to the one-fortieth interest in a Series A Preferred Share underlying such Depositary Share, to all the rights, preferences and privileges of a Series A Preferred Share (including dividend, voting, redemption and liquidation rights), and will be subject to all of the limitations of the fractional share of Series A Preferred Shares represented thereby. See "Description of Series A Preferred Shares." Since each Series A Preferred Share entitles the holder thereof to one vote on matters on which the Series A Preferred Shares are entitled to vote, each Depositary Share will, in effect, entitle the holder thereof to one-fortieth of a vote thereon, rather than one full vote. See "Description of Series A Preferred Shares--Voting Rights."

    The Depositary will act as transfer agent and registrar and paying agent with respect to the Depositary Shares.

    After the date fixed for redemption (which will be the same date as any redemption date for the Series A Preferred Shares), the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING RIGHTS

    Upon receipt of notice of any meeting at which the holders of the Series A Preferred Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares representing the Series A Preferred Shares. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Series A Preferred Shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of whole Series A Preferred Shares underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of whole Series A Preferred Shares underlying such Depositary Shares in accordance with such instructions, and the Company and the Bank will agree to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting the Series A Preferred Shares to the extent the Depositary does not receive specific instructions from the holders of Depositary Shares relating to such shares.

AMENDMENT OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company, the Bank and the Depositary. However, any amendment which imposes or increases any fees, taxes or other charges upon holders of Depositary Receipts (other than taxes and other governmental charges, fees, and other expenses payable by such holders as stated under "Charges of Depositary"), or which otherwise materially and adversely alters the rights of holders of Depositary Shares will not take effect unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding.

CHARGES OF DEPOSITARY

    Holders of Depositary Shares will not pay any transfer or other taxes or governmental charges that arise solely from the existence of the depositary arrangements. The Initial Purchaser will pay the charges of the Depositary in connection with the initial deposit of the Series A Preferred Shares and any redemption of the Series A Preferred Stock. Holders of Depositary Shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges, if any, as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

    The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which the Company is required to furnish to the holders of the Series A Preferred Shares.

    The Depositary, the Company and the Bank will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. Except as a result of negligence or willful misconduct in performance of their respective duties under the Deposit Agreement, the obligations of the Company, the Bank and the Depositary under the Deposit Agreement will be limited to performance in their best judgment and in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceedings in respect of any Depositary Shares or Series A Preferred Shares unless satisfactory indemnity is furnished. The Company, the Bank and the Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting Series A Preferred Shares for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY; TERMINATION OF THE DEPOSIT AGREEMENT

    The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary will be appointed by the Company within 60 days after delivery of the notice of resignation or removal.

    The Deposit Agreement may be terminated at the direction of the Company or the Bank or by the Depositary if a period of 60 days shall have expired after the Depositary has delivered to the Company written notice of its election to resign and a successor Depositary shall have not been appointed. Upon termination of the Deposit Agreement, the Depositary will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except that the Depositary will continue to collect dividends pertaining to the Series A Preferred Shares and deliver, upon surrender of Depositary Receipts held by such holder, certificates representing Series A Preferred Shares together with any dividends or other distributions received with respect thereto and the proceeds of the sale of any rights or property. At any time after the expiration of one year from the date of termination, the Depositary may sell the Series A Preferred Shares and hold the proceeds of such sale, without interest, for the benefit of the holders of Receipts who have not then surrendered their Depositary

Receipts. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement except to account for such proceeds.

    The Deposit Agreement will automatically terminate if there has been a final distribution in respect of Series A Preferred Shares in connection with any liquidation, dissolution or winding-up of the Company and such distribution has been distributed to holders of Depositary Receipts.

ISSUANCE OF DEPOSITARY RECEIPTS AND WITHDRAWAL OF SERIES A PREFERRED SHARES FROM
  DEPOSIT

    The Initial Purchaser and any other holder of Series A Preferred Shares who exchanges Series A Preferred Shares pursuant to the Exchange Offer may deposit Series A Preferred Shares with the Depositary, which will then issue and deliver the Depositary Receipts to the purchasers of the Series A Preferred Shares. Holders of Series A Preferred Shares other than the Initial Purchaser who do not tender their Series A Preferred Shares into the Exchange Offer will be precluded from depositing their Series A Preferred Shares with the Depositary until such time as the applicable holding period with respect to such Series A Preferred Shares has expired and such Series A Preferred Shares have become freely transferable. Depositary Receipts will be issued evidencing only whole Depositary Shares.

    Upon surrender of Depositary Receipts at the corporate office of the Depositary (or other such office as the Depositary may designate), the owner of the Depositary Shares evidenced thereby is entitled at such office to certificates evidencing the number of Series A Preferred Shares (but only in whole Series A Preferred Shares) represented by such Depositary Receipts. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of whole Series A Preferred Shares to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute all cash dividends or other cash distributions received in respect of the Series A Preferred Shares to the record holders of Depositary Shares representing such Series A Preferred Shares in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF DEPOSITARY SHARES

    If the Series A Preferred Shares underlying the Depositary Shares are subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such Series A Preferred Shares held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such Series A Preferred Shares. If less than all Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata.

AUTOMATIC EXCHANGE

    Immediately upon the occurrence of an Exchange Event, each Depositary Share will represent a one-fortieth interest in a Bank Preferred Share and will no longer represent a fractional interest in a Series A Preferred Share.

TAXATION

    Owners of the Depositary Shares will be treated for federal income tax purposes as if they were owners of the Series A Preferred Shares represented by the Depositary Shares and, accordingly, must take into account for federal income tax purposes dividend income paid or accrued on Series A Preferred Shares represented by the Depositary Shares and gain and loss on the sale or exchange of Series A Preferred Shares represented by Depositary Shares.

                  DESCRIPTION OF THE SERIES A PREFERRED SHARES

    The following summary of the material terms and provisions of the Series A Preferred Shares does not purport to be complete and is qualified in its entirety by reference to Maryland law and to the terms and provisions of the Charter establishing the Series A Preferred Shares and the other provisions of the Charter, a copy of which is available from the Company upon request. See "Description of Capital Stock."

GENERAL

    The Series A Preferred Shares form a series of Preferred Stock, which Preferred Stock may be issued from time to time in one or more series with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as are determined by the Board of Directors. The Board of Directors has authorized the Company to issue the Series A Preferred Shares.

    The Series A Preferred Shares are validly issued, fully paid and nonassessable. The holders of the Series A Preferred Shares have no preemptive rights with respect to any shares of the stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Shares are perpetual and will not be convertible into shares of Common Stock or any other class or series of stock of the Company and will not be subject to any sinking fund or other obligation of the Company for their repurchase or retirement. The Series A Preferred Shares will be exchanged automatically on a one-for-one basis for the Bank Preferred Shares upon the occurrence of an Exchange Event.

    The transfer agent, registrar and dividend disbursement agent for the Series A Preferred Shares will be The Bank of Nova Scotia Trust Company of New York. The registrar for shares of Series A Preferred Shares will send notices to shareholders of any meetings at which holders of the Series A Preferred Shares have the right to elect directors of the Company or to vote on any other matter.

DIVIDENDS

    Holders of the Series A Preferred Shares shall be entitled to receive, if, when and as authorized and declared by the Board of Directors out of assets of the Company legally available therefor, noncumulative cash dividends at the rate of 8.35% per annum of the liquidation preference (equivalent to US$83.50 per share per annum, calculated by multiplying the annual dividend rate of 8.35% by the liquidation preference of US$1,000 per share, assuming authorization and declaration by the Board of Directors of four quarterly dividends). If authorized and declared, dividends on the Series A Preferred Shares shall be payable quarterly in arrears on the 30th day of March, June, September and December (or, if any such day is not a business day, on the next business day) of each year, at such annual rate, commencing December 30, 1997. Dividends in each quarterly dividend period will accrue from the first day of such period, whether or not authorized, declared or paid for the prior quarterly period. Each authorized and declared dividend shall be payable to holders of record as they appear at the close of business on the stock register of the Company on such record dates, not exceeding 45 calendar days nor less than 10 calendar days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends payable on the Series A Preferred Shares for any dividend period greater or less than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in the period; provided, however, that in the event of the Automatic Exchange, any accrued and unpaid dividends on the Series A Preferred Shares as of the Time of Exchange (as defined) shall be deemed to be accrued and unpaid dividends on the Bank Preferred Shares.

    The right of holders of the Series A Preferred Shares to receive dividends is noncumulative. Accordingly, if the Board of Directors fails to authorize or declare a dividend on the Series A Preferred

Shares for a quarterly dividend period, then holders of the Series A Preferred Shares will have no right to receive a dividend for that period, and the Company will have no obligation to pay a dividend for that period, whether or not dividends are authorized and declared and paid for any future period with respect to either the Preferred Stock or the Common Stock authorized. If the Company fails to pay or authorize and set aside for payment a quarterly dividend on the Series A Preferred Shares, holders of Preferred Stock, including the Series A Preferred Shares and the Senior Preferred Shares, will be entitled to elect two directors. See "--Voting Rights."

    If full dividends on the Series A Preferred Shares for any dividend period shall not have been authorized, declared and paid, or authorized, declared and a sum sufficient for the payment thereof set apart for such payments, no dividends shall be authorized, declared or paid or set aside for payment with respect to the Common Stock or any other stock of the Company ranking junior to or on a parity with the Series A Preferred Shares as to dividends or amounts upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Series A Preferred Shares as to dividends or amounts upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other stock of the Company ranking junior to the Series A Preferred Shares as to dividends and amounts upon liquidation), until such time as dividends on all outstanding Series A Preferred Shares have been (i) authorized, declared and paid for three consecutive dividend periods and (ii) authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof has been set apart for payment for the fourth consecutive dividend period.

    When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series A Preferred Shares and the shares of any other series of stock ranking on a parity as to dividends with the Series A Preferred Shares, all dividends authorized and declared upon the Series A Preferred Shares and any other series of stock ranking on a parity as to dividends with the Series A Preferred Shares shall be authorized and declared proportionately so that the amount of dividends authorized and declared per Series A Preferred Share and such other series of stock shall in all cases bear to each other the same ratio that full dividends, for the then-current dividend period, per Series A Preferred Share (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods) and full dividends, including required or permitted accumulations, if any, on such other series of stock bear to each other.

    For a discussion of the tax treatment of distributions to stockholders, see "United States Federal Income Tax Considerations--Taxation of United States Stockholders" and "--Taxation of Foreign Stockholders," and for a discussion of certain potential regulatory limitations on the Company's ability to pay dividends, see "Risk Factors--Dividend and Other Regulatory Restrictions on Operations of the Company."

AUTOMATIC EXCHANGE

    Each Series A Preferred Share will be exchanged automatically for one newly issued Bank Preferred Share (i) immediately prior to such time, if any, at which the Bank fails to declare and pay or set aside for payment when due any dividend on any issue of its cumulative First Preferred Shares or the Bank fails to pay or set aside for payment when due any declared dividend on any of its non-cumulative First Preferred Shares, (ii) in the event that the Bank has a Tier 1 risk-based capital ratio of less than 4.0% or a total risk-based capital ratio of less than 8.0%, (iii) in the event that the Superintendent takes control of the Bank pursuant to the Bank Act or proceedings are commenced for the winding-up of the Bank pursuant to the Winding-up and Restructuring Act (Canada), or (iv) in the event that the Superintendent, by order, directs the Bank to act pursuant to subsection 485(3) of the Bank Act and the Bank elects to cause the exchange. Upon an Exchange Event, each holder of the Series A Preferred Shares shall be unconditionally obligated to surrender to the Bank the certificates representing each Series A Preferred Share held by such holder, and the Bank shall be unconditionally obligated to issue to such holder in exchange for each such Series A Preferred Share a certificate representing one Bank Preferred Share. Any Series A Preferred Shares purchased or redeemed by the Company prior to the Time of Exchange (as defined below) shall be deemed not to be outstanding and shall not be subject to the Automatic Exchange.

    The Automatic Exchange shall occur as of 8:00 a.m. Eastern Time on the date for such exchange set forth in the requirements of the Superintendent or, if such date is not set forth in such requirements as of 8:00 a.m. on the earliest possible date such exchange could occur consistent with such requirements (the "Time of Exchange"), as evidenced by the issuance by the Bank of a press release prior to such time. As of the Time of Exchange, all of the Series A Preferred Shares will be deemed cancelled without any further action by the Company, all rights of the holders of the Series A Preferred Shares as stockholders of the Company will cease, and such persons shall thereupon and thereafter be deemed to be and shall be for all purposes holders of Bank Preferred Shares. The Company will mail notice of the occurrence of an Exchange Event to each holder of the Series A Preferred Shares within 30 days of such event, and the Bank will deliver to each such holder certificates for the Bank Preferred Shares upon surrender of such holder's certificates for the Series A Preferred Shares. The Charter provides that, immediately after the delivery of such notice, the existence of the Company shall terminate and the Company will be liquidated and its affairs wound up in accordance with the procedures of the MGCL relating to forfeiture of the charter of a corporation and expiration of corporate existence. Until such replacement stock certificates are delivered (or in the event such replacement certificates are not delivered), certificates previously representing the Series A Preferred Shares shall be deemed for all purposes to represent the Bank Preferred Shares. All corporate action necessary for the Bank to issue the Bank Preferred Shares has been taken by the Bank. Accordingly, once an Exchange Event occurs, no action will be required to be taken by holders of the Series A Preferred Shares, by the Bank or by the Company in order to effect the Automatic Exchange as of the Time of Exchange.

    Holders of the Series A Preferred Shares, by purchasing such Series A Preferred Shares, will be deemed to have agreed to be bound by the unconditional obligation to exchange such Series A Preferred Shares for the Bank Preferred Shares upon the occurrence of an Exchange Event. The obligation of the holders of the Series A Preferred Shares to surrender such shares and the obligation of the Bank to issue the Bank Preferred Shares in exchange for the Series A Preferred Shares shall be enforceable by the Bank and such holders, respectively, against the other.

    Absent the occurrence of an Exchange Event, no Bank Preferred Shares will be issued. Upon the occurrence of an Exchange Event, the Bank Preferred Shares to be issued as part of the Automatic Exchange would constitute a newly issued series of First Preferred Shares of the Bank ranking senior to all shares of common stock of the Bank then issued and outstanding and equally with all other series of First Preferred Shares of the Bank then issued and outstanding. As of October 31, 1997, 170,461,483 shares of common stock of the Bank were issued and outstanding. The Bank Preferred Shares would constitute 100% of the issued and outstanding Bank Preferred Shares. The Bank Preferred Shares would have a liquidation preference of US$1,000 and be subject to redemption on the same terms as the Series A Preferred Shares (except that there would be no redemption for a Tax Event). Any accrued and unpaid dividends on the Series A Preferred Shares as of the Time of Exchange would be accounted for as accrued and unpaid dividends on the Bank Preferred Shares. The Bank Preferred Shares would rank equally, in terms of dividend payments and liquidation preference, with, or senior to, any outstanding First Preferred Shares of the Bank. The Bank Preferred Shares would not entitle the holders to vote except in certain circumstances. Dividends on the Bank Preferred Shares would be non-cumulative and payable at the rate of 8.45% per annum of the liquidation preference, if, when and as declared by the Board of Directors of the Bank. The Bank does not intend to apply for listing of the Bank Preferred Shares on any national securities exchange or for quotation of the Bank Preferred Shares through the National Association of Securities Dealers Automated Quotation System. Absent the occurrence of an Exchange Event, however, the Bank will not issue any Bank Preferred Shares, although the Bank will be able to issue First Preferred

Shares in series other than that of the Bank Preferred Shares. There can be no assurance as to the liquidity of the trading markets for the Bank Preferred Shares, if issued, or that an active public market for the Bank Preferred Shares would develop or be maintained.

    Holders of the Series A Preferred Shares cannot exchange the Series A Preferred Shares for the Bank Preferred Shares voluntarily. In addition, absent the occurrence of the Automatic Exchange, holders of the Series A Preferred Shares will have no dividend, voting, liquidation preference or other rights with respect to the Bank or any security of the Bank.

RANKING

    The Series A Preferred Shares will rank prior to the Common Stock and to all other classes and series of equity securities of the Company now or hereafter issued, other than the Senior Preferred Shares or any other series of equity securities of the Company expressly designated as being on a parity with ("Parity Stock") or senior to the Series A Preferred Shares as to dividend rights and rights upon liquidation, winding up or dissolution. The Company has the power to create and issue additional Preferred Stock or other classes of stock ranking on a parity with the Series A Preferred Shares, or ranking junior to the Series A Preferred Shares, without any approval or consent of the holders of Series A Preferred Shares. So long as any Series A Preferred Shares remain outstanding, additional shares of Senior Stock may not be issued without the approval of the holders of at least two-thirds of the Series A Preferred Shares. See "--Voting Rights." So long as any Series A Preferred Shares remain outstanding, additional shares of Parity Stock may not be issued without the approval of a majority of the Board of Directors and a majority of the Independent Directors. See "--Independent Director Approval."

VOTING RIGHTS

    Except as indicated below, the holders of the Series A Preferred Shares will not be entitled to vote. In the event the holders of the Series A Preferred Shares are entitled to vote as indicated below, each Series A Preferred Share will be entitled to one vote on matters on which holders of the Series A Preferred Shares are entitled to vote.

    If, at the time of any annual meeting of the Company's stockholders for the election of directors, the Company has failed to pay or failed to authorize and declare and set aside for payment a quarterly dividend on any series of Preferred Stock of the Company, including the Series A Preferred Shares, the number of directors then constituting the Board of Directors will be increased by at least two (if not already increased by two due to a default in preference dividends), and the holders of the Series A Preferred Shares and the holders of Senior Preferred Shares, voting together with the holders of all other series of Preferred Stock as a single class, will be entitled to elect such two additional directors to serve on the Board of Directors at each such annual meeting. Each director elected by the holders of shares of the Preferred Stock shall continue to serve as a director until the later of (i) the full term for which he or she shall have been elected or (ii) the payment of one quarterly dividend on the Preferred Stock, including the Series A Preferred Shares. Any such director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding the Series A Preferred Shares and Parity Stock entitled to vote, voting together as a single class with the holders of all other series of Preferred Stock entitled to vote on the matter, at a meeting of the Company's stockholders, or of the holders of the Series A Preferred Shares and Parity Stock so entitled to vote thereon, called for that purpose. As long as dividends on the Series A Preferred Shares shall not have been paid for the preceding quarterly dividend period, (i) any vacancy in the office of any such director may be filled (except as provided in the following clause (ii)) by a person designated in an instrument in writing signed by any such remaining director and filed with the Company, and (ii) in the case of the removal of any such director, the vacancy may be filled by the vote of the holders of the outstanding Series A Preferred Shares and Parity Stock entitled to vote, voting together as a single class with the holders of all other series of Preferred Stock entitled to vote on the matter, at the same meeting at which such removal shall be voted.

    The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of each series of Preferred Stock, including the Series A Preferred Shares, will be required (a) to create any class or series of stock (other than the Senior Preferred Stock) which shall, as to dividends or distribution of assets, rank prior to or on a parity with any outstanding series of Preferred Stock other than a series which shall not have any right to object to such creation or (b) to alter or change the provisions of the Charter (including the terms of the Series A Preferred Shares) so as to adversely affect the voting powers, preferences or special rights of the holders of a series of Preferred Stock to any material extent; provided that if such amendment shall not adversely affect all series of Preferred Stock, such amendment need only be approved by at least two-thirds of the holders of shares of all series of Preferred Stock adversely affected thereby.

REDEMPTION

    The Series A Preferred Shares are not redeemable prior to September 3, 2007 (except upon the occurrence of a Tax Event on or after September 3, 2002). On or after such date, the Series A Preferred Shares may be redeemed at the option of the Company, or its successor or any acquiring or resulting entity with respect to the Company (including by any parent or subsidiary of the Company, any such successor, or any such acquiring or resulting entity), as applicable, in whole or in part, at any time or from time to time on not less than 30 nor more than 60 days' notice by mail, at the following redemption prices (expressed as a percentage of the US$1,000 per share liquidation preference), if redeemed during the 12-month period beginning September 3 of the years indicated below, plus the quarterly accrued and unpaid dividend to the date of redemption, if any, thereon:

YEAR                   REDEMPTION PRICE
---------------------  ----------------
2007.................       104.1750%
2008.................       103.7575
2009.................       103.3400
2010.................       102.9225
2011.................       102.5050
2012.................       102.0875
2013.................       101.6700
2014.................       101.2525
2015.................       100.8350
2016.................       100.4175

and thereafter at a redemption price of US$1,000 per share, plus the quarterly accrued and unpaid dividend to the date of redemption, if any, thereon.

    In the event that fewer than all the outstanding Series A Preferred Shares are to be redeemed, the number of Series A Preferred Shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or proportionately as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which the Series A Preferred Shares are then listed.

    Any such redemption must comply with applicable capital distribution regulations of the Superintendent, which may prohibit a redemption and will require the Superintendent's prior written approval. Unless full dividends on the Series A Preferred Shares have been, or contemporaneously are, authorized, declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for the then-current dividend period, no Series A Preferred Shares shall be redeemed unless all outstanding Series A Preferred Shares are redeemed and the Company shall not purchase or otherwise acquire any Series A Preferred Shares; provided, however, that the Company may purchase or acquire Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

    Furthermore, the Company may, at its option, on or after September 3, 2002 and prior to September 3, 2007, redeem the Series A Preferred Shares, in whole but not in part, at any time upon a Tax Event, at a redemption price per share equal to the sum of (i) the quarterly accrued and unpaid dividend to the date of redemption plus (ii) the Make-Whole Amount (as defined herein).

    "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined herein), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined herein) for such prepayment date plus 0.50%.

    "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Make-Whole Term that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Make-Whole Term.

    "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotation for U.S. Government Securities" (or any successor release) or (ii) if such release is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

    "Make-Whole Amount" means, with respect to a Series A Preferred Share, the greater of (i) 100% of the Maturity Amount of such Series A Preferred Share and
(ii) the sum of the present values of the remaining scheduled payments of dividends on such Series A Preferred Share to September 3, 2007, plus the present value of the Maturity Amount at September 3, 2007, discounted to the date fixed for redemption of such Series A Preferred Share (the "redemption date") on a quarterly basis (assuming a 360-day year consisting of 30-day months), computed using a discount rate equal to the Adjusted Treasury Rate.

    "Make-Whole Term" means the period from the redemption date to September 3, 2007.

    "Maturity Amount" means the liquidation preference of the Series A Preferred Shares.

    "Quotation Agent" means the Reference Treasury Dealer (as defined herein) appointed by the Company.

    "Reference Treasury Dealer" means (i) Merrill Lynch Government Securities, Inc. and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Company.

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    "Reference Treasury Dealer Quotations" means, with respect to each Reference
Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue
(expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

    "Tax Event" means the receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of or change (including any announced prospective change) in the laws or treaties (or any regulations thereunder) of the United States or Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such pronouncement or decision is announced on or after the date of this Prospectus, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges and shall include an assessment by the Internal Revenue Service that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

RIGHTS UPON LIQUIDATION

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Shares at the time outstanding will be entitled to receive out of assets of the Company legally available for distribution to stockholders under applicable law, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to the Series A Preferred Shares upon liquidation, and subject to the rights of the holders of any class or series of equity securities having preference with respect to distribution upon liquidation and the rights of the Company's general creditors, liquidating distributions in the amount of US$1,000 per share, plus the quarterly accrued and unpaid dividend thereon, if any, to the date of liquidation, without interest.

    After payment of the full amount of the liquidation distributions to which they are entitled, the holders of the Series A Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidation distributions on all the outstanding Series A Preferred Shares and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with the Series A Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, then the holders of the Series A Preferred Shares and such other classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidation distributions to which they would otherwise be respectively entitled.

    For such purposes, the consolidation or merger of the Company with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute liquidation, dissolution or winding up of the Company.

                                       65
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INDEPENDENT DIRECTOR APPROVAL

    The terms of the Series A Preferred Shares require that, as long as any Series A Preferred Shares are outstanding, certain actions by the Company be approved by a majority of the Independent Directors. Mr. Hanley and Mr. Michel are the Independent Directors. See "Management--Independent Directors." As long as there are only two Independent Directors, any action that requires the approval of a majority of the Independent Directors must be approved by both Independent Directors. In order to be considered "independent," a director must not be a current officer or employee of the Company or a current director, officer or employee of the Bank or any other affiliate of the Bank. In addition, any members of the Board of Directors elected by holders of Preferred Stock, including the Series A Preferred Shares, will be deemed to be Independent Directors for purposes of approving actions requiring the approval of a majority of the Independent Directors. The actions which require approval of a majority of the Independent Directors include (i) the issuance of additional Preferred Stock ranking on a parity with the Series A Preferred Shares, (ii) the modification of the Company's general distribution policy or the authorization of any distribution in respect of the Common Stock for any year if, after taking into account any such proposed distribution, total distributions on the Series A Preferred Shares and the Common Stock would exceed an amount equal to the sum of 105% of the Company's "REIT taxable income" (excluding capital gains) for such year plus net capital gains of the Company for that year, (iii) the acquisition of Mortgage Assets other than obligations which are comparable to the Initial Mortgage Assets issued by NB Finance, Mortgage Loans, interests in Mortgage Loans and Partnership Interests, (iv) the redemption of any shares of Common Stock, (v) the renewal, termination or modification of the Advisory Agreement or the Servicing Agreement or the subcontracting of any duties thereunder to third parties unaffiliated with the Bank, and (vi) the determination to revoke the Company's REIT status. The Charter requires that, in determining whether any proposed action requiring their approval is in the best interests of the Company, the Independent Directors will consider the interests of holders of both the Common Stock and the Preferred Stock, including, without limitation, holders of the Series A Preferred Shares.

                          DESCRIPTION OF CAPITAL STOCK

    The following summaries of the material terms of the stock of the Company and NB Finance do not purport to be complete and are qualified in their entirety by reference to (i) Maryland law and to the Charter and Bylaws of the Company and (ii) Bermuda law and to the Memorandum of Association ("Memorandum") and Bye-laws of NB Finance, copies of which are available upon request to the Company and NB Finance, respectively.

THE COMPANY COMMON STOCK

    GENERAL. The Company is authorized by the Charter to issue up to 1,000 shares of Common Stock. The Company has outstanding 100 shares of Common Stock, all of which are held by the Bank. In addition, the Bank currently intends that, so long as any Series A Preferred Shares are outstanding, it will maintain direct or indirect ownership of all of the outstanding shares of the Common Stock.

    DIVIDENDS. Holders of the Common Stock are entitled to receive dividends if, when, and as authorized and declared by the Board of Directors out of assets legally available therefor, provided that, if the Company fails to authorize, declare and pay full dividends on the Series A Preferred Shares or the Senior Preferred Shares in any dividend period, the Company may not make any dividend payments with respect to the Common Stock until such time as dividends on all outstanding Senior Preferred Shares and Series A Preferred Shares have been (i) authorized, declared and paid for three consecutive dividend periods or (ii) authorized, declared and a sum sufficient for the payment thereof set apart for payment for the fourth consecutive dividend period.

    VOTING RIGHTS. Subject to the rights, if any, of the holders of any class or series of Preferred Stock, including Senior Preferred Stock and Series A Preferred Shares, all voting rights are vested in the Common Stock. The holders of the Common Stock are entitled to one vote per share. All of the issued and outstanding shares of the Common Stock are currently held by the Bank.

    As the holder of all of the outstanding shares of the Common Stock, the Bank will be able, subject to the terms of the Series A Preferred Shares and of any other class or series of stock subsequently issued by the Company, to elect and remove directors, amend the Charter and approve other actions requiring stockholder approval under the MGCL or otherwise.

    RIGHTS UPON LIQUIDATION. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after there have been paid or set aside for the holders of all series of Preferred Stock the full preferential amounts to which such holders are entitled, the holders of the Common Stock will be entitled to share equally and ratably in any assets remaining after the payment of all debts and liabilities.

THE COMPANY PREFERRED STOCK

    GENERAL. The Company is authorized by the Charter to issue up to 10,000,000 shares of Preferred Stock. Currently, 300,000 Series A Preferred Shares are issued and outstanding. Subject to limitations prescribed by Maryland law and the Charter, the Board of Directors or, if then constituted, a duly authorized committee thereof, is authorized to issue, from the authorized but unissued shares of stock of the Company, Preferred Stock in such classes or series as the Board of Directors may determine and to establish, from time to time, the number of shares of Preferred Stock to be included in any such class or series and to fix the designation and any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the shares of any such class or series, and such other subjects or matters as may be fixed by resolution of the Board of Directors.

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
    Shares of Preferred Stock, upon issuance against full payment of the purchase price therefor and in the manner authorized by the Board of Directors, will be fully paid and nonassessable. The specific terms of a particular class or series of Preferred Stock are described in the Charter.

    The terms of the Charter relating to each class or series of Preferred Stock set forth the preferences and other terms of such class or series, including, without limitation, the following, as applicable: (1) the designation of such class or series; (2) the number of shares of such class or series offered and the liquidation preference per share of such class or series; (3) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof for such class or series; (4) whether dividends on such class or series of Preferred Stock are cumulative or not and, if cumulative, the date from which dividends on such class or series shall accumulate; (5) the provision for a sinking fund, if any, for such class or series; (6) the terms and conditions of redemption, if applicable, of such class or series; (7) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT or as otherwise deemed appropriate by the Board of Directors; (8) the relative ranking and preferences of such class or series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (9) any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such class or series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (10) any other specific terms, preferences, rights, limitations or restrictions of such class or series; and (11) any voting powers of such class or series.

    SENIOR PREFERRED STOCK. The shares of the Senior Preferred Stock are validly issued, fully paid and nonassessable and will entitle the holders thereof to cumulative, quarterly dividends. The shares of the Senior Preferred Stock are redeemable, at any time in whole, but not in part, at the option of the Company at a price equal to the liquidation preference thereof plus accrued and unpaid dividends thereon through the redemption date. On the December 30th following each ten year anniversary of the issuance of the Senior Preferred Stock, each holder of Senior Preferred Stock may require the Company to purchase such holder's Senior Preferred Stock at the liquidation preference thereof plus accrued and unpaid dividends thereon through the date of redemption. The Senior Preferred Stock ranks senior to the Common Stock and the Series A Preferred Shares as to dividend rights and rights upon liquidation, winding up or dissolution. Except as provided below, holders of the Senior Preferred Stock have no voting rights. If at any time the Company shall have failed to pay all accrued and unpaid dividends on the Senior Preferred Stock when due, the Company may not pay dividends on, or make certain other payments with respect to, the Series A Preferred Shares or the Common Stock or any other series of stock ranking junior to the Senior Preferred Stock. If, at the time of any annual meeting of the Company's stockholders for the election of directors, the Company has failed to pay or failed to authorize and declare and set aside for payment a quarterly dividend on any series of Preferred Stock, including the Senior Preferred Shares, the number of directors then constituting the Board of Directors will be increased by at least two (if not already increased by two due to a default in preference dividends), and the holders of the Senior Preferred Shares, voting together with the holders of all other series of Preferred Stock as a single class, will be entitled to elect such two additional directors to serve on the Board of Directors at each such annual meeting.

POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK

    The Company believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common Stock or Preferred Stock and thereafter to cause the Company to use such classified or reclassified shares of stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Except as set forth under "Description of New Preferred Shares--Voting Rights," the additional shares of stock will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

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
RESTRICTIONS ON OWNERSHIP AND TRANSFER

    The Charter contains certain restrictions on the number of shares of Preferred Stock that individual stockholders may directly or beneficially own. These restrictions also apply to investors owning Series A Preferred Shares through Depositary Shares. For the Company to qualify, and to continue to qualify, as a REIT under the Code, no more than 50% of the value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (defined by the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "Five or Fewer Test"). The Five or Fewer Test is applied using certain consecutive ownership rules. The stock of the Company must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "One Hundred Persons Test"). Absent the restrictions on the number of shares of Preferred Stock that individual stockholders may acquire and own (directly or indirectly), there would be a possibility that the Company might fail the Five or Fewer Test. The Company issued the Senior Preferred Stock in order to ensure continued compliance with the One Hundred Persons Test without constant monitoring. The provisions of the Senior Preferred Stock include a restriction that if any transfer of shares of such stock would cause the shares of such series to be owned by fewer than 100 persons, such transfer shall be null and void and the intended transferee will acquire no rights to the stock.

    Subject to certain exceptions specified in the Charter, no natural person or entity which is considered to be an individual under Section 542(a)(2) of the Code is permitted to own (including shares deemed to be owned by virtue of the relevant attribution provisions of the Code), more than 5% (the "Ownership Limit") of any issued and outstanding class or series of Preferred Stock, including shares owned through Depositary Shares. The Board of Directors may (but in no event will be required to), upon receipt of a ruling from the IRS or an opinion of counsel satisfactory to it, raise or waive the Ownership Limit with respect to a holder if such holder's ownership will not then or in the future jeopardize the Company's status as a REIT.

    The Charter provides that shares of any class or series of Preferred Stock owned, or deemed to be owned, by, or transferred to, a stockholder in violation of the Ownership Limit, or which would otherwise cause the Company to fail to qualify as a REIT (the "Excess Shares"), will automatically be transferred, by operation of law, to a trustee in trust for the exclusive benefit of a charity to be named by the Company as of the day prior to the day the prohibited transfer took place. Any distributions paid with respect to such Excess Shares prior to the discovery of the prohibited transfer or ownership are to be repaid by the original transferee to the Company and by the Company to the trustee; subject to applicable law, any vote of the Excess Shares while the Excess Shares were held by the original transferee prior to the Company's discovery of the prohibited transfer shall be void and the original transferee shall be deemed to have given its proxy to the trustee. In liquidation, the original transferee's ratable share of the Company's assets would be limited to the price paid by the original transferee for the Excess Shares or, if no value was given, the price per share equal to the closing market price on the date of the purported transfer. The trustee of the trust shall promptly sell the Excess Shares to any person whose ownership thereof is not prohibited, whereupon the interest of the trust shall terminate. Proceeds of such sale shall be paid to the original transferee up to its purchase price (or, if the original transferee did not purchase the shares, the value on the date of the purported transfer) and any remaining proceeds shall be paid to the beneficiary of the trust.

    The constructive ownership rules of the Code are complex and may cause Preferred Stock owned, directly or indirectly, by a group of related individuals and/or entities to be deemed to be constructively owned by a particular individual or entity. As a result, the acquisition or ownership of less than 5% of a class or series of issued and outstanding Preferred Stock (or the acquisition or ownership of an interest in an entity that owns shares of such series of Preferred Stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 5% of such class or series of Preferred Stock, and thus subject such stock to the applicable Ownership Limit. Direct or constructive ownership in excess of the Ownership Limit would cause ownership of the shares in excess of the limit to be transferred to the trustee.

    The Ownership Limit will not be automatically removed even if the REIT Provisions (as defined herein) are changed so as to eliminate any ownership concentration limitation or if the ownership concentration limitation is increased. The foregoing restrictions on transferability and ownership will not apply, however, if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

    The Charter requires that any person who beneficially owns 0.5% (or such lower percentage as may be required by the Code or the Treasury Regulations) of the outstanding shares of any class or series of Preferred Stock, including shares owned through Depositary Shares, must provide certain information to the Company within 30 days of June 30 and December 31 of each year. In addition, each such stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

SUPERMAJORITY DIRECTOR APPROVAL

    The Charter requires approval by two-thirds of the Board of Directors in order for the Company to file a voluntary petition of bankruptcy.

BUSINESS COMBINATIONS

    Under MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be (i) approved by the board of directors of such corporation and (ii) approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Bank beneficially owns more than 10% of the Company's voting shares and would, therefore, together with its affiliates, be subject to the business combination provision of the MGCL. However, pursuant to the statute, the Company has exempted any business combinations involving the Bank and any present or future affiliate thereof and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and the Company. As a result, the Bank and any present or future affiliate thereof may be able to enter into business combinations with the Company that may not be in the best interest of its stockholders without compliance by the Company with the super-majority vote requirements and the other provisions of the statute.

CONTROL SHARE ACQUISITIONS

    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled

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to be cast by stockholders, excluding shares owned by the acquiror and officers and directors who are employees of the corporation. "Control shares" are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquiror to vote (i) 20% or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of the outstanding shares. Control shares do not include shares that the acquiring person is entitled to vote on the basis of prior stockholder approval. A "control share acquisition" means the acquisition of control shares subject to certain exemptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or excepted by the charter or bylaws of the corporation prior to a control share acquisition.

    The Bylaws of the Company contain a provision exempting from the control share statute any shares of stock owned by the Bank or any affiliate of the Bank.

NB FINANCE COMMON STOCK

    GENERAL. NB Finance is authorized by the Memorandum to issue up to 12,000 shares of common stock, par value US$1.00 per share. NB Finance has outstanding 12,000 shares of common stock, all of which are held by the Bank.

    DIVIDENDS. Holders of common stock of NB Finance are entitled to receive dividends if, when, and as authorized and declared by the Board of Directors of NB Finance in proportion to the number of shares held by them.

    VOTING RIGHTS. Holders of common stock of NB Finance are entitled to one vote per share.

    RIGHTS UPON WINDING-UP OR DISSOLUTION. In the event of a winding-up or dissolution of NB Finance, whether voluntary or involuntary or for purposes of reorganization or otherwise or upon any distribution of capital, the holders of common stock of NB Finance are entitled to the surplus assets of NB Finance.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

    The Series A Preferred Shares will be issued only as fully registered securities registered in the name of Cede & Co. (as nominee for The Depositary Trust Company ("DTC")). One or more fully registered global Series A Preferred Share certificates representing the Series A Preferred Shares (the "Series A Preferred Global Certificate") will be deposited with DTC for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Series A Preferred Share Global Certificate may not be exchanged for the Series A Preferred Shares in certificated form.

    The Depositary Shares may be issued as fully registered securities registered in the name of Cede & Co. (as nominee of DTC) or in registered, certificated (i.e., non-global) form. One or more global Depositary Share certificates representing the Depositary Shares (the "Depositary Share Global Certificate" and, together with the Series A Preferred Share Global Certificate, the "Global Certificates") may be deposited with DTC for credit to an account of a direct or indirect participant of DTC as described below. Beneficial interests in the Series A Preferred Share Global Certificate may be exchanged through DTC for a beneficial interest in the Depositary Share Global Certificate. Beneficial interests in the Depositary Share Global Certificate may be exchanged for Depositary Shares in certificated form.

    Except as set forth below, the Global Certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and such transfer shall be effective only when reflected in the securities register maintained by or on behalf of the Company.

DTC PROCEDURES

    DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Certificates, DTC will credit the accounts of Participants designated by the transfer agent or the Depositary with portions of the liquidation preference of the Global Certificates and (ii) ownership of such interests in the Global Certificates will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Certificates).

    Investors in the Global Certificates may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in the Global Certificates may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in the Series A Preferred Share Global Certificates to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Series A Preferred Share Global Certificates to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Series A Preferred Shares, see "Certificated New Preferred Shares."

    Except as described below, owners of interests in the Global Certificates will not have Series A Preferred Shares or Depositary Shares, as the case may be, registered in their name, will not receive physical delivery of Series A Preferred Shares or Depositary Shares, as the case may be, in certificated form and will not be considered the registered owners or holders thereof for any purpose.

    Payments in respect of the Global Certificates registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder. The transfer agent or Depositary will treat the persons in whose names the Series A Preferred Shares or Depositary Shares, respectively, including the

                                       72
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Global Certificates, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the transfer agent nor the Depositary nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Certificates, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Certificates or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Series A Preferred Shares or the Depositary Shares, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation preference of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Series A Preferred Shares or the Depositary Shares will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the transfer agent, the Depositary or the Company. Neither the Company nor the transfer agent nor the Depositary will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Series A Preferred Shares or the Depositary Shares, as the case may be, and the Company and the transfer agent or the Depositary may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Secondary market trading activity in interests in the Global Certificates will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Series A Preferred Shares or Depositary Shares, as the case may be, only at the direction of one or more Participants to whose account with DTC interests in the Global Certificates are credited and only in respect of such portion of the liquidation preference of the Series A Preferred Shares or the Depositary Shares as to which such Participant or Participants has or have given such direction.

    The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company does not take responsibility for the accuracy thereof.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Certificates among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the transfer agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SERIES A PREFERRED SHARES AND CERTIFICATED DEPOSITARY SHARES

    The Global Certificates are exchangeable for Series A Preferred Shares or Depositary Shares, as the case may be, in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Certificates and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act or (ii) the Company in its sole discretion elects to cause the issuance of the Series A Preferred Shares or Depositary Shares, as the case may be, in certificated form. In all cases, certificated Series A Preferred Shares or Depositary Shares, as the case may be, delivered in exchange for the Global Certificates or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Further, the Depositary Share Global Certificate will be exchangeable for Depositary Shares in registered certificated form at any time.

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
                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of the material United States federal income tax considerations with respect to the Offering is for general information only and is not tax advice. The discussion set forth below, to the extent that it constitutes a summary of legal matters or legal conclusions, has been reviewed by Shearman & Sterling, and it is such firm's opinion that such discussion is accurate in all material respects. In rendering such opinion, Shearman & Sterling has relied on Desjardins Ducharme Stein Monast, with respect to certain matters of Quebec law, Osler Hoskin & Harcourt, with respect to certain matters of Ontario law, and Conyers Dill & Pearman, with respect to certain matters of Bermuda law. The discussion below is based on the Code, existing and proposed Treasury Regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The discussion below does not address all aspects of taxation that may be relevant in the particular circumstances of each stockholder or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers persons that hold stock in the Company other than as a capital asset, foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed) subject to special treatment under the United States federal income tax laws.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER NON-FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER NON-FEDERAL TAX LAWS.

QUALIFICATION OF THE COMPANY AS A REIT

    GENERAL.

    The Company will elect to be taxable as a REIT under Sections 856 through 860 of the Code and the applicable Treasury Regulations (the "REIT Requirements" or the "REIT Provisions"), commencing with its taxable year ended December 31, 1997. The Company believes that, commencing with its taxable year ended December 31, 1997, it will be owned and organized and will operate in such a manner as to qualify for taxation as a REIT. While the Company intends to continue to operate in such a manner, no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT.

    The REIT Requirements are technical and complex. The following discussion sets forth only the material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

    In the opinion of Shearman & Sterling, commencing with the Company's taxable year December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. However, no transaction closely comparable to that contemplated herein has been the subject of any administrative pronouncement or judicial decision and this opinion is based on certain factual assumptions relating to the organization and operation of the Company and is conditioned upon certain representations made by the Company as to factual matters, such as the organization and expected manner of operation of the Company. In addition, this opinion is based upon the factual representations of the Company concerning its business and Mortgage Assets set forth in this Prospectus and certain legal opinions provided by Canadian and Bermudian counsel to the Bank. Such qualification and taxation as a REIT, moreover, depends upon the Company's ability to meet, through actual annual operating results,

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
distribution levels, diversity of stock ownership and the REIT Requirements discussed below, the satisfaction of which will not be reviewed by Shearman & Sterling on a continuing basis. No assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See "Tax Risks--Adverse Consequences of Failure to Qualify as a REIT."

    There can be no assurance that the Company will continue to qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the circumstances of the Company. If the Company were not to qualify as a REIT in any particular year, it would be subject to United States federal income tax as a regular, domestic corporation and its stockholders would be subject to tax in the same manner as stockholders of such a corporation. In this event, the Company would likely be subject to a substantial United States federal income tax liability in respect of each taxable year that it fails to qualify as a REIT and the income available for distribution to the holders of the Series A Preferred Shares and, accordingly, Depositary Shares could be significantly reduced or eliminated.

    The following is a brief summary of certain of the technical requirements that the Company must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code:

    STOCK OWNERSHIP TESTS.

    The capital stock of the Company must be held by at least 100 persons during approximately 90% or more of the taxable year and no more than 50% of the value of such capital stock may be owned, directly or indirectly, by five or fewer individuals at all times during the last half of the taxable year. Under the Code, certain tax-exempt entities, such as private foundations and certain unemployment compensation trusts, are treated as individuals for purposes of the latter test. These stock ownership requirements must be satisfied in the Company's second taxable year and in each subsequent taxable year. The Charter provides restrictions regarding the transfer of the Company's shares in order to aid in meeting the stock ownership requirements. See "Description of Capital Stock Restrictions on Ownership and Transfer." The Company has also issued shares of Senior Preferred Stock to ensure compliance with the 100 person ownership requirement for REIT status without constant monitoring. For the foregoing purpose, the holders of Depositary Shares and not the Depositary are considered holders of the Series A Preferred Shares.

    ASSET TESTS.

    The Company must generally meet the following asset tests (the "REIT Asset Tests") at the close of each quarter of each taxable year:

        (a) at least 75% of the value of the Company's total assets must consist of Qualified REIT Real Estate Assets, Government securities, cash, and cash items (the "75% Asset Test"); and

        (b) not more than 25% of the Company's total assets may consist of securities other than those taken into account for purposes of the 75% Asset Test and, of those securities, (i) the value of the securities of any one issuer (other than another REIT) may not exceed 5% of the value of the Company's total assets, and (ii) the Company may not own more than 10% of the outstanding voting securities of any such issuer.

    The Company expects that the Initial Mortgage Assets issued by NB Finance will be a Qualified REIT Real Estate Asset. In addition, the Company does not expect that the value of any security (other than a Qualified REIT Real Estate Asset) of any one entity would ever exceed 5% of the Company's total assets, and the Company does not expect to own more than 10% of any one issuer's voting securities.

    GROSS INCOME TESTS.

    The Company must generally meet the following gross income tests (the "REIT Gross Income Tests") for each taxable year.

        (a) at least 75% of the Company's gross income must be derived from certain specified sources including interest on obligations secured by mortgages on real property, gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test"); and

        (b) at least 95% of the Company's gross income must consist of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business (the "95% Gross Income Test").

    The Company intends to maintain its REIT status by carefully monitoring its income, including income from sales of Mortgage Assets, to comply with the REIT Gross Income Tests. Under certain circumstances, such as an unanticipated decrease in the qualifying income of the Company, which may result in the Company's non-qualifying income exceeding 5% of its gross income, the Company may be unable to comply with certain of the REIT Gross Income Tests. See "Taxation of the Company" for a discussion of the tax consequences of a failure to comply with the REIT Gross Income Tests.

    DISTRIBUTION REQUIREMENT.

    The Company must generally distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the Company's REIT taxable income (which is defined generally as the taxable income of the Company computed without regard to the dividends- paid deduction and the Company's net capital gain) plus (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration.

    The Company intends to monitor on an ongoing basis its compliance with the REIT requirements described above. In order to maintain its REIT status, the Company will be required to limit the types of assets that it might otherwise acquire, or hold certain assets at times when it might otherwise have determined that the sale or other disposition of such assets would be desirable.

    TAXATION OF THE COMPANY.

    In any year in which the Company qualifies as a REIT, the Company will generally not be subject to United States federal income tax on that portion of its REIT taxable income or capital gain which is distributed to its stockholders. The Company will, however, be subject to United States federal income tax at normal corporate income tax rates upon any undistributed REIT taxable income or capital gain.

    Notwithstanding its qualification as a REIT, the Company may be subject to tax in certain circumstances. If the Company fails to satisfy either the 75% Gross Income Test or the 95% Gross Income Test, but nonetheless maintains its qualification as a REIT because certain other requirements are met, it will generally be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% Gross Income Test or the 95% Gross Income Test (multiplied by a fraction intended to reflect the Company's profitability). The Company will also be subject to a tax of 100% on net income derived from any "prohibited transaction" and, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying net income from foreclosure property, it will be subject to United States federal

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
income tax on such income at the highest corporate income tax rate. In addition, if the Company fails to distribute during each calendar year at least the sum of
(i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% United States federal excise tax on the excess of such required distribution over the amounts actually distributed during the year. The Company may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

    If the Company fails to qualify as a REIT in any taxable year and certain relieving provisions of the Code do not apply, the Company would be subject to United States federal income tax (including any applicable alternative minimum tax) in the same manner as a regular, domestic corporation. Distributions to stockholders in any year in which the Company fails to qualify as a REIT would not be deductible by the Company and would generally not be required to be made under the Code. Further, unless entitled to relief under certain provisions of the Code, the Company would be disqualified from reelecting REIT status for the four taxable years following the year during which it became disqualified.

TAX TREATMENT OF AUTOMATIC EXCHANGE

    Upon the occurrence of an Exchange Event, the outstanding Series A Preferred Shares will be automatically exchanged on a one-for-one basis for the Bank Preferred Shares. Immediately upon the occurrence of an Exchange Event, each Depositary Share will represent a one-fortieth interest in a Bank A Preferred Share and will no longer represent a fractional interest in a Series A Preferred Share. See "Description of Series A Preferred Shares--Automatic Exchange" and "Description of Depositary Shares--Automatic Exchange." The Automatic Exchange will be a taxable exchange with respect to which each holder of the Series A Preferred Shares and, accordingly, the Depositary Shares will recognize a gain or loss, as the case may be, measured by, in the case of Series A Preferred Shares, the difference between the adjusted basis of such holder in its Series A Preferred Shares and the fair market value of the Bank Preferred Shares received in the Automatic Exchange and, in the case of the Depositary Shares, the difference between the adjusted basis of such holder in the Depositary Shares and the proportionate fair market value of the Bank Preferred Shares represented by the Depositary Shares immediately upon the occurrence of an Exchange Event. Assuming that such holder's Series A Preferred Shares or the Depositary Shares were held as capital assets prior to the Automatic Exchange, any such gain or loss will be capital gain or loss. The basis of a holder in the Bank Preferred Shares received in the Automatic Exchange or in the Depositary Shares immediately after an Automatic Exchange will be their fair market value at the time of the Automatic Exchange or the proportionate fair market value of the Bank Preferred Shares represented by the Depositary Shares at the time of the Automatic Exchange, respectively.

TAXATION OF SERIES A PREFERRED SHARES AND DEPOSITARY SHARES

    Distributions (including constructive distributions) made to holders of the Series A Preferred Shares and, accordingly, Depositary Shares other than tax-exempt entities, will generally be subject to United States federal income tax as ordinary income to the extent of the Company's current and accumulated earnings and profits as determined for United States federal income tax purposes. If the amount distributed to a holder of the Series A Preferred Shares and, accordingly, Depositary Shares exceeds the holder's allocable share of such earnings and profits, the excess will be treated first as a nontaxable return of capital to the extent of such holder's adjusted basis in the Series A Preferred Shares or Depositary Shares, as the case may be, and, thereafter, as a gain from the sale or exchange of a capital asset.

    Distributions designated by the Company as capital gain dividends will generally be subject to tax as long-term capital gain to the extent that the distribution does not exceed the Company's actual net capital gain for the taxable year (although corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income). Distributions by the Company, whether characterized as ordinary income or as capital gain, are not eligible for the corporate dividends-received deduction. In the event that the

Company realizes a loss for a taxable year, holders of the Series A Preferred Shares will not be permitted to deduct any share of that loss. Future Treasury Regulations may require that holders of the Series A Preferred Shares take into account, for purposes of computing their individual alternative minimum tax liability, certain tax preference items of the Company.

    Dividends declared during the last quarter of a calendar year and actually paid during January of the following year will generally be treated as having been received by the holders of Series A Preferred Shares on December 31 of the year in which the dividends were declared and not on the date actually received. In addition, the Company may elect to treat certain other dividends distributed after the close of a taxable year as having been paid during such taxable year, but holders of the Series A Preferred Shares will be treated as having received such dividends in the taxable year in which the distribution is made.

    Upon a sale or other disposition of the Series A Preferred Shares a holder of the Series A Preferred Shares and, accordingly, Depositary Shares will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and such holder's adjusted basis in such stock, which gain or loss will be long term if the stock has been held for more than the applicable holding period. Any loss on the sale or exchange of the Series A Preferred Shares held by the holder thereof for six months or less will generally be treated as a long-term capital loss to the extent of any long-term capital gain dividends received by such holder.

    In any year in which the Company does not qualify as a REIT, distributions made to its stockholders would be taxable in the same manner discussed above, except that (i) no distributions could be designated as capital gain dividends,
(ii) distributions would be eligible for the corporate dividends-received deduction, (iii) the excess inclusion income rules would not apply, and (iv) stockholders would not receive any share of the Company's tax preference items. In such event, however, the Company would likely be subject to a substantial United States federal income tax liability, and the amount of income available for distribution to its stockholders (including holders of the Series A Preferred Shares) would be significantly reduced or eliminated.

    The Company is required under Treasury Regulations to demand annual written statements from the record holders of designated percentages of its stock disclosing the actual and constructive ownership of such stock and to maintain permanent records showing the information it has received as to the actual and constructive ownership of such stock and a list of those persons failing or refusing to comply with such demand.

TAXATION OF TAX-EXEMPT ENTITIES

    Subject to the discussion below regarding a "pension-held REIT," a tax-exempt holder of the Series A Preferred Shares will generally not be subject to tax on distributions from the Company or gain realized on the sale of the Series A Preferred Shares, provided that such holder has not incurred indebtedness to purchase or hold its Series A Preferred Shares, that such shares are not otherwise used in an unrelated trade or business of such holder, and that the Company, consistent with its present intent, does not hold a residual interest in a REMIC that gives rise to "excess inclusion" income as defined under Section 860E of the Code.

    If a qualified pension trust (i.e., any pension or other retirement trust that qualifies under Section 401(a) of the Code) holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a substantial portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is any REIT
(i) that would not have qualified as a REIT but for the provisions of the Code which look through qualified pension trust stockholders in determining ownership of stock of the REIT and (ii) in which at least one qualified pension trust holds more than 25% by value of the interests in the REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in the REIT. Assuming compliance with the Ownership Limit described in "Description of Capital Stock Restrictions on Ownership and Transfer," it is unlikely that pension plans will accumulate sufficient stock to cause the Company to be treated as a pension-held REIT.

    Distributions to certain types of stockholders exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code may also constitute UBTI, and such prospective investors should consult their tax advisors concerning the applicable "set aside" and reserve requirements.

STATE AND LOCAL TAXES

    The Company and its stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the United States federal income tax consequences discussed above. Consequently, prospective holders of Series A Preferred Shares should consult their tax advisors regarding the effect of state and local tax laws on an investment in the Series A Preferred Shares.

TAXATION OF BANK PREFERRED SHARES

    Dividends on the Bank Preferred Shares (including any Canadian nonresident withholding tax with respect thereto) generally will be includible in the gross income of a holder of the Bank Preferred Shares as ordinary income at the time such dividends are received. Dividends on the Bank Preferred Shares will be foreign source income and, subject to certain limitations and conditions, a holder of the Bank Preferred Shares will be eligible to claim a foreign tax credit (or, alternatively, a deduction) in respect of any Canadian nonresident withholding tax imposed thereon. Dividends on the Bank Preferred Shares will not be eligible for a corporate dividends received deduction.

    Holders of the Bank Preferred Shares will generally recognize gain or loss upon the sale or exchange of the Bank Preferred Shares equal to the difference between the amount realized on the sale or exchange and the holders' adjusted basis in the Bank Preferred Shares. Any gain realized on the sale or exchange of the Bank Preferred Shares will generally be U.S. source.

    The Bank does not believe that it is currently, for United States federal income tax purposes, a passive foreign investment company (a "PFIC"), and does not expect to become a PFIC in the future. If, however, the Bank does become a PFIC, holders of the Bank Preferred Shares could be subject to additional United States federal income tax with respect to certain distributions on, or gains from the disposition of, the Bank Preferred Shares.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO FOREIGN
  HOLDERS

    The following discussion summarizes certain United States federal income tax consequences of the acquisition, ownership and disposition of the Series A Preferred Shares or Depositary Shares by a prospective investor in Series A Preferred Shares or Depositary Shares that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). For purposes of this discussion, a "United States person" means: a citizen or individual resident of the United States; a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or a trust if both: (i) a United States court is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States trustees or fiduciaries have the authority to control all substantial decisions of the trust. This discussion is necessarily of a general nature and does not consider any specific facts or circumstances that may apply to a particular Non-United States Holder. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of the

Series A Preferred Shares or Depositary Shares as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

    DIVIDENDS. Dividends paid by the Company out of current and accumulated earnings and profits, as determined for United States federal income tax purposes, to a Non-United States Holder will generally be subject to withholding of United States federal income tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a United States trade or business of the Non-United States Holder. Distributions paid by the Company in excess of its current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the holder's adjusted basis in his Series A Preferred Shares or Depositary Shares and, thereafter, as gain from the sale or exchange of a capital asset as described "Gain on Disposition." If it cannot be determined at the time a distribution is made whether such distribution will exceed the current and accumulated earnings and profits of the Company, the distribution will be subject to withholding at the same rate as dividends. Amounts so withheld, however, will be refundable or creditable against the Non-United States Holder's United States federal income tax liability if it is subsequently determined that such distribution was, in fact, in excess of the current and accumulated earnings and profits of the Company. If the receipt of a dividend is treated as being effectively connected with the conduct of a United States trade or business by a Non-United States Holder, the dividend received by such holder will be subject to United States federal income tax in the same manner as United States persons generally (and, in the case of a corporate holder, possibly the branch profits tax).

    GAIN ON DISPOSITION. A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale or other disposition of the Series A Preferred Shares or Depositary Shares unless
(i) the gain is effectively connected with the conduct of a United States trade or business by the Non-United States Holder, (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Series A Preferred Shares or Depositary Shares as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met, or (iii) the Series A Preferred Shares or Depositary Shares constitute "United States real property interests" ("USRPIs"). The Company does not believe that the Series A Preferred Shares or the Depositary Shares are, or are likely to become, USRPIs. Gain that is effectively connected with the conduct of a United States trade or business by a Non-United States Holder will be subject to United States federal income tax in the same manner as United States persons generally (and, in the case of a corporate holder, possibly the branch profits tax) but will not be subject to withholding. Non-United States Holders should consult applicable treaties, which may provide for different rules.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    A holder of the Series A Preferred Shares may be subject to information reporting and to backup withholding at a rate of 31% in respect of dividends on, or proceeds from the sale or disposition of, the Series A Preferred Shares or the Depositary Shares. Certain holders of the Series A Preferred Shares or the Depositary Shares (such as corporations and tax-exempt entities) are not subject to backup withholding.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of the Series A Preferred Shares or the Depositary Shares will generally be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

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
                   CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    In the opinion of Desjardins Ducharme Stein Monast, the following summary describes, as of the date hereof, the material Canadian federal income tax consequences that would generally be applicable to a holder of the Depositary Shares in the event that the Series A Preferred Shares of the Company are exchanged for the Bank Preferred Shares pursuant to the Automatic Exchange and, accordingly, the Depositary Shares represent a one-fortieth interest in a Bank Preferred Share. See "Description of Series A Preferred Shares--Automatic Exchange" and "Description of Depositary Shares--Automatic Exchange." The discussion is based on the assumption that the holder of the Depositary Shares, for the purpose of the Income Tax Act (Canada) (the "Income Tax Act") and at all relevant times, is not a resident of Canada, deals at arm's length with the Bank, does not use or hold and is not deemed to use or hold the Depositary Shares in carrying on a business in Canada and is not an insurer that carries on an insurance business in Canada.

    This summary is based on the current provisions of the Income Tax Act and the regulations thereunder, our understanding of the current administrative practices of Revenue Canada and all specific proposals to amend the Income Tax Act and the regulations thereunder announced by the Minister of Finance prior to the date hereof. This summary does not otherwise take into account any changes in governing law, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada.

    This summary is of general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular holder of the Bank Preferred Shares. Holders of the Depositary Shares are advised to consult their own tax advisors with respect to their particular tax position.

AUTOMATIC EXCHANGE

    In the event of the Automatic Exchange, the exchange will not give rise to any immediate Canadian income tax consequences to a holder of the Depositary Shares. The Bank Preferred Shares received or represented by Depositary Shares pursuant to the Automatic Exchange will have a cost, for Canadian tax purposes, equal to their fair market value at the time of the Automatic Exchange, expressed in Canadian dollars.

TAXATION OF DIVIDENDS

    Dividends paid on the Bank Preferred Shares and, accordingly, the Depositary Shares to a non-resident of Canada will be subject to Canadian withholding tax at the general rate of 25% or such lesser rate as may be provided by an applicable income tax treaty. Pursuant to the Canada-United States Income Tax Convention (1980) (the "Treaty"), dividends paid by the Bank to a holder of the Bank Preferred Shares and, accordingly, the Depositary Shares that is resident in the United States for purposes of the Treaty would generally be subject to withholding tax at the rate of 15%. Dividends paid to an "Exempt Organization," as defined in the Treaty, would generally be exempt from Canadian withholding tax.

DISPOSITION OF BANK PREFERRED SHARES

    A disposition or deemed disposition of the Depositary Shares by a resident of the United States for purposes of the Treaty will generally not result in any Canadian income or capital gains taxes being payable by the holder.

REDEMPTION OF BANK PREFERRED SHARES

    A redemption of the Bank Preferred Shares could result in a deemed dividend to the holder of Depositary Shares, equal to the such holder's proportional amount based upon the number of Depositary Shares held of the excess of the amount paid for the Bank Preferred Shares over their paid-up capital. The

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
"paid-up capital" would generally be considered to be the fair market value of the Series A Preferred Shares received by the Bank at the time of the Automatic Exchange. A deemed dividend would be subject to Canadian withholding tax, as described above under "Taxation of Dividends."

                              ERISA CONSIDERATIONS

    ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include "plan assets" under the Plan Asset Regulation (as defined below) (each a "Plan") and
(d) persons and entities who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517
(1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plan.

STATUS UNDER PLAN ASSET REGULATIONS

    The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an equity interest will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be Plan assets where a Plan makes an investment in an equity interest that is a "publicly-offered security." As described in more detail below, the Company anticipates that the Series A Preferred Shares and, accordingly, the Depositary Shares will, following the consummation of the Offering and the Exchange Offer, be "publicly-offered securities" for purposes of the Plan Asset Regulation. Prior to the consummation of the Offering and the Exchange Offer, however, it is anticipated that the Series A Preferred Shares and, accordingly, the Depositary Shares will not be "publicly-offered securities" and, accordingly, the assets of the Company may be treated as assets of a Plan that purchases the Series A Preferred Shares or the Depositary Shares.

    Under the terms of the Plan Asset Regulation, if the Company were deemed to hold plan assets by reason of a Plan's investment in the Series A Preferred Shares or the Depositary Shares, such plan assets would include an undivided interest in the assets held by the Company including the Mortgage Assets. In such event, the persons providing services, or exercising any discretionary authority or control, with respect to the assets of the Company may become Parties-in-Interest or Disqualified Persons with respect to such an investing Plan and may be subject to the fiduciary responsibility provisions of Title I of ERISA (including the general prohibition against maintaining the indicia of ownership of Plan assets outside the jurisdiction of the U.S. district courts) and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets. In this regard, if the person or persons with discretionary responsibilities with respect to the Mortgage Assets were affiliated with the Company, any such discretionary actions taken with respect to such Mortgage Assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which such persons have interests that may conflict with the interests of the Plans for which they act and affect the exercise of their best judgment as fiduciaries). In order to avoid such prohibited transactions or other breaches of fiduciary duty, and to delineate fiduciary responsibility

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
appropriately, each investing Plan, by purchasing the Series A Preferred Shares or the Depositary Shares, will be deemed to have (i) approved the Company's investment in the Initial Mortgage Assets issued by NB Finance (as well as the other assets held by the Company and identified at the time of purchase) and
(ii) in the event that the Series A Preferred Shares and, accordingly, the Depositary Shares are not treated as "publicly-offered securities" as of the dates on which the Offering and the Exchange Offer are consummated, then during the period commencing on such date and ending on the date on which the Series A Preferred Shares and, accordingly, the Depositary Shares become "publicly-offered securities," appointed the Independent Fiduciary (an entity unaffiliated with and independent of the Bank and the Company) as a fiduciary of such Plan to exercise any discretionary authority reserved to the Company, to the extent that the duties of such entity involve discretionary authority or control respecting transactions with the Bank or the Bank's affiliates. The Independent Fiduciary will be identified by the Company prior to any such transaction and will be subject to removal and replacement by a majority of the holders of the Series A Preferred Shares.

    The Company may from time to time invest the proceeds received in connection with the repayment or disposition of the Initial Mortgage Assets issued by NB Finance, the issuance of additional shares of Preferred Stock or additional capital contributions with respect to the Common Stock. To the extent that the investment of such proceeds occurs prior to the consummation of the Offering and the Exchange Offer, such proceeds will be invested in Canadian or U.S. government guaranteed, mortgage-backed certificates and other Canadian or U.S. government obligations, which will be purchased on the open market or from entities unaffiliated with the Bank or the Company. In addition, in the event that the Series A Preferred Shares and, accordingly, the Depositary Shares are not treated as "publicly-offered securities" as of the date on which the Offering and the Exchange Offer are consummated, then during the period commencing on such date and ending on the date on which the Series A Preferred Shares and, accordingly, the Depositary Shares become "publicly-offered securities," such proceeds may be invested in additional Mortgage Assets, provided that, to the extent any such proceeds are invested in Mortgage Assets in a transaction with the Bank or any Bank affiliate, any discretionary authority reserved to the Company in respect of such transaction will be exercised by the Independent Fiduciary.

PUBLICLY-OFFERED SECURITY EXCEPTION

    For purposes of the Plan Asset Regulation, a "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held," and (c) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and part of a class of securities that is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. It is anticipated that, in connection with the Offering and the Exchange Offer, the Series A Preferred Shares and the Depositary Shares will be registered under the Securities Act and the Exchange Act within the time periods specified in the Plan Asset Regulation.

    The Plan Asset Regulation provides that a security is "widely held" only if it is a part of the class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. The Company anticipates that the Series A Preferred Shares and the Depositary Shares will be "widely held" upon the consummation of the Offering and the Exchange Offer.

    The Plan Asset Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The Plan Asset Regulation further provides that when a security is part of an offering in which the minimum investment is US$10,000 or less, as is expected to be the case with respect to the Offering and the Exchange Offer, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." The Company believes that any restrictions imposed on the transfer of the Series A

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
Preferred Shares and the Depositary Shares following the consummation of the Offering and the Exchange Offer will be limited to the restrictions on transfer generally permitted under the Plan Asset Regulation and are not likely to result in the failure of the Series A Preferred Shares and the Depositary Shares to be "freely transferable."

EXEMPTIONS FROM PROHIBITED TRANSACTIONS

    Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations, which were issued in proposed form on December 22, 1997, are to provide guidance on which assets held by the insurer constitute "Plan Assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the effective dates of the General Account Regulations, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute Plan Assets. The Plan Asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any Plan invested in a separate account except to the extent provided in the Plan Asset Regulation.

    In addition, if the Bank or the Depositary, or in certain circumstances an obligor with respect to a Mortgage Asset or other debt instrument held by the Company, is a Party-in-Interest or Disqualified Person with respect to an investing Plan, such Plan's investment could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the extension of credit or sale of property between a Plan and a Party-in-Interest or Disqualified Person). Such transactions may, however, be subject to a statutory or administrative exemption such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; or pursuant to any other available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with such Plan's investment.

    Each investor in Series A Preferred Shares or Depositary Shares will be deemed to have represented and agreed that either (i) no part of the assets to be used by it to acquire and hold such Series A Preferred Shares or Depositary Shares constitutes the assets of any Plan or (ii) one or more prohibited transaction statutory or class exemptions applies such that the use of such assets to acquire and hold the Series A Preferred Shares or Depositary Shares will not constitute a non-exempt prohibited transaction under ERISA or the Code. Any Plan fiduciary that proposes to cause a Plan to acquire Series A Preferred Shares or the Depositary Shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of Series A Preferred Shares or the Depositary Shares by the purchaser Plan are entitled to the full exemptive relief thereunder. Any such Plan fiduciary should also determine whether the investment in Series A Preferred Shares or the Depositary Shares is permitted under the governing Plan

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
instruments and is appropriate for the Plan in view of the overall investment policy and the composition and diversification of its portfolio.

UNRELATED BUSINESS TAXABLE INCOME

    Plan fiduciaries should also consider the consequences of holding more than 10% of the Series A Preferred Shares if the Company is "predominantly held" by qualified trusts. See "United States Federal Income Tax Considerations Treatment of Tax-Exempt Entities."

                                    RATINGS

    The Series A Preferred Shares are rated "a2" by Moody's Investors Service, Inc. and "BBB+" by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the Series A Preferred Shares, and, accordingly, there can be no assurance that the ratings assigned to the Series A Preferred Shares will not be lowered or withdrawn by the assigning rating organization at any time thereafter.

                               INITIAL PURCHASER

    The Series A Preferred Shares were originally purchased by the Initial Purchaser in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act), to certain qualified institutional buyers acting on behalf of institutional "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or
(7) under the Securities Act), or outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

    As of April   , 1998, the Initial Purchaser held of record 61,600 Series A
Preferred Shares or approximately 20.5% of the outstanding Series A Preferred Shares. The Initial Purchaser intends to deposit all such shares with the Depositary against receipt of Depositary Shares.

    The Initial Purchaser does not, and has never had, any position, office or other material relationship with the Company or any of its affiliates. Because the Initial Purchaser may, pursuant to this Prospectus, offer all or some portion of the Depositary Shares, no estimate can be given as to the amount of the Depositary Shares that will be held by the Initial Purchaser upon termination of any such sales.

                              PLAN OF DISTRIBUTION

    The Depositary Shares may be sold from time to time to purchasers directly by the Initial Purchaser. Alternatively, the Initial Purchaser may from time to time offer the Depositary Shares to or through underwriters, brokers/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Initial Purchaser or the purchasers of such securities for whom they may act as agents. The Initial Purchaser and any underwriters, broker/dealers or agents that participate in the distribution of Depositary Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

    The Depositary Shares may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Depositary Shares may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which Depositary Shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the

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
writing of options. At the time a particular offering of the Depositary Shares is made, a supplement to this Prospectus, if required, will be distributed which will set forth the aggregate amount being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Initial Purchaser and any discounts, commissions or concessions allowed or re-allowed or paid to broker/dealers.

    The Initial Purchaser will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Depositary Shares by the Initial Purchaser. The foregoing may affect the marketability of such securities.

    Pursuant to the Deposit Agreement, the expenses of the registration of the Depositary Shares will not be paid by the holders thereof, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Initial Purchaser will pay all underwriting discounts and selling commissions, if any. The Initial Purchaser will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Initial Purchaser against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

    The validity of the Depositary Shares offered hereby have been passed upon for the Company by Shearman & Sterling, New York, with respect to certain matters governed by New York law. The United States federal income tax considerations with respect to the Offering have been passed upon by Shearman & Sterling, New York, New York. The Canadian federal income tax consequences that would be generally applicable to a holder of Bank Preferred Shares in the event of an Exchange Event have been passed upon by Desjardins Ducharme Stein Monast, Montreal, Canada.

                                    EXPERTS

    The financial statements of the Company and the financial statements of NB Finance, each as of December 31, 1997, included in this Prospectus have been audited by Deloitte & Touche, a general partnership, independent auditors as set forth in their report thereon included therein.

                                    GLOSSARY

    ADJUSTED TREASURY RATE: With respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus 0.50%.

    ADMINISTRATIVE ACTION: Any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations).

    ADVISORY AGREEMENT: The Advisory Agreement dated as of September 3, 1997 between the Company and the Bank.

    AUTOMATIC EXCHANGE: The automatic exchange of each Series A Preferred Share for one Bank Preferred Share upon the occurrence of an Exchange Event.

    BANK:  National Bank of Canada.

    BANK ACT:  The Bank Act (Canada), as amended.

    BANK PREFERRED SHARES: The 8.45% Noncumulative First Preferred Shares, Series Z of the Bank.

    BHCA:  The Bank Holding Company Act of 1956.

    BOARD OF DIRECTORS:  The Board of Directors of the Company.

    BRANCH: The Bank's only United States branch located in New York and licensed by the New York Superintendent under the NYBL.

    BUSINESS DAY OR BUSINESS DAY: Any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed.

    BYLAWS:  The bylaws of the Company.

    BYE-LAWS:  The Bye-laws of NB Finance.

    C$ OR $:  Canadian dollars.

    CAPITAL GUIDELINES: Guidelines issued by the Superintendent with respect to the maintenance of adequate capital by Canadian banking institutions.

    CHARTER:  The Company's charter.

    CMHC:  Canada Mortgage and Housing Corporation.

    CODE:  The Internal Revenue Code of 1986, as amended.

    COMMISSION:  The U.S. Securities and Exchange Commission.

    COMMON STOCK:  The Company's common stock, par value US$.01 per share.

    COMPANY:  NB Capital Corporation.

    COMPARABLE TREASURY ISSUE: The United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Make-Whole Term that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Make-Whole Term.

    COMPARABLE TREASURY PRICE: With respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotation for U.S. Government Securities" (or any successor release) or
(ii) if such release is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

    DEPOSITARY:  The Bank of Nova Scotia Trust Company of New York.

    DEPOSITARY SHARES: The depositary shares of the Company each representing a one-fortieth interest in a Series A Preferred Share or, immediately upon the occurrence of an Exchange Event, a one-fortieth interest in a Bank Preferred Share.

    DEPOSITARY RECEIPTS: Receipt or receipts evidencing one or more Depositary Shares.

    DISQUALIFIED PERSONS: Under the Code, persons and entities who have certain specified relationships to Plans.

    DTC:  The Depositary Trust Company.

    ELIGIBLE INSTITUTION: A bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

    ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

    EXCESS SHARES: Shares of any class or series of Preferred Stock owned, or deemed to be owned, by, or transferred to, a stockholder in violation of the Ownership Limit, or which would otherwise cause the Company to fail to qualify as a REIT, which have been automatically transferred, by operation of law, to a trustee in trust for the exclusive benefit of a charity to be named by the Company as of the day prior to the day the prohibited transfer took place.

    EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

    EXCHANGE EVENT: An Exchange Event shall occur (i) immediately prior to such time, if any, at which the Bank fails to declare and pay or set aside for payment when due any dividend on any issue of its cumulative First Preferred Shares or the Bank fails to pay or set aside for payment when due any declared dividend on any of its non-cumulative First Preferred Shares, (ii) in the event that the Bank has a Tier 1 risk-based capital ratio of less than 4.0% or a total risk-based capital ratio of less than 8.0%, (iii) in the event that the Superintendent takes control of the Bank pursuant to the Bank Act (Canada), as amended (the "Bank Act"), or proceedings are commenced for the winding-up of the Bank pursuant to the Winding-up and Restructuring Act (Canada), or (iv) in the event that the Superintendent, by order, directs the Bank to act pursuant to subsection 485(3) of the Bank Act and the Bank elects to cause the exchange.

    EXCHANGE OFFER: The offering by the Company to exchange up to 238,400 Series A Preferred Shares without transfer restrictions ("New Preferred Shares") for up to 238,400 Series A Preferred Shares outstanding ("Old Preferred Shares") at the rate of one New Preferred Share for each Old Preferred Share tendered.

    FBSEA:  The Foreign Bank Supervision Enhancement Act of 1991.

    FINAL PAYMENT DATE: The date on which payment in full of the Initial Mortgage Loans is made.

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    FIVE OR FEWER TEST:  For a company to qualify, and to continue to qualify, as a REIT under the Code, no more than 50% of the value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (defined by the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

    GENERAL ACCOUNT REGULATIONS: Regulations issued by the Department of Labor in proposed form on December 22, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an issuer's general account.

    GLOBAL CERTIFICATE: Any global certificate representing the Series A Preferred Shares or Depositary Shares registered in the name of Cede & Co.

    INCOME TAX ACT:  The Income Tax Act (Canada).

    INDEPENDENT DIRECTOR: A director who is not a current officer or employee of the Company or NB Finance or a current director, officer or employee of the Bank or any affiliate of the Bank.

    INDEPENDENT FIDUCIARY: An independent fiduciary which will be identified by the Company to exercise any discretionary authority with respect to transactions involving both the Company and the Bank or any Bank affiliate.

    INDIRECT PARTICIPANTS: Any entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

    INITIAL MORTGAGE ASSETS: Sixteen hypothecation loans issued to the Company by NB Finance that are recourse only to the Initial Mortgage Loans.

    INITIAL MORTGAGE LOANS: Sixteen pools of, at December 31, 1997, 11,692 Mortgage Loans acquired by NB Finance from the Bank pursuant to the Mortgage Loan Purchase Agreement dated as of September 3, 1998, between NB Finance and the Bank.

    INITIAL PURCHASER:  Merrill Lynch, Pierce, Fenner & Smith Incorporated.

    INTERESTED STOCKHOLDER: Any person who beneficially owns, directly or indirectly, 10% or more of the voting power of a corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date of a "business combination" under the MGCL, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of such corporation.

    IRS:  The Internal Revenue Service.

    ISSUE DATE:  September 3, 1997.

    MAKE-WHOLE AMOUNT: With respect to a Series A Preferred Share, the greater of (i) 100% of the Maturity Amount of such Series A Preferred Share and (ii) the sum of the present values of the remaining scheduled payments of dividends on such Series A Preferred Share to September 3, 2007, plus the present value of the Maturity Amount at September 3, 2007, discounted to the date fixed for redemption of such Series A Preferred Share on a quarterly basis (assuming a 360-day year consisting of 30-day months), computed using a discount rate equal to the Adjusted Treasury Rate.

    MAKE-WHOLE TERM:  The period from the redemption date to September 3, 2007.

    MATURITY AMOUNT:  The liquidation preference of the Series A Preferred
Shares.

    MEMORANDUM:  The Memorandum of Association of NB Finance.

    MGCL:  The Maryland General Corporation Law.

    MONTHLY PAYMENT DATE: The 1st day of each month through July 2001 or such earlier date on which payment in full of the Initial Mortgage Loans is made or, if the 1st day of a month is not a business day, on the first business day following the 1st day of such month.

    MORTGAGE ASSETS: Assets consisting of obligations secured by real property, as well as other qualifying REIT assets.

    MORTGAGE LOAN ASSIGNMENT AGREEMENT: The Mortgage Loan Assignment Agreement dated September 3, 1997 between the Company and NB Finance.

    MORTGAGE LOANS: CMHC insured residential first mortgages that are secured by real property located in Canada.

    NB FINANCE:  NB Finance, Ltd., a Bermuda corporation.

    NEW PREFERRED SHARES: 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share, of NB Capital Corporation issued without transfer restrictions.

    NHA:  National Housing Act.

    NHA-APPROVED LENDER:  A lender approved under the NHA.

    NHA MBS:  A NHA Mortgage-Backed Security.

    NYSE:  The New York Stock Exchange.

    95% GROSS INCOME TEST: At least 95% of the Company's gross income must consist of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business.

    NON-UNITED STATES HOLDER: An exchanging stockholder that, for United States federal income tax purposes, is not a "United States person."

    NYBL:  The banking laws of the State of New York.

    OFFERING:  The offering of 2,464,000 Depositary Shares under this
Prospectus.

    OLD PREFERRED SHARES: 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share, of NB Capital Corporation issued on the Issue Date.

    ONE HUNDRED PERSONS TEST: To qualify as a REIT under the Code the stock of a company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

    OSFI ORDER: The order of the Superintendent approving the acquisition of the common stock of NB Finance by the Bank.

    OTHER SERIES OF FIRST PREFERRED SHARES: Various series of first preferred shares which the Bank currently has outstanding, and may in the future issue.

    OWNERSHIP LIMIT: Under the Charter, subject to certain exceptions specified therein, any natural person or entity that is considered to be an individual under Section 542(a)(2) of the Code is prohibited from owning (including shares deemed to be owned by virtue of the relevant attribution provisions of the Code) more than 5% of any issued and outstanding class or series of Preferred Stock.

    PARITY STOCK: Any series of equity securities of the Company expressly designated as being on a parity with or senior to the Series A Preferred Shares as to dividend rights and rights upon liquidation, winding up or dissolution.

    PARTICIPANTS: Securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that hold securities on behalf of DTC.

    PARTIES-IN-INTEREST: Under ERISA, persons and entities who have certain specified relationships to Plans.

    PARTNERSHIP INTERESTS: Limited partnership interests in partnerships the only activities of which are to purchase and own Mortgage Loans.

    PFIC:  Passive foreign investment company.

    PLAN ASSET REGULATIONS:  U.S. Department of Labor regulations (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan.

    PLANS: Any (I) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (II) plan (as defined in section 4975(e)(1) of the Code) or (III) entity whose underlying assets include "plan assets" under Department of Labor Regulation 29 C.F.R. Section 2510.3-101.

    PREFERRED SHARES:  The Old Preferred Shares and the New Preferred Shares.

    PREFERRED STOCK:  The shares of preferred stock of the Company.

    PRIMARY TREASURY DEALER: A primary U.S. Government securities dealer in New York City.

    PROSPECTUS:  This Prospectus dated April   , 1998 with respect to the
offering of 2,464,000 Depositary Shares.

    PTCE:  Prohibited Transaction Class Exemption.

    QUOTATION AGENT:  The Reference Treasury Dealer appointed by the Company.

    REDEMPTION DATE:  The date fixed for redemption for a Series A Preferred
Share.

    REFERENCE TREASURY DEALER: (i) Merrill Lynch Government Securities, Inc. and their respective successor; provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

    REFERENCE TREASURY DEALER QUOTATIONS: With respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

    REGISTRATION RIGHTS AGREEMENT: The Registration Rights Agreement dated September 3, 1997, among the Company, the Bank and the Initial Purchaser.

    REGISTRATION STATEMENT: The registration statement filed by the Company, NB Finance and the Bank on Form S-11 dated March 31, 1998.

    REIT:  Real estate investment trust.

    REIT ASSET TESTS: The Company must generally meet the following asset tests at the close of each quarter of each taxable year:

        (a) at least 75% of the value of the Company's total assets must consist of Qualified REIT Real Estate Assets, Government securities, cash, and cash items (the "75% Asset Test"); and

        (b) not more than 25% of the Company's total assets may consist of securities other than those taken into account for purposes of the 75% Asset Test and, of those securities, (i) the value of the securities of any one issuer (other than another REIT) may not exceed 5% of the value of the Company's total assets, and (ii) the Company may not own more than 10% of the outstanding voting securities of any such issuer.

    REIT GROSS INCOME TESTS: The Company must generally meet the following gross income tests for each taxable year:

        (a) at least 75% of the Company's gross income must be derived from certain specified sources including interest on obligations secured by mortgages on real property, gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test"); and

        (b) at least 95% of the Company's gross income must consist of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business.

    REIT REQUIREMENTS OR REIT PROVISIONS: Sections 856 through 860 of the Code and the applicable Treasury Regulations.

    REIT TAXABLE INCOME: Taxable income, as determined in accordance with the Code, with certain adjustments. The most significant of such adjustments are (i) no deduction is allowed for dividends received, (ii) a deduction is allowed for dividends paid (other than the portion of any dividend attributable to net income from foreclosure property) and for taxes imposed for failure to satisfy certain statutory REIT requirements and (iii) net income from foreclosure property and net income from prohibited transaction is excluded from the determination.

    RESIDENTIAL MORTGAGE LOANS: Individual residential mortgages other than Mortgage Loans.

    SARS:  Stock Appreciation Rights.

    SECURITIES ACT:  The Securities Act of 1993, as amended.

    SENIOR PREFERRED STOCK: A series of the Company's cumulative, senior preferred stock with an aggregate liquidation preference of up to US$450,000.

    SERIES A PREFERRED SHARES: The 8.35% Noncumulative Exchangeable Preferred Shares, Series A, of the Company.

    SERVICER: The Bank in its role as servicer under the terms of the Servicing Agreement.

    SERVICING AGREEMENT: The Servicing Agreement dated as of September 3, 1998 between the Company and NB Finance.

    SUPERINTENDENT:  The Office of Superintendent of Financial Institutions
Canada.

    TAX EVENT: The receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United

States or Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation, (ii) any Administrative Action or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administration Action or interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such pronouncement or decision is announced on or after the date of this Prospectus, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than an insignificant amount of other taxes, duties or other governmental charges and shall include an assessment by the IRS that (a) dividends paid or to be paid by the Company with respect to the stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than an insignificant amount of other taxes, duties or other governmental charges.

    TIME OF EXCHANGE: The Automatic Exchange shall occur as of 8:00 a.m. Eastern Time on the date for such exchange set forth in the requirements of the Superintendent or, if such date is not set forth in such requirements as of 8:00 a.m. on the earliest possible date such exchange could occur consistent with such requirements as evidenced by the issuance by the Bank of a press release prior to such time.

    TREATY:  The Canada-United States Income Tax Convention (1980).

    UNITED STATES PERSON: For purposes of this discussion, a citizen or individual resident of the United States; a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or a trust if both: (i) a United States court is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States trustees or fiduciaries have the authority to control all substantial decisions of the trust.

    US$ OR U.S. DOLLARS:  U.S. dollars.

    USRPI:  United States real property interests.

                         INDEX TO FINANCIAL STATEMENTS
                          AUDITED FINANCIAL STATEMENTS

NB CAPITAL CORPORATION
Independent Auditors' Report.........................................................        F-2
Balance sheet........................................................................        F-3
Statement of income..................................................................        F-4
Statement of stockholders' equity....................................................        F-5
Statement of cash flows..............................................................        F-6
Notes to the financial statements....................................................        F-7

NB FINANCE, LTD.
Auditors' report.....................................................................       F-10
Balance sheet........................................................................       F-11
Statement of income and retained earnings............................................       F-12
Statement of changes in financial position...........................................       F-13
Notes to the financial statements....................................................       F-14

                                        DELOITTE & TOUCHE, S.E.N.C.

                                        CHARTERED ACCOUNTANTS

                                        1 PLACE VILLE-MARIE      TELEPHONE:(514)
                                        393-7115

                                        SUITE 3000      FACSIMILE:(514) 393-7140

                                        MONTREAL QC H3B 4T9

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of NB Capital Corporation

    We have audited the accompanying balance sheet of NB Capital Corporation as of December 31, 1997 and the related statements of income, stockholders' equity and cash flows for the period August 20, 1997 (date of incorporation) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and the results of its operations and its cash flows for the period August 20, 1997 (date of incorporation) to December 31, 1997, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE

Chartered Accountants

Montreal, Canada

February 10, 1998

NB CAPITAL CORPORATION
BALANCE SHEET
AS OF DECEMBER 31, 1997
(IN U.S. DOLLARS)

--------------------------------------------------------------------------------

Assets
  Cash........................................................................  $20,003,943
  Due from an affiliated company..............................................    4,504,564
  Promissory notes............................................................  456,513,825
                                                                                -----------
                                                                                $481,022,332
                                                                                -----------
                                                                                -----------
Liabilities
  Due to parent company.......................................................  $   548,297
  Accounts payable............................................................      257,560
  Income taxes payable........................................................       80,000
                                                                                -----------
                                                                                    885,857
                                                                                -----------
Stockholders' equity
  Preferred stock, $0.01 par value per share; 10,000,000 shares authorized,
    300,000 Series A shares issued and paid...................................        3,000
  Common stock, $0.01 par value per share; 1,000 shares authorized, 100 shares
    issued and paid...........................................................            1
  Additional paid-in capital..................................................  476,431,381
  Retained earnings...........................................................    3,702,093
                                                                                -----------
                                                                                480,136,475
                                                                                -----------
                                                                                $481,022,332
                                                                                -----------
                                                                                -----------

--------------------------------------------------------------------------------

                See accompanying notes to financial statements.

NB CAPITAL CORPORATION
STATEMENT OF INCOME
FOR THE PERIOD AUGUST 20, 1997 (DATE OF INCORPORATION) TO DECEMBER 31, 1997 (IN U.S. DOLLARS)

--------------------------------------------------------------------------------

Revenue
  Interest income
    Short-term investments.....................................................  $  133,403
    Promissory notes...........................................................  12,760,418
    Bank interest..............................................................     100,118
                                                                                 ----------
                                                                                 12,993,939
                                                                                 ----------
Expenses
  Legal fees...................................................................     226,144
  Other professional fees......................................................     226,405
  Servicing fees...............................................................     539,964
  Advisory fees................................................................       8,333
                                                                                 ----------
                                                                                  1,000,846
                                                                                 ----------
Income before income taxes.....................................................  11,993,093
Income taxes...................................................................      80,000
                                                                                 ----------
Net income.....................................................................  11,913,093
Preferred stock dividends......................................................   8,211,000
                                                                                 ----------
Income available to common stockholders........................................  $3,702,093
                                                                                 ----------
                                                                                 ----------
Weighted average number of common shares outstanding...........................         100
                                                                                 ----------
Earnings per common share--basic...............................................  $   37,021
                                                                                 ----------
                                                                                 ----------

--------------------------------------------------------------------------------

                See accompanying notes to financial statements.

NB CAPITAL CORPORATION
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD AUGUST 20, 1997 (DATE OF INCORPORATION) TO DECEMBER 31, 1997 (IN U.S. DOLLARS)

--------------------------------------------------------------------------------

                                                                                 ADDITIONAL
                                                      PREFERRED     COMMON        PAID-IN        RETAINED
                                                        STOCK        STOCK        CAPITAL        EARNINGS         TOTAL
                                                     -----------  -----------  --------------  -------------  --------------
Issuance of preferred stock, net of initial
  purchaser's discount of $6,000,000 and other
  issuance costs of $904,072.......................   $   3,000       --       $  293,092,928       --        $  293,095,928
Issuance of common stock...........................      --        $       1      183,338,453       --           183,338,454
Net income.........................................      --           --             --        $  11,913,093      11,913,093
Dividends paid on preferred stock..................      --           --             --           (8,211,000)     (8,211,000)
                                                     -----------       -----   --------------  -------------  --------------
Stockholders' equity as of December 31, 1997.......   $   3,000    $       1   $  476,431,381  $   3,702,093  $  480,136,475
                                                     -----------       -----   --------------  -------------  --------------
                                                     -----------       -----   --------------  -------------  --------------

--------------------------------------------------------------------------------

                See accompanying notes to financial statements.

NB CAPITAL CORPORATION
STATEMENT OF CASH FLOWS
FOR THE PERIOD AUGUST 20, 1997 (DATE OF INCORPORATION) TO DECEMBER 31, 1997 (IN U.S. DOLLARS)

--------------------------------------------------------------------------------

Operating activities
  Net income..................................................................  $ 11,913,093

  Items not affecting cash resources
    Due from an affiliated company............................................    (4,504,564)
    Due to parent company.....................................................       548,297
    Accounts payable and income taxes.........................................       337,560
                                                                                ------------
  Net cash provided by operating activities...................................     8,294,386
                                                                                ------------
Financing activities
  Issue of common stock.......................................................   183,338,454
  Issue of preferred stock, net of discount and fees..........................   293,095,928
  Dividends on preferred stock................................................    (8,211,000)
                                                                                ------------
  Net cash provided by financing activities...................................   468,223,382
                                                                                ------------
Investing activities
  Investment in promissory notes..............................................  (476,588,453)
  Repayments of promissory notes..............................................    20,074,628
                                                                                ------------
  Net cash used in investing activities.......................................  (456,513,825)
                                                                                ------------
Cash position, end of year....................................................  $ 20,003,943
                                                                                ------------
                                                                                ------------

--------------------------------------------------------------------------------

                See accompanying notes to financial statements.

NB CAPITAL CORPORATION
Notes to the financial statements
For the period August 20, 1997 (date of incorporation) to December 31, 1997 (in U.S. dollars)

--------------------------------------------------------------------------------

1.  INCORPORATION AND NATURE OF OPERATIONS

    NB Capital Corporation (the "Company") was incorporated in the state of Maryland on August 20, 1997. The Company's principal business is to acquire, hold, finance and manage mortgage assets. The Company issued, through an Offering Circular dated August 22, 1997, $300 million of preferred stock and simultaneously, National Bank of Canada, the parent company, made a capital contribution in the amount of $183 million. The Company used the aggregate net proceeds of $477 million to acquire promissory notes of NB Finance, Ltd., a wholly-owned subsidiary of National Bank of Canada.

2.  SIGNIFICANT ACCOUNTING POLICIES

    FINANCIAL STATEMENTS

    The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in U.S. dollars.

    INCOME TAXES

    The Company upon filing its initial tax return will elect to be taxable as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended, and accordingly generally will not be liable for United States federal income tax to the extent that it distributes at least 95% of its taxable income to its stockholders, maintains its qualification as a REIT and complies with certain other requirements (see Note 6).

    PER SHARE DATA

    Basic earnings per share with respect to the Company for the four-month period ended December 31, 1997 are computed based upon the weighted average number of common shares outstanding during the period. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 "Earnings Per Share". This pronouncement specifies the computation, presentation and disclosure requirements for earnings per share. The Company has no outstanding securities which are dilutive under this pronouncement.

    ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PROMISSORY NOTES

    On September 3, 1997, the Company entered into loan agreements evidenced by promissory notes of NB Finance, Ltd., an affiliated company. The promissory notes are collateralized only by mortgage loans which are secured by residential first mortgages and insured by the Canada Mortgage and Housing Corporation.

NB CAPITAL CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD AUGUST 20, 1997 (DATE OF INCORPORATION) TO DECEMBER 31, 1997 (IN U.S. DOLLARS)

--------------------------------------------------------------------------------

3.  PROMISSORY NOTES (CONTINUED)
    The promissory notes consist of 16 notes with maturities ranging from January 2000 to July 2001, at rates ranging from 6.90% to 9.77%, with an average rate of approximately 8.40% per annum.

    These rates approximate market interest rates for loans of similar credit and maturity provisions and, accordingly, management believes that the carrying value of the promissory notes receivable approximates their fair value.

Promissory notes as of September 3, 1997......................  $476,588,453
Principal repayments..........................................   20,074,628
                                                                -----------
Promissory notes as of December 31, 1997......................  $456,513,825
                                                                -----------
                                                                -----------

    The scheduled principal repayments are as follows:

1998...........................................  $39,347,000
1999...........................................  92,192,175
2000...........................................  182,467,610
2001...........................................  142,507,040

4.  TRANSACTIONS WITH AN AFFILIATED COMPANY

    During the four-month period, the Company earned interest from NB Finance, Ltd., in an amount of $12,760,418 (see Note 3).

    The amount of $4,504,564 due from an affiliated company as of December 31, 1997 represents interest and principal repayments due on the promissory notes.

5.  TRANSACTIONS WITH THE PARENT COMPANY

    In September 1997, the Company entered into agreements with National Bank of Canada in relation to the administration of the Company's operations. The agreements are as follows:

    ADVISORY AGREEMENT

    In exchange of a fee equal to $25,000 per year, payable in equal quarterly instalments, National Bank of Canada will furnish advice and recommendations with respect to all aspects of the business and affairs of the Company. During the four-month period, fees of $8,333 were charged to the Company.

    SERVICING AGREEMENT

    National Bank of Canada will service and administer the promissory notes and the collateralized mortgage loans and will perform all necessary operations in connection with such servicing and administration.

    The fee will equal one-twelfth (1/12) of 0.25% per annum of the aggregate outstanding balance of the collateralized mortgage loans as of the last day of each calendar month. For the four-month period, the

NB CAPITAL CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD AUGUST 20, 1997 (DATE OF INCORPORATION) TO DECEMBER 31, 1997 (IN U.S. DOLLARS)

--------------------------------------------------------------------------------

5. TRANSACTIONS WITH THE PARENT COMPANY (CONTINUED) average outstanding balance of the collateralized mortgage loans amounts to $581,350,000. During the four-month period, fees of $539,964 were charged to the Company.

    CUSTODIAN AGREEMENT

    National Bank of Canada will hold all documents relating to the collateralized mortgage loans. During the four-month period, no fee was charged to the Company.

6.  INCOME TAX

    For the four-month period ended December 31, 1997, the Company was subject to a 4% tax on undistributed taxable income amounts.

7.  STOCKHOLDERS' EQUITY

    COMMON STOCK

    The Company is authorized to issue up to 1,000 shares of $0.01 par value common stock.

    PREFERRED STOCK

    The Company is authorized to issue up to 10,000,000 shares of $0.01 par value preferred stock as follows:

        300,000 shares classified as 8.35% Noncumulative Exchangeable Preferred Stock, Series A, non-voting, ranked senior to the common stock and junior to the Adjustable Rate Cumulative Senior Preferred Shares, with a liquidation value of $1,000 per share, redeemable at the Company's option on or after September 3, 2007, except upon the occurrence of certain changes in tax laws in the United States of America and in Canada, on or after September 3, 2002.

        1,000 shares classified as Adjustable Rate Cumulative Senior Preferred Shares, non-voting, ranked senior to the common stock and to the 8.35% Noncumulative Exchangeable Preferred Stock, with a liquidation value of $3,000 per share, redeemable at the Company's option at any time and retractable at the holders' option on December 30, 2007 and every ten-year anniversary thereof.

                                          DELOITTE & TOUCHE, S.E.N.C.
                                          CHARTERED ACCOUNTANTS
                                          1 PLACE VILLE-MARIE    TELEPHONE:(514)
                                          393-7115
                                          SUITE 3000    FACSIMILE:(514) 393-7140
                                          MONTREAL QC H3B 4T9

                                AUDITORS' REPORT

To the Shareholders of
NB Finance, Ltd.

    We have audited the balance sheet of NB Finance, Ltd. as at December 31, 1997 and the statements of income and retained earnings and changes in financial position for the four-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1997 and the results of its operations and the changes in its financial position for the four-month period ended December 31, 1997 in accordance with generally accepted accounting principles.

DELOITTE & TOUCHE

Chartered Accountants

Montreal, Canada

February 10, 1998

NB FINANCE, LTD.
BALANCE SHEET
AS AT DECEMBER 31, 1997
(IN U.S. DOLLARS)

-------------------------------------------------------------------------------------------
ASSETS
  Cash........................................................................  $ 7,682,495
  Mortgage loans (Note 3).....................................................  554,486,383
  Premium paid on mortgage loans (Note 4).....................................   11,121,452
  Interest receivable.........................................................    3,762,160
  Assets related to derivative financial instruments..........................   16,479,940
                                                                                -----------
                                                                                $593,532,430
                                                                                -----------
                                                                                -----------

LIABILITIES
  Promissory notes (Note 5)...................................................  $456,513,825
  Due to an affiliated company................................................    4,504,564
  Accounts payable............................................................       10,750
                                                                                -----------
                                                                                461,029,139
                                                                                -----------

SHAREHOLDERS' EQUITY
  Capital stock (Note 7)......................................................       12,000
  Contributed surplus.........................................................  132,335,558
  Retained earnings...........................................................      155,733
                                                                                -----------
                                                                                132,503,291
                                                                                -----------
                                                                                $593,532,430
                                                                                -----------
                                                                                -----------
-------------------------------------------------------------------------------------------

NB FINANCE, LTD.
STATEMENT OF INCOME AND RETAINED EARNINGS
FOUR-MONTH PERIOD ENDED DECEMBER 31, 1997
(IN U.S. DOLLARS)

-------------------------------------------------------------------------------------------
Revenue
  Interest--mortgage loans.....................................................  $14,313,021
  Interest--bank...............................................................      51,659
                                                                                 ----------
                                                                                 14,364,680
                                                                                 ----------
Expenses
  Interest--promissory notes...................................................  12,760,418
  Amortization of the premium paid on mortgage loans...........................   1,430,688
  Professional fees............................................................      10,750
  Other........................................................................       7,091
                                                                                 ----------
                                                                                 14,208,947
                                                                                 ----------
Net income and retained earnings at end of period..............................  $  155,733
                                                                                 ----------
                                                                                 ----------
-------------------------------------------------------------------------------------------

NB FINANCE, LTD.

STATEMENT OF CHANGES IN FINANCIAL POSITION

FOUR-MONTH PERIOD ENDED DECEMBER 31, 1997

(IN U.S. DOLLARS)

-------------------------------------------------------------------------------------------
Operating activities
  Net income..................................................................  $    155,733
  Item not affecting cash resources
    Amortization of the premium paid on mortgage loans........................     1,430,688
  Changes in non-cash operating working capital items
    Interest receivable.......................................................    (3,762,160)
    Due to an affiliated company..............................................     4,504,564
    Accounts payable..........................................................        10,750
                                                                                ------------
                                                                                   2,339,575
                                                                                ------------
Financing activities
  Issue of common shares......................................................   132,347,558
  Issue of promissory notes...................................................   476,588,453
  Reimbursements of promissory notes..........................................   (20,074,628)
                                                                                ------------
                                                                                 588,861,383
                                                                                ------------
Investing activities
  Mortgage loans..............................................................  (595,735,566)
  Repayments of mortgage loans................................................    25,093,285
  Premium paid on mortgage loans..............................................   (12,876,182)
                                                                                ------------
                                                                                (583,518,463)
                                                                                ------------
Cash position, end of year....................................................  $  7,682,495
                                                                                ------------
                                                                                ------------
-------------------------------------------------------------------------------------------

NB FINANCE, LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOUR-MONTH PERIOD ENDED DECEMBER 31, 1997

(IN U.S. DOLLARS)

--------------------------------------------------------------------------------

1. INCORPORATION AND NATURE OF OPERATIONS

    NB Finance, Ltd. (the "Company") is a wholly-owned subsidiary of National Bank of Canada and was incorporated in Bermuda on September 3, 1997. The Company's principal activity is holding mortgage loans.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    FINANCIAL STATEMENTS

    The financial statements are prepared in accordance with generally accepted accounting principles in Canada and are expressed in U.S. dollars.

    MORTGAGE LOANS

    Mortgage loans are recorded at their principal amounts less allowances for credit losses.

    ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's best knowledge of current events and actions that the Company may undertake in the future, actual results could differ from the estimates.

    TRANSLATION OF FOREIGN CURRENCIES

    Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at year-end rates of exchange. Revenue and expense items are translated at rates prevailing at the transaction dates. Gains and losses resulting from translation are reflected in the statement of income.

    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company used cross currency swaps to manage the currency risk exposure of the mortgage loans. The gains and losses resulting from the valuation of these instruments are deferred and amortized to income over the life of the hedged assets.

    INCOME TAXES

    The Company does not pay any income taxes on the Bermuda income.

    PREMIUM PAID ON MORTGAGE LOANS

    The premium paid on mortgage loans is amortized on a straight-line basis over a three-year period.

NB FINANCE, LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOUR-MONTH PERIOD ENDED DECEMBER 31, 1997

(IN U.S. DOLLARS)

--------------------------------------------------------------------------------

3. MORTGAGE LOANS

    In September 1997, the Company acquired mortgage loans expressed in Canadian dollars from National Bank of Canada. The mortgage loans are secured by residential first mortgages and insured by the Canada Mortgage and Housing Corporation.

    The mortgage loans have maturity dates varying from January 2000 to July 2001. These loans bear interest at rates ranging from approximately 6.0% to 8.99% with an average rate of 7.53% per annum.

    Cross currency swaps with the parent company convert the Canadian dollars exposure of the mortgage loans to U.S. dollars. The maturity dates of the cross currency swaps agree with the maturity dates of the mortgage loans.

Mortgage loans as at September 3, 1997........................  $595,735,566
Principal repayments..........................................  (25,093,285)
Foreign exchanges difference..................................  (16,155,898)
                                                                -----------
Mortgage loans as at December 31, 1997........................  $554,486,383
                                                                -----------
                                                                -----------

    The scheduled principal repayments are as follows:

1998................    $ 47,791,271
1999................     111,977,563
2000................     221,627,034
2001................     173,090,515

    The mortgage loans are insured by the Canada Mortgage and Housing Corporation so that the credit risk is negligible. Moreover, based on the current financial structure, the exposure to interest rate risk is minimal.

4. PREMIUM PAID ON MORTGAGE LOANS

    The purchase price of the mortgage loans was $12,876,182 over the book value with National Bank of Canada. This premium is amortized on a straight-line basis over a three-year period. The amortization amounts to $1,430,688 in 1997. The foreign exchange difference amounts to $324,042 as at December 31, 1997.

5. PROMISSORY NOTES

    The promissory notes are issued to NB Capital Corporation, a wholly-owned subsidiary of the parent company.

Promissory notes, interest rate ranging between 6.90% and
9.77%, repayable by monthly variable instalments until July
2001........................................................  $ 456,513,825

NB FINANCE, LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOUR-MONTH PERIOD ENDED DECEMBER 31, 1997

(IN U.S. DOLLARS)

--------------------------------------------------------------------------------

5. PROMISSORY NOTES (CONTINUED)
    The scheduled principal repayments for the next four years are as follows:

1998..........................................................  $39,347,000
1999..........................................................   92,192,175
2000..........................................................  182,467,610
2001..........................................................  142,507,040

6. TRANSACTIONS WITH AN AFFILIATED COMPANY

    During the four-month period, the Company incurred interest expense to NB Capital Corporation in an amount of $12,760,418.

    The amount of $4,504,564 due to an affiliated company as at December 31, 1997 represents interest and principal reimbursements due on the promissory notes.

7. CAPITAL STOCK

Authorized
  12,000 common shares, $1 par value
Issued and fully paid
  12,000 common shares.............................................  $  12,000

    During the four-month period, the Company issued 12,000 common shares for a consideration of $132,347,558. An amount of $132,335,558 was recorded as contributed surplus.

8. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The financial statements of the Company are prepared in accordance with Canadian generally accepted accounting principles. There are no material differences between Canadian and United States generally accepted accounting principles.

New Issue                                                                ANNEX A

                                U.S.$300,000,000
                            NATIONAL BANK OF CANADA
                                (300,000 SHARES)
              8.45% NONCUMULATIVE FIRST PREFERRED SHARES, SERIES Z

    The 8.45% Noncumulative First Preferred Shares, Series Z (the "Series Z Preferred Shares") of National Bank of Canada ("National Bank" or the "Bank"), will be issued only upon the automatic exchange (see "Automatic Exchange") of the 8.35% Noncumulative Exchangeable Preferred Stock, Series A (the "Old Preferred Shares") of NB Capital Corporation, a U.S. subsidiary of the Bank, and/or of the 8.35% Noncumulative Exchangeable Preferred Stock, Series A (the "New Preferred Shares") of NB Capital Corporation into which the Old Preferred Shares are exchangeable (see "Exchange Offer") upon the occurrence of certain events.

    Dividends on the Series Z Preferred Shares will be payable at a rate of 8.45% per annum if, when and as declared by the Board of Directors of the Bank. For a description of the terms of the Series Z Preferred Shares, see "Description of the Series Z Preferred Shares" herein.

    The Bank currently has outstanding, and may in the future issue, various other series of first preferred shares (the "Other Series of First Preferred Shares"). See "Capitalization." The Series Z Preferred Shares will constitute a new series of first preferred shares of the Bank and will rank PARI PASSU in terms of cash dividend payment and liquidation preference with the Other Series of First Preferred Shares (the Series Z Preferred Shares and the Other Series of First Preferred Shares collectively, the "Preferred Shares"). The Preferred Shares rank, in priority of payment of dividends and rights upon the voluntary or involuntary dissolution, liquidation or winding-up of the Bank, junior to all claims of the Bank's creditors, including the claims of the Bank's depositors and holders of the Bank's outstanding subordinated debentures. The Preferred Shares rank superior and prior to the issued and outstanding Common Shares of the Bank with respect to dividend rights and rights upon voluntary or involuntary dissolution, liquidation or winding up of the Bank, and to all other classes and series of shares of the Bank hereafter issued, other than any class or series expressly designated as being on parity with or senior to the Preferred Shares. The Common Shares of the Bank constitute the only class of shares currently outstanding other than the Preferred Shares.

    In the event the Old Preferred Shares and/or New Preferred Shares are exchanged into Series Z Preferred Shares, the Bank does not intend to apply for the listing of the Series Z Preferred Shares on any national securities exchange in Canada or the United States or for quotation through the National Association of Securities Dealers Automated Quotation System.

--------------------------------------------------------------------------------

    The Old Preferred Shares and/or New Preferred Shares are exchangeable, if ever, at the rate of one Series Z Preferred Share for each Old Preferred Share or New Preferred Share tendered.
--------------------------------------------------------------------------------

    The Bank is a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this short form prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. The consolidated financial statements included or incorporated by reference herein have been prepared in accordance with Canadian generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies, and are subject to Canadian auditing and auditor independence standards which differ from standards in the United States.

    Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in, or citizens of, the United States may not be described fully herein.

    The enforcement by investors of civil liabilities under the federal securities laws of the United States may be affected adversely by the fact that the Bank is incorporated or organized under the laws of Canada, that some or all of its officers and directors may be residents of Canada, that some or all of the experts named in the registration statement may be residents of Canada and that all or a significant portion of the assets of the Bank and said persons may be located outside the United States.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SHORT FORM PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
             The date of this short form prospectus is           .

               ENFORCEMENT OF LIABILITIES AND SERVICE OF PROCESS

    National Bank of Canada is a Canadian bank; all of the directors and executive officers of the Bank and certain of the Bank's advisers named in this short form prospectus are residents of countries other than the United States of America ("U.S."); and all or a substantial portion of the assets of such non-U.S. residents are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon such persons or to enforce against them in the U.S. judgments of U.S. Courts predicated upon the civil liability provisions of the federal securities laws of the U.S. The Bank will expressly accept the jurisdiction of the Supreme Court of the State of New York or the U.S. District Court for the Southern District of New York, in either case in the Borough of Manhattan, The City of New York, for the purpose of any suit, action or proceeding arising out of the Series Z Preferred Shares offered hereby, and has appointed NB Capital Corporation, a subsidiary of the Bank, as its agent in The City of New York to accept service of process in any such action. The Bank has been advised by Desjardins Ducharme Stein Monast, Canadian counsel to the Bank, that there is doubt as to the enforceability in the Province of Quebec, in original actions or in actions for enforcement of judgments of U.S. Courts, of liabilities predicated solely upon the federal securities laws of the U.S.

                        TRANSLATION OF FOREIGN CURRENCY

    In this short form prospectus, unless otherwise specified, all dollar amounts are expressed in Canadian dollars ("C$" or "$"). Solely for convenience, this short form prospectus contains translations of certain Canadian dollar amounts into U.S. dollar amounts. Unless otherwise specified, those amounts presented in U.S. dollars ("U.S.$" or "U.S. dollars") are translated from the Canadian dollar amounts at the rate of 1.4084 Canadian dollar per U.S. dollar, the Bank of Canada closing rate for U.S. dollars as at October 31, 1997.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents, filed with the Quebec Securities Commission, form an integral part of this short form prospectus:

    (a) Annual Information Form of the Bank dated December 19, 1996 and contained in the Bank's Annual Report for the year ended October 31, 1996;

    (b) Management's Discussion and Analysis of Operating Results and Financial Condition of the Bank dated December 19, 1996, and contained in the Bank's Annual Report for the year ended October 31, 1996;

    (c) Audited Consolidated Financial Statements of the Bank for the year ended October 31, 1997, together with the Auditors' Report thereon, which include comparative audited consolidated financial statements for the year ended October 31, 1996; and

    (d) Management Circular dated January 16, 1997 in connection with the Bank's annual meeting of shareholders held on March 12, 1997.

    Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Bank at National Bank Tower, 600 de La Gauchetiere Street West, Montreal, Quebec, H3B 4L2, telephone
(514) 394-6080.

    The Bank is required to file with the U.S. Securities and Exchange Commission (the "Commission") all documents that it is required to send to its shareholders, including its Annual Report, notices of Shareholders' Meetings and Management Proxy Circulars. Such documents may be inspected and copied at the Public Reference Section of the Commission, 455 Fifth Street, N.W., Washington, DC 20549.

    Any documents of the type referred to in the preceding paragraph and any material change report (excluding confidential material change reports) filed by the Bank with the Quebec Securities Commission, after the date of this short form prospectus and prior to the termination of the offering, will be deemed to be incorporated by reference into this short form prospectus.

    Any statement contained in a document incorporated or deemed to be incorporated by reference into this short form prospectus will be deemed to be modified or superseded, for purposes of this short form prospectus, to the extent that a statement contained in this short form prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this short form prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this short form prospectus.

    The financial information incorporated in this short form prospectus has been prepared in accordance with Canadian generally accepted accounting principles including the accounting requirements of the Superintendent of Financial Institutions Canada.

                         SHORT FORM PROSPECTUS SUMMARY

    This short form prospectus summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements and notes hereto appearing elsewhere in this short form prospectus and in the documents incorporated by reference herein. Capitalized terms used in the summary and not defined herein have the meanings ascribed to such terms elsewhere in this short form prospectus or in the documents incorporated by reference herein.

                   INCORPORATION AND HEAD OFFICE OF THE BANK

    The Bank was formed through a series of amalgamations and its roots date back to 1859 with the founding of Banque Nationale in Quebec City, Quebec, Canada. The Bank is chartered under the Bank Act (Canada) (the "Bank Act").

    The head office and executive offices of the Bank are at the National Bank Tower, 600 de La Gauchetiere West, Montreal, Quebec, Canada H3B 4L2.

                              BUSINESS OF THE BANK

    The Bank, which ranks sixth among Canadian banks in terms of total assets, is present in each of Canada's provinces. It delivers an extensive range of financial services to individuals, commercial enterprises, financial institutions and governments both in Canada and abroad.

    The Bank's main sectors and divisions are the following: Banking, which consists of Retail Banking, Commercial Banking and International; Trust Services; Insurance; Treasury, Brokerage and Corporate Banking; and Human Resources and Administration.

                                    BANKING

RETAIL BANKING

    Through its network of 637 branches at October 31, 1997, Retail Banking provides services to individuals and serves as support to the commercial banking centres and the Corporate Banking, International Commercial Operations and Treasury divisions.

    In addition to personal and mortgage loans, the Bank offers a broad range of transaction accounts and investment vehicles, such as term deposits and investment certificates, mutual funds (managed by the Bank or by third parties) and registered retirement savings plans and income funds, as well as credit card and travelers cheque services. In response to clients' growing demand for financial advisory services, the Bank embarked on a new phase in 1996 when it integrated more than 50 accredited financial planners into its branches.

    Clients can access their accounts at any of the Bank's 738 banking machines as well as at the more than 303,426 banking machines in North America and Europe which belong to the Cirrus, Interac and MasterCard ATM networks. Furthermore, through the Interac Direct Payment network, debit card holders can pay for their purchases without using cash at any of the Bank's 28,337 point-of-sale terminals.

    The Bank continues to assume a leadership role in customer service by offering its customers non-traditional services such as TelNat for banking by phone and Personal CompuTeller for banking by computer. The first service of its kind in Canada, Personal CompuTeller gives customers direct access to their transaction accounts via their personal computer.

    To meet the new reality of consumer demand for fast, easy access to banking services, the Bank developed another delivery concept in the form of specially designed service units in supermarkets, open seven days a week.

COMMERCIAL BANKING

    The Commercial Banking division administers loans to independent businesses and offers them an array of complementary services. Of the 38 commercial banking centres in operation as at October 31, 1997, 20 were in Quebec, 9 in Ontario and 9 in Atlantic Canada. The centres are staffed by account managers, each of whom services a small number of business clients, and by experts in special financing methods. In addition to the specialized services offered by Treasury and International Commercial Operations, businesses can obtain a full range of services such as bankers' acceptances, operating loans and fixed or variable-rate term loans, as well as computerized payroll processing, bank reconciliation with cheques in consignment and pre-authorized payments.

    The Bank also serves mid-market companies through offices in 20 U.S. cities, including its own representative offices and the offices of its subsidiary National Canada Finance Corp.

INTERNATIONAL

    The International division is responsible for all the services offered to the Bank's Canadian clients who are involved in foreign transactions. Available through centres in Moncton, Quebec City, Montreal, Toronto and Vancouver, as well as the branch network, these services include guarantees and letters of credit, foreign exchange transactions, foreign payments and documentary collections. In addition to these transaction services, the Bank offers financing adapted to the needs of exporters, such as discounted foreign receivables, identification of foreign partners or clients, as well as advisory services for establishing foreign trade or an international strategy.

    The International division has also made its presence felt abroad through its representative offices in New York, the Caribbean, Mexico, Santiago, London, Paris, Hong Kong, Seoul, Singapore, Taiwan and Shanghai; cooperation agreements with seven European financial institutions and a Mexican bank; and via a vast network of some 2,800 banking correspondents spanning 120 countries.

    Through this presence abroad, the International division can serve its clientele which includes Canadian clients, foreign companies, international banks which obtain traditional services such as correspondent banking, and immigrant investors to whom the Bank provides private banking services as well as other products designed specifically to meet their needs.

    The Bank has also developed partnerships with private enterprise and all three levels of public administration. Partnerships created in 1996 include the Action Asia Group, Montreal International, the Canada-Poland Development Fund and a France-Quebec network for independent businesses, as well as the agreement to accommodate Quebec trade delegates in the Bank's offices in Boston, Los Angeles, Chicago and Atlanta.

    Through its International division, the Bank is able to offer international products and services adapted to the increasingly sophisticated needs of its clients, including guarantees and letters of credit, foreign exchange transactions, foreign payments and management of foreign accounts.

                                 TRUST SERVICES

    With its investment services, personal trust services and branches now integrated into the Bank's network, General Trust offers wealth management services for high net worth households. Its corporate trust services are geared to the needs of independent businesses and large corporations in Quebec.

    General Trust and National Bank Securities Inc., another Bank subsidiary, provide active fund management on behalf of their clients. National Bank Securities Inc. also offers its clients a wide selection of mutual funds and discount brokerage services.

                                   INSURANCE

    National Bank Life Insurance Company administers credit insurance plans for loans granted by the Bank and markets various general insurance products. Personal and group insurance products are delivered through National Bank Financial Services, a joint company formed by the Bank and Metropolitan Life.

                        BROKERAGE AND CORPORATE BANKING

    The Corporate Banking division, with the support of specialized teams based in Montreal and Toronto, offers a broad range of services customized to clients' needs. In addition to providing traditional operating credit and term financing, these teams structure financing for acquisitions or recapitalizations and arrange high-yield financing, often through loan syndicates involving other institutions. They also offer advisory services for restructuring, mergers and acquisitions and for hybrid financings combining debt and equity. Together with the Treasury division, Corporate Banking offers financial risk management instruments for hedging interest rates, foreign exchange and import-export transactions. The division's specialists in banking operations can suggest a vast range of electronic products, such as point-of-sale debit and electronic data interchange (EDI), and tailor them to each client's requirements.

    The securities brokerage subsidiary Levesque Beaubien Geoffrion Inc. provides services to business clients and individuals, in addition to playing an important role in securing financing for various levels of government. This subsidiary is active on all the major markets through its network of 65 offices.

    Another subsidiary, Natcan Investment Management Inc., specializes in portfolio management for institutional clients and identifies investment opportunities in Canada the United States and abroad. Pension funds, insurance companies, mutual funds, foundations and religious orders are among the many clients for which this subsidiary manages assets in excess of $8.8 billion.

                                  THE OFFERING

SECURITIES OFFERED:                   300,000 Series Z Preferred Shares.

THE EXCHANGE OFFER:                   Simultaneously with the filing of this short form
                                      prospectus by the Bank, NB Capital Corporation, a
                                      100% controlled subsidiary of the Bank, is offering
                                      to exchange (the "Exchangeable Offer") up to 300,000
                                      shares of its 8.35% Noncumulative Exchangeable
                                      Preferred Stock, Series A (the "New Preferred
                                      Shares") for up to all of its outstanding 8.35%
                                      Noncumulative Exchangeable Preferred Stock, Series A
                                      (the "Old Preferred Shares") at the rate of one New
                                      Preferred Share for each Old Preferred Share
                                      tendered. The issuance of the New Preferred Shares is
                                      intended to satisfy certain obligations of NB Capital
                                      Corporation contained in the Registration Rights
                                      Agreement (as defined). See "The Exchange Offer".

REGISTRATION RIGHTS AGREEMENT:        The Old Preferred Shares were sold by the Company on
                                      September 3, 1997 to Merrill Lynch, Pierce, Fenner &
                                      Smith Incorporated as initial purchaser (the "Initial
                                      Purchaser") pursuant to the purchase agreement among
                                      the Company, the Bank and the Initial Purchaser (the
                                      "Purchase Agreement"). Pursuant to the Purchase
                                      Agreement, the Company and the Initial Purchaser
                                      entered into the Registration Rights Agreement on
                                      September 3, 1997. Pursuant to the Registration
                                      Rights Agreement, the Bank and the Company agreed to
                                      each file a registration statement within a certain
                                      time period and to use their best efforts to cause
                                      such registration statements to become effective
                                      within an additional time period with respect to the
                                      Exchange Offer. The Exchange Offer is intended to
                                      satisfy such rights under the Registration Rights
                                      Agreement which terminate upon the consummation of
                                      the Exchange Offer. See "Registration Rights
                                      Agreement."

AUTOMATIC EXCHANGE:                   The Series Z Preferred Shares are to be issued, if
                                      ever, in connection with the automatic exchange of
                                      the Old Preferred Shares and/or New Preferred Shares
                                      into which the Old Preferred Shares are exchangeable
                                      pursuant to the Exchange Offer. See "Automatic
                                      Exchange" and "The Exchange Offer."

RANKING:                              The Series Z Preferred Shares rank senior to the
                                      Bank's common shares (the "Common Shares") and all
                                      other classes and series of shares of the Bank
                                      hereafter issued other than those expressly
                                      designated as being on a parity with or senior to the
                                      First Preferred Shares of the Bank, PARI PASSU with
                                      the other First Preferred Shares of the Bank with
                                      respect to cash dividend payments and rights upon
                                      liquidation and junior to all claims of the Bank's
                                      creditors, including the claims of the Bank's
                                      depositors and holders of the Bank's outstanding
                                      subordinated debentures. Preferred shares ranking
                                      senior to the Series Z Preferred Shares may not be
                                      issued without the

                                      approval of holders of at least two-thirds of all
                                      series of First Preferred Shares.

DIVIDENDS:                            Dividends on the Series Z Preferred Shares are
                                      payable at the rate of 8.45% per annum of the
                                      liquidation preference (being an amount equal to
                                      U.S.$84.50 per share), if, when and as declared by
                                      the Board of Directors of the Bank. If declared,
                                      dividends are payable quarterly in arrears on the
                                      30th day of March, June, September and December in
                                      each year, or, if such day is not a business day, on
                                      the next business day. Dividends on the Series Z
                                      Preferred Shares are not cumulative and, accordingly,
                                      if no dividend is declared on the Series Z Preferred
                                      Shares by the Bank for a quarterly dividend period,
                                      holders of the Series Z Preferred Shares will have no
                                      right to receive a dividend for that period, and the
                                      Bank will have no obligation to pay a dividend for
                                      that period, whether or not dividends are declared
                                      and paid for any future period. See "Description of
                                      the Series Z Preferred Shares-- Dividends." The
                                      Bank's ability to pay cash dividends is subject to
                                      regulatory and other restrictions described herein.

REDEMPTION:                           The Bank may not redeem the Series Z Preferred Shares
                                      before September 3, 2007. After such date, the Series
                                      Z Preferred Shares may be redeemed for cash at the
                                      option of the Bank, in whole or in part at any time
                                      and from time to time, at the redemption prices set
                                      forth herein, plus the quarterly accrued and unpaid
                                      dividends, if any, thereon for the then-current
                                      dividend period to, but excluding, the date fixed for
                                      redemption. Redemption of the Series Z Preferred
                                      Shares will be subject to compliance with applicable
                                      regulatory and other restrictions, including the
                                      requirement of the prior consent of the
                                      Superintendent. See "Description of Series Z
                                      Preferred Shares--Redemption."

VOTING RIGHTS:                        Holders of Series Z Preferred Shares will not have
                                      any voting rights, except as expressly provided
                                      herein. On any matter on which holders of the Series
                                      Z Preferred Shares may vote, each Series Z Preferred
                                      Share will be entitled to one vote. See "Description
                                      of Series Z Preferred Shares--Voting Rights."

USE OF PROCEEDS:                      The Series Z Preferred Shares will only be issued, if
                                      ever, upon the automatic exchange of the Old
                                      Preferred Shares and/or New Preferred Shares
                                      resulting from the Exchange Offer. The proceeds from
                                      the sale of the Old Preferred Shares were used by NB
                                      Capital Corporation to acquire a portfolio of
                                      mortgage related assets. The automatic exchange of
                                      the Old Preferred Shares and/or New Preferred Shares
                                      into Series Z Preferred Shares will produce no
                                      proceeds to the Bank. See "Use of Proceeds."

ABSENCE OF A PUBLIC MARKET:           There is currently no public market for the Series Z
                                      Preferred Shares and such shares will not be listed
                                      on any securities exchange or for quotation through
                                      the National Association of Securities Dealers
                                      Automated Quotation System.

                                 CAPITALIZATION

    The following table sets forth the actual capital of the Bank at October 31, 1997 and as adjusted as of such date to give effect to the automatic exchange of the Old Preferred Shares and/or New Preferred Shares into Series Z Preferred Shares of the Bank. This table should be read in conjunction with the Consolidated Financial Statements of the Bank and the notes thereto included elsewhere in this Short Form Prospectus and in the documents incorporated herein by reference.

                                                                                             OCTOBER 31, 1997
                                                                                         -------------------------
                                                                                                     AS ADJUSTED
                                                                                          ACTUAL         (1)
                                                                                         ---------  --------------

                                                                                         (IN MILLIONS OF CANADIAN
                                                                                                 DOLLARS)
Liabilities
    Deposits...........................................................................  $  43,270    $   43,270
    Bankers acceptances................................................................      2,273         2,273
    Obligations related to securities sold short.......................................      4,225         4,225
    Securities sold under repurchase agreements........................................      9,038         9,038
    Other liabilities..................................................................      3,134         3,134
                                                                                         ---------       -------
                                                                                            61,940        61,940
                                                                                         ---------       -------
Non-controlling interest...............................................................        466            43
                                                                                         ---------       -------
Bank debentures........................................................................      1,069         1,069
                                                                                         ---------       -------
Shareholders' equity First Preferred shares without par value:
Unlimited number of shares authorized, issued and outstanding:
286,610 Series 5 shares................................................................         29            29
422,633 Series 7 shares................................................................         10            10
789,638 Series 8 shares................................................................         20            20
3,680,000 Series 10 shares.............................................................         92            92
4,000,000 Series 11 shares.............................................................        100           100
5,000,000 Series 12 shares.............................................................        125           125
300,000 Series Z shares(2).............................................................         --           423
                                                                                         ---------       -------
Total..................................................................................        376           799
                                                                                         ---------       -------
Common shares without par value:
Unlimited number of shares authorized..................................................
170,461,483 shares issued and outstanding..............................................      1,309         1,309
Retained earnings......................................................................      1,075         1,075
                                                                                         ---------       -------
                                                                                             2,760         3,183
                                                                                         ---------       -------
Total liabilities and shareholders' equity.............................................     66,235        66,235
                                                                                         ---------       -------
                                                                                         ---------       -------
Regulatory capital ratios
Assets to capital multiple.............................................................       16.4          16.4
Tier 1 risk-based......................................................................        8.1%          8.1%
Total risk-based.......................................................................       11.3%         11.3%

------------------------

(1) Adjusted to give effect to the automatic exchange of the Old Preferred Shares and/or New Preferred Shares into Series Z Preferred Shares of the Bank assuming that the limit on the amount of Preferred Shares includable as core capital is applicable to the Series Z Preferred Shares of the Bank.

(2) Exchange rate is 1.4084 Canadian dollars for 1 U.S. dollar.

                  DESCRIPTION OF THE SERIES Z PREFERRED SHARES

    The following is a summary of the rights, privileges, restrictions and conditions of the First Preferred Shares as a class and of the Series Z Preferred Shares as a series.

CERTAIN PROVISIONS OF THE FIRST PREFERRED SHARES AS A CLASS

    The authorized first preferred share capital of the Bank consists of an unlimited number of First Preferred Shares, without par value, which may be issued for a maximum aggregate consideration of $1,000,000,000 or the equivalent thereof in foreign currencies. The Board of Directors of the Bank may by resolution divide any unissued First Preferred Shares into series and fix the number of shares in each series and determine the designation, rights, privileges, restrictions and conditions thereof.

PRIORITY

    The First Preferred Shares of each series will rank on a parity with First Preferred Shares of every other series and are entitled to preference over the Common Shares, and any other shares of the Bank ranking junior to the First Preferred Shares with respect to the payment of dividends and upon any distribution of assets in the event of liquidation, dissolution or winding-up of the Bank.

RESTRICTION

    The Bank will not, without the approval of the holders of the First Preferred Shares, create or issue any shares ranking in priority to or PARI PASSU with the First Preferred Shares, nor create or issue any additional series of First Preferred Shares, unless all cumulative dividends have been declared and paid or set aside for payment and all declared and unpaid non-cumulative dividends have been paid or set aside for payment.

VOTING RIGHTS

    The Board of Directors is empowered to set voting rights for each series. The holders of the First Preferred Shares are not entitled to any voting rights as a class except as provided above or by law or with respect to the right to vote on certain matters as specified under "Approval of the Holders of the First Preferred Shares."

APPROVAL OF THE HOLDERS OF THE FIRST PREFERRED SHARES

    The provisions with respect to First Preferred Shares will not be deleted or modified except with a resolution carried by the affirmative vote of not less than 66 2/3% of the votes cast at a meeting of holders of First Preferred Shares at which a majority of the outstanding First Preferred Shares is represented or, if no quorum is present at such meeting, at any adjourned meeting at which no quorum requirements would apply.

CERTAIN PROVISIONS OF THE SERIES Z PREFERRED SHARES AS A SERIES

    ISSUE PRICE

    The Series Z Preferred Shares will have an issue price of U.S.$1,000 per share.

DIVIDENDS

    Holders of Series Z Preferred Shares shall be entitled to receive, if, when and as declared by the Board of Directors of the Bank out of assets of the Bank legally available therefor, non-cumulative preferential cash dividends at the rate of 8.45% per annum of the liquidation preference (equivalent to U.S.$1,000 per share). If declared, dividends on the Series Z Preferred Shares shall be payable quarterly in arrears on the 30th day of March, June, September and December of each year, or, if such day is not a business day, on the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the share register of the Bank on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Bank.

    If, within 21 days after the expiration of any financial year of the Bank, the Board of Directors has not declared any dividend or part thereof on the Series Z Preferred Shares for such year, then the right of the holders of the Series Z Preferred Shares to such dividend or part thereof for such year shall be extinguished.

RESTRICTIONS ON DIVIDENDS AND RETIREMENT OF SHARES

    As long as any of the Series Z Preferred Shares are outstanding, the Bank shall not, without the prior approval of the holders of such Series Z Preferred Shares given as specified below:

        (a) declare or pay or set aside for payment any dividends on any shares of any class of shares of the Bank ranking junior to the Series Z Preferred Shares (other than stock dividends ranking junior to the Series Z Preferred Shares);

        (b) call for redemption or redeem, call for purchase or purchase, or otherwise retire or reduce or make any return of capital in respect of shares of any class of shares of the Bank ranking junior to the Series Z Preferred Shares;

        (c) call for redemption or redeem, call for purchase or purchase, or otherwise retire or reduce or make any return of capital in respect of part only of the Series Z Preferred Shares; or

        (d) call for redemption or redeem, call for purchase or purchase, or otherwise retire or reduce or make any return of capital in respect of any shares of any class of shares of the Bank ranking PARI PASSU with the Series Z Preferred Shares, except in satisfaction of an obligation to purchase or obligation in respect of a sinking fund, of a right of retraction or of any other mandatory redemption provision of any given series of any preferred shares;

unless all dividends up to and including the dividend payment date for the last completed period for which dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative first preferred shares then issued and outstanding and on all other cumulative shares ranking on a parity with the First Preferred Shares and there shall have been paid or set apart for payment all declared dividends in respect of each series of non-cumulative First Preferred Shares (including the Series Z Preferred Shares) then issued and outstanding and on all other non-cumulative shares ranking on a parity with the First Preferred Shares.

REDEMPTION

    The Series Z Preferred Shares will not be redeemable prior to September 3, 2007. On or after such date, but subject to the provisions of the Bank Act, including the requirements of the prior consent of the Superintendent, the Series Z Preferred Shares will be redeemable at the option of the Bank, in whole or in part, at any time or from time to time on not less than 30 nor more than 60 days' notice by mail, at the following redemption prices (expressed as a percentage of the $1,000 per share liquidation preference), if redeemed during the 12-month period beginning September 3 of the years indicated below, plus the quarterly accrued unpaid dividend to the date of redemption, if any, thereon:

YEAR                                                                          REDEMPTION PRICE
----------------------------------------------------------------------------  ----------------
2007........................................................................       104.2550%
2008........................................................................       103.8025
2009........................................................................       103.3800
2010........................................................................       102.9575
2011........................................................................       102.5350
2012........................................................................       102.1125
2013........................................................................       101.6900
2014........................................................................       101.2675
2015........................................................................       100.8450
2016........................................................................       100.4225

and thereafter at a redemption price of $1,000 per share, plus the quarterly accrued and unpaid dividend to the redemption date, if any, thereon.

    If there are any accrued and unpaid dividends on any Series Z Preferred Shares, no Series Z Preferred Shares shall be redeemed unless all outstanding Series Z Preferred Shares are redeemed and the Bank shall not purchase or otherwise acquire any Series Z Preferred Shares; provided, however, that the Bank may purchase or acquire Series Z Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series Z Preferred Shares.

    In the event that fewer than all the outstanding Series Z Preferred Shares are to be redeemed, the number of Series Z Preferred Shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or proportionately as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

VOTING RIGHTS

    The holders of the Series Z Preferred Shares as such will not be entitled to receive notice of or to attend or to vote at any meeting of the shareholders of the Bank unless and until the first time at which the rights of such holders to any undeclared dividends have become extinguished as described under "Dividends."

    In that event, the holders of the Series Z Preferred Shares will be entitled to receive notice of, and to attend, meetings of shareholders at which directors are elected and will be entitled to one vote for each share held. The voting rights of the holders of the Series Z Preferred Shares shall forthwith cease upon payment by the Bank of the first quarterly dividend on the Series Z Preferred Shares to which the holders are entitled subsequent to the time such voting rights first arose. At such time as the rights of such holders to any undeclared dividends on the Series Z Preferred Shares have again become extinguished, such voting rights shall become effective again and so on from time to time.

RIGHTS UPON LIQUIDATION

    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Bank, the holders of the Series Z Preferred Shares at the time outstanding will be entitled to receive out of assets of the Bank legally available for distribution to shareholders, under applicable law, before any distribution of assets is made to holders of Common Shares or any other class of shares ranking junior to the Series Z Preferred Shares upon liquidation, and subject to the rights of the holders of any class or series of equity securities having preference with respect to distribution upon liquidation and the rights of the Bank's general creditors, an amount of $1,000 per share, plus the quarterly accrued and unpaid dividend thereon, if any, to, but excluding, the date of liquidation.

    After payment of the full amount of said amount to which they are entitled, the holders of Series Z Preferred Shares will have no right or claim to any of the remaining assets of the Bank. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Bank are insufficient to pay the amount of the liquidation distributions on all outstanding Series Z Preferred Shares and the corresponding amounts payable on all shares of other classes or series of share capital of the Bank ranking on a parity with the Series Z Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding-up of the affairs of the Bank, then the holders of the Series Z Preferred Shares and such other classes or series of share capital shall share ratably in any such distribution of assets in proportion to the full liquidation distributions to which they would otherwise be respectively entitled.

    For such purposes, the consolidation or merger of the Bank with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Bank, shall not be deemed to constitute liquidation, dissolution or winding-up of the Bank.

TAXATION

    To the extent that dividends on the Series Z Preferred Shares are subject to Canadian non-resident withholding tax, the Bank will pay such additional amounts as may be necessary in order that the net amounts received by U.S. holders of the Series Z Preferred Shares shall equal the amounts which would have been received thereon in the absence of such tax.

                                 COMMON SHARES

    The authorized Common Share capital of the Bank consists of an unlimited number of Common Shares without par value, issuable for a maximum aggregate consideration of $3 billion, of which 170,461,483 Common Shares were outstanding as at October 31, 1997.

    The holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors of the Bank, subject to the preference of holders of First Preferred Shares. Subject to the restrictions set forth in "Restraints on Bank Shares under the Bank Act," a holder of Common Shares is entitled to one vote for each share at all meetings of shareholders except meetings at which only holders of a specified class or series are entitled to vote. In the event of the liquidation, dissolution or winding-up of the Bank, after payment of all outstanding debts and subject to the preference of the holders of First Preferred Shares, the remaining assets of the Bank would be distributed proportionately to the holders of Common Shares.

                                USE OF PROCEEDS

    The Series Z Preferred Shares are to be issued only, if ever, in connection with the automatic exchange of the Old Preferred Shares and/or New Preferred Shares into which the Old Preferred Shares are exchangeable pursuant to the Exchange Offer. The proceeds from the sale of the Old Preferred Shares were used by NB Capital Corporation to acquire a portfolio of mortgage related assets. The automatic exchange of Old Preferred Shares and/or New Preferred Shares into Series Z Preferred Shares will produce no proceeds to the Bank.

                               THE EXCHANGE OFFER

    Simultaneously with the filing of this short form prospectus by the Bank, NB Capital Corporation, a 100% controlled subsidiary of the Bank, is offering to exchange (the "Exchange Offer") up to 300,000 shares of its 8.35% Noncumulative Exchangeable Preferred Stock, Series A (the "New Preferred Shares") for up to all of its outstanding 8.35% Noncumulative Exchangeable Preferred Stock, Series A (the "Old Preferred Shares") at the rate of one New Preferred Share for each Old Preferred Share tendered. The issuance of the New Preferred Shares is intended to satisfy certain obligations of NB Capital Corporation contained in the Registration Rights Agreement.

                         REGISTRATION RIGHTS AGREEMENT

    The Old Preferred Shares were sold by NB Capital Corporation on September 3, 1997 to Merrill Lynch, Pierce, Fenner & Smith Incorporated as initial purchaser (the "Initial Purchaser") pursuant to the purchase agreement among NB Capital Corporation, the Bank and the Initial Purchaser (the "Purchase Agreement"). Pursuant to the Purchase Agreement, NB Capital Corporation and the Initial Purchaser entered into the Registration Rights Agreement on September 3, 1997. Pursuant to the Registration Rights Agreement, the Bank and NB Capital Corporation agreed to each file a registration statement within a certain time period and to use their best efforts to cause such registration statements to become effective within an additional time period with respect to the Exchange Offer. If certain events do not permit NB Capital Corporation to effect the Exchange Offer on the terms set forth therein, the Bank and NB Capital Corporation will use their best efforts to cause to become effective shelf registration statements with respect to the resale of the Old Preferred Shares and of the Series Z Preferred Shares and to keep the shelf registration statements effective until two (2) years after the issue date of the Old Preferred Shares or such shorter period ending when all of the Old Preferred Shares have been sold thereunder.

                               AUTOMATIC EXCHANGE

    The Series Z Preferred Shares are to be issued, if ever, in connection with an automatic exchange of the Old Preferred Shares and/or New Preferred Shares into which the Old Preferred Shares are exchangeable pursuant to the Exchange Offer. The Old Preferred Shares and/or New Preferred Shares are subject to an automatic exchange in whole and not in part, on a share-for-share basis, into Series Z Preferred Shares (i) immediately prior to such time, if any, at which the Bank fails to declare and pay or set aside for payment when due any dividend on any issue of cumulative First Preferred Shares or the Bank fails to pay or set aside for payment when due any declared dividend on any non-cumulative First Preferred Shares, (ii) in the event that the Bank has a Tier 1 risk-based capital ratio of less than 4.0% or a total risk-based capital ratio of less than 8.0%, (iii) in the event that the Superintendent takes control of the Bank pursuant to the Bank Act, or proceedings are commenced for the winding-up of the Bank pursuant to the Winding-up and Restructuring Act (Canada), or (iv) in the event that the Superintendent, by order, directs the Bank to act pursuant to subsection 485(3) of the Bank Act and the Bank elects to cause the exchange.

                      BANK ACT RESTRICTIONS AND APPROVALS

    Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including the Series Z Preferred Shares, unless the consent of the Superintendent has been obtained. In addition, the Bank Act prohibits the payment to purchase or redeem any shares or the payment of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the Bank Act requirement to maintain, in relation to its operations, adequate capital and appropriate forms of liquidity and to comply with any regulations or directions of the Superintendent in relation thereto. Currently these limitations do not restrict the payment of dividends on or the redemption or purchase of the Series Z Preferred Shares.

                  RESTRAINTS ON BANK SHARES UNDER THE BANK ACT

    The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a bank. By way of summary, no person is permitted to have a significant interest in any class of shares of a
Schedule I bank, including the Bank. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of that class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person (as contemplated by the Bank Act) exceeds 10% of all of the outstanding shares of that class of shares of the Bank.

    In addition, these restrictions do not permit Schedule I banks, including the Bank, to issue or transfer shares of any class to Her Majesty in right of Canada or of a province, an agent of Her Majesty or a foreign government or any agent of a foreign government.

    Purchasers of the Series Z Preferred Shares may be required to furnish declarations relative to certain of the foregoing matters in a form prescribed by the Bank.

                                   REGULATION

CANADA

    THE BANK ACT

    The Bank is a Schedule 1 bank under the Bank Act, and the Bank Act is its charter. See "The Canadian Banking Industry." In accordance with the Bank Act, the Bank may engage in and carry on such business generally as appertains to the business of banking. The Bank Act grants banks broad powers of investment in the securities of other corporations and entities, but imposes limits upon banks' substantial investments. A bank has a substantial investment in a body corporate when (i) the voting shares beneficially owned by the Bank and by entities controlled by the Bank exceed 10% of the outstanding voting shares of the body corporate or (ii) the total of the shares of any class of the body corporate that are beneficially owned by the Bank and entities controlled by the Bank exceed 25% of the total shareholders' equity of the body corporate. A bank is entitled to have a substantial investment in a body corporate that is one of the following, provided that the Bank controls the body corporate and, in certain cases, the Bank obtains the prior approval of the Minister of Finance of Canada: a financial institution; a factoring corporation; a financial leasing corporation; a specialized financing corporation; and a financial holding corporation, provided that the financial holding corporation does not have a substantial investment that the Bank may not have. In addition, a bank may have a substantial investment which can, but need not be, a controlling interest in the following types of corporations or in any corporation that engages in any combination of the following: an information services corporation; an investment counseling and portfolio management corporation; a mutual fund corporation; a mutual fund distribution corporation; a real property brokerage corporation; a real property corporation; a service corporation; and a body corporate whose activities are ancillary to the business of the Bank or of a financial institution that is a subsidiary of the Bank. Unlike under the former banking legislation, the investments of Schedule 1 banks in foreign bodies corporate are now generally subject to the same rules applicable to investments in Canadian bodies corporate. A bank may not, without the prior approval of the Superintendent, create a security interest in any of its property to secure an obligation of the Bank.

INSPECTION

    The Bank Act also contemplated the appointment of the Superintendent who administers the Bank Act under the authority granted to him by the Minister of Finance of Canada. Among other things, the Superintendent is required under the Bank Act, at least once in each calendar year, to examine and inquire into the business and affairs of each bank to the extent necessary or expedient to determine that the provisions of the Bank Act are being observed and that each bank is in a sound financial condition. Reports of these examinations and inquiries are submitted to the Minister of Finance of Canada. Outside of Canada, a bank's branches, agencies, subsidiaries and associates are also subject to local regulatory requirements applicable in the countries in which it conducts business.

AUDITORS

    Under the Bank Act, the financial statements of the Bank may be audited by either one or two firms of chartered accountants. During the five fiscal years ended October 31, 1997, the firm of Raymond, Chabot, Martin, Pare, a general partnership, served in 1995 and 1996, the firm of Price Waterhouse served in 1993, 1996 and 1997, the firm of Samson Belair/Deloitte & Touche, a general partnership, served in 1993, 1994 and 1997 and the firm of Mallette Maheu, a general partnership, served in 1994 and 1995. The auditors are independent of the Bank as required by all applicable securities legislation of all the provinces of Canada and the Bank Act. These rules differ from those in the United States. The firms that served as auditors for the fiscal year ended October 31, 1997 have informed the Bank that they were independent under U.S. rules.

UNITED STATES

    The Bank's only United States branch is located in New York (the "Branch") and is licensed by the New York Superintendent under the Banking laws of the State of New York (the "NYBL"). The Branch is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch. Under the NYBL, the Bank must maintain with approved banks or trust companies in the State of New York specified types of interest-bearing governmental obligations, U.S. dollar deposits, investment grade commercial paper, obligations of certain international financial institutions and other specified obligations in an aggregate amount to be determined by the New York Superintendent as security for the benefit of depositors and other creditors of the Branch. This amount is currently set at the greater of (i) 5% of the liabilities of the Branch (excluding liabilities to other offices and certain affiliates of the Bank and liabilities of the Branch that are booked at its international banking facility), (ii) 1% of the liabilities of the Branch (excluding liabilities to other offices and certain affiliates of the Bank) and (iii) $1 million. Under the NYBL, the New York Superintendent is also empowered to require foreign banks operating a New York branch to maintain in New York specified assets equal to such percentage of the branch's liabilities payable at or through the branch as the New York Superintendent may designate. At present, the New York Superintendent has set this percentage at 0% for such branches (including the Branch), although specific asset maintenance requirements may be imposed by the New York Superintendent on a case-by-case basis.

    The banking laws of the State of New York authorize the New York Superintendent to take possession of the business and property of a New York branch of a foreign bank under circumstances similar to those which would permit the New York Superintendent to take possession of the business and property of a New York state-chartered bank. These circumstances include the violation of any law, unsafe business procedures, capital impairments, the suspension of payment of obligations and the initiation of liquidation proceedings against the foreign bank at its domicile or elsewhere or the existence of reason to doubt the ability or willingness of such bank to pay in full the claims of holders of accepted claims specified in the Banking laws of the State of New York. Pursuant to Section 606.4 of the NYBL, in liquidating or dealing with the branch's business after taking possession of the branch, only the claims of creditors which arose out of transactions with the branch are to be accepted by the New York Superintendent for payment out of the business and property of the foreign bank in the State of New York.

    Under the NYBL, the Branch is generally subject to the same lending limits to a single borrower, expressed as a ratio of capital, that apply to a New York state-chartered bank, except that for the Branch such limits are based on the capital of the Bank.

    Under Section 4(j) of the International Banking Act of 1978 (the "IBA"), if the Bank were to open a federally licensed branch or agency in the United States and such federally licensed branch or agency were subsequently to be closed by the U.S. Comptroller of the Currency, the Comptroller of the Currency could appoint a receiver for all the property and assets of the Bank in the United States, including the property and assets of the Branch. In that case, the liquidation of the Branch's business would be administered by a federal receiver applying United States federal law, which provides that claims arising out of transactions with any branch or agency of the Bank located in any State in the United States shall be paid out of all the properties and assets of the Bank in the United States.

    In addition to being subject to New York State laws and regulations, the Bank and the Branch are also subject to federal regulation under the IBA and the Bank is subject to federal regulation under the Bank Holding Company Act of 1956 (the "BHCA"). Under the IBA, United States branches of foreign banks, such as the Branch, are subject to reserve requirements on deposits held by such branches and to restrictions on the payment of interest on demand deposits pursuant to regulations of the Board of Governors of the Federal Reserve System (the "Board"). Because the Branch engages in a wholesale banking business, its deposits are not insured by the Federal Deposit Insurance Corporation.

    Under the IBA and BHCA, the Bank is subject to certain restrictions with respect to opening new U.S. domestic deposit-taking branches in states outside its "home state," which is New York. Recently enacted U.S. Federal law has generally removed restrictions on acquisitions of banks outside the home state of the acquiring bank or holding company. These laws and related regulations also contain certain restrictions on the Bank's ability to engage, directly or through subsidiaries, in non-banking activities in the United States.

    The BHCA also generally prohibits the Bank from, directly or indirectly, acquiring more than 5% of the voting shares of any company engaged in non-banking activities in the United States unless the Board has determined, by order or regulation, that such proposed activities are so closely related to banking or managing or controlling banks as to be a proper incident thereto. In addition, the BHCA requires the Bank to obtain the prior approval of the Board before acquiring, directly or indirectly, the ownership or control of more than 5% of the voting shares of any United States bank or bank holding company. Federal law also imposes limitations on the ability of the Bank and its subsidiaries to engage in certain aspects of the securities business in the United States.

    The Foreign Bank Supervision Enhancement Act of 1991 (the "FBSEA"), enacted December 19, 1991, increased the degree of United States Federal bank regulation of and supervision over United States branches of foreign banks. The FBSEA provides, among other things, that the Board may examine such a branch and provides that each branch of a foreign bank shall be examined at least once during each 12-month period in an on-site examination. The FBSEA also provides that the Board may order a foreign bank that operates a state branch to terminate the activities of such branch if the Board finds that the foreign bank is not subject to comprehensive supervision or regulation on a consolidated basis by the appropriate authorities in its home country, or that there is reasonable cause to believe that such foreign bank, or any affiliate of such foreign bank, has committed a violation of law or engaged in an unsafe or unsound banking practice in the United States, and, as a result of such violation or practice, the continued operation of the branch would not be consistent with the public interest or with the IBA, the BHCA or the Federal Deposit Insurance Act. A foreign bank so required to terminate activities conducted at a branch in the United States must comply with the requirements of applicable United States Federal and state law with respect to procedures for the closure or dissolution thereof. The FBSEA also provides that a state branch of a foreign bank may not engage in any type of activity that is not permissible for a United States Federal branch of a foreign bank unless the Board has determined that such activity is consistent with sound banking practice.

                         THE CANADIAN BANKING INDUSTRY

    Canadian banks are a vital force in Canada's economy, facilitating the flow of a large part of the nation's savings into various productive uses. As at September 30, 1997, there were 53 banks in Canada, of which eleven were domestic banks and 42 were Canadian subsidiaries of foreign-owned banks. The Banks as a group are the largest financial intermediaries in Canada. As at September 30, 1997, Canadian banks had total assets of some $1,205 billion, of which the largest six banks, including the Bank, accounted for over 91%. Other important financial institutions include investment dealers, property and casualty insurance companies, life insurance companies, trust companies, pension funds and credit unions.

                                 ASSET COVERAGE

    As at October 31, 1997, after giving effect to the automatic exchange and taking into account the items mentioned below, the adjusted net tangible assets of the Bank available to cover all the outstanding First Preferred Shares and debentures were as follows:

                                                                                                      AS AT
                                                                                                OCTOBER 31, 1997
                                                                                             -----------------------
                                                                                                   (UNAUDITED)

                                                                                                 (IN MILLIONS OF
                                                                                                CANADIAN DOLLARS)
Total Assets...............................................................................               $   66,235
Deduct: Deposit liabilities................................................................   $  43,270
      Other liabilities....................................................................      19,136
      Deferred income taxes................................................................         172
      Goodwill.............................................................................         154      (62,732)
                                                                                             -----------  ----------
Net Tangible Assets........................................................................                    3,503
Add: Proceeds of the automatic exchange....................................................                       --
Adjusted net tangible assets before deduction of debentures................................                    3,503
Deduct: Debentures.........................................................................                   (1,069)
                                                                                             -----------  ----------
Adjusted net tangible assets available for First Preferred Shares..........................               $    2,434
                                                                                             -----------  ----------
                                                                                             -----------  ----------

    The adjusted net tangible assets available for the outstanding First Preferred Shares of the Bank amounted to approximately 3.1 times the aggregate issue price for the outstanding First Preferred Shares (including the proceeds of the automatic exchange in the case of the Series Z Preferred Shares). The adjusted net tangible assets (before deduction of debentures) amounted to 1.9 times the sum of the principal amount of such debentures and the aggregate issue price of the First Preferred Shares.

                         DIVIDEND AND INTEREST COVERAGE

    Based on an annual dividend rate on the Series Z Preferred Shares of 8.45% and assuming an average prime rate of 5.75%, the annual dividend requirement of the Series Z Preferred Shares, of the First Preferred Shares Series 5 (286,610 shares), Series 7 (422,633 shares), Series 8 (789,638 shares), Series 10 (3,680,000 shares), Series 11 (4,000,000 shares) and Series 12 (5,000,000 shares) outstanding of the Bank (collectively, the "First Preferred Shares"), would amount to $62.3 million. The Bank's net income, after income taxes and non-controlling interest, for the twelve months ended October 31, 1997 was $342 million. This amount is 5.5 times such annual dividend requirement.

    The annual interest requirement on all debentures of the Bank outstanding as at October 31, 1997 amounts to $76.5 million, assuming a six month London interbank offered rate (LIBOR, of 5.8125% on floating rate debentures and assuming the following exchange rates: Cdn. $1.4084 per US$1.00; Cdn. $0.0117 per (Y) 1; Cdn. $2.3570 per (pound) 1.00; and Cdn. $1.0134 per AUD$1.00, being the closing rates of the Bank of Canada at October 31, 1997.

    The Bank's net income, before income taxes and non-controlling interest and before deduction of interest on outstanding debentures for the twelve months ended October 31, 1997, amounted to $680 million. This amount is 8.9 times the total amount of $76.5 million required for total payment of interest on outstanding debentures.

    Taking into account the items described above, the annual dividend requirement for the First Preferred Shares would amount to $103.8 million grossed up on a pre-tax equivalent basis assuming an effective marginal tax rate of 40%. The Bank's net income before income taxes and non-controlling interest and before deduction of interest on the outstanding debentures, for the twelve months ended October 31, 1997 of $680 million, is equal to 3.8 times the aggregate interest on the outstanding debentures and grossed-up dividend requirements totalling $180.3 million.

                       CHANGES IN SHARE AND LOAN CAPITAL

    Since October 31, 1997, the only material changes in the share and loan capital of the Bank have been the issue of 78,513 Common Shares for a consideration of $1,562,515 under the Bank's Dividend Reinvestment and Share Purchase Plan.

                                     RATING

    The outstanding non-cumulative First Preferred Shares of the Bank are rated P-3 (high) by Canadian Bond Rating Service Inc. ("CBRS"), the third highest of the five categories used by CBRS.

    The outstanding non-cumulative First Preferred Shares of the Bank are rated Pfd-2 (low) by Dominion Bond Rating Service Limited ("DBRS"), the second highest of five categories of rating used by DBRS for preferred shares. In certain cases, preferred shares may have a "low" characterization to reflect an issuer's relative strength within a rating category.

    Neither of the foregoing ratings should be construed as a recommendation to buy, sell or hold securities, including the Series Z Preferred Shares. The foregoing ratings are effective as of the date of this short form prospectus. Either of the foregoing ratings may be revised or withdrawn at any time by the respective rating organization and, as a consequence, may not be the same if and when an automatic exchange for the Series Z Preferred Shares takes place, as contemplated under "Automatic Exchange" in this short form prospectus.

                                 LEGAL MATTERS

    The legality of the securities offered by this short form prospectus has been passed upon for the Bank by Desjardins Ducharme Stein Monast, a general partnership, Montreal, Canada. Gerard Coulombe, who is a member of that firm, is a director of the Bank since February 3, 1994. The partners and associates of Desjardins Ducharme Stein Monast, as a group, beneficially owned, directly or indirectly, less than one percent of any class of outstanding securities of the Bank.

                          TRANSFER AGENT AND REGISTRAR

    General Trust of Canada, at its principal transfer office in Montreal, will be the transfer agent and registrar for the Series Z Preferred Shares. The Bank of Nova Scotia Trust Company of New York, at its principal office in New York, will act as co-agent in the United States.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, NB FINANCE OR THE BANK. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION IN WHICH OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS SHORT FORM PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                     PAGE
                                                   ---------
Available Information............................
Prospectus Summary...............................
Risk Factors.....................................
The Bank, the Company and NB Finance.............
Use of Proceeds..................................
Capitalization...................................
Management's Discussion and Analysis of Liquidity
  and Capital Resources..........................
Business and Strategy............................
Management.......................................
Description of Depositary Shares.................
Description of Series A Preferred Shares.........
Description of Capital Stock.....................
United States Federal Income Tax
  Considerations.................................
Canadian Federal Income Tax Considerations.......
ERISA Considerations.............................
Ratings..........................................
Initail Purchaser................................
Plan of Distribution.............................
Legal Matters....................................
Experts..........................................
Glossary.........................................
Finacial Statements..............................
Annex A--Bank Short Form Prospectus..............

                            ------------------------

    UNTIL             , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
DEPOSITARY SHARES, WHETHER OR NOT PARTICPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          2,464,000 DEPOSITARY SHARES

                             NB CAPITAL CORPORATION

                            (LIQUIDATION PREFERENCE
                              EQUIVALENT TO US$25
                             PER DEPOSITARY SHARE)
                              EACH REPRESENTING A
                        ONE-FORTIETH INTEREST IN A SHARE
                             OF 8.35% NONCUMULATIVE
                         EXCHANGEABLE PREFERRED STOCK,
                                   SERIES A,
                           OF NB CAPITAL CORPORATION
                            (LIQUIDATION PREFERENCE
                              US$1,000 PER SHARE)
                          EXCHANGEABLE INTO PREFERRED
                                   SHARES OF
                            NATIONAL BANK OF CANADA

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 APRIL  , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                [ALTERNATE PAGE]

                  SUBJECT TO COMPLETION, DATED APRIL   , 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                          9,536,000 DEPOSITARY SHARES
                             NB CAPITAL CORPORATION
       (LIQUIDATION PREFERENCE EQUIVALENT TO US$25 PER DEPOSITARY SHARE)
            EACH REPRESENTING A ONE-FORTIETH INTEREST IN A SHARE OF
   8.35% NONCUMULATIVE EXCHANGEABLE PREFERRED STOCK, SERIES A, OF NB CAPITAL
                                  CORPORATION
                  (LIQUIDATION PREFERENCE US$1,000 PER SHARE)
         EXCHANGEABLE INTO PREFERRED SHARES OF NATIONAL BANK OF CANADA
                            ------------------------

    This Prospectus relates to the offer (the "Offering") of 9,536,000 Depositary Shares, each representing a one-fortieth interest in a share of 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share (the "Series A Preferred Shares"), of NB Capital Corporation (the "Company"), a wholly owned subsidiary of National Bank of Canada (the "Bank") or, as discussed below, upon the occurrence of an event that results in an automatic exchange (an "Exchange Event") of Series A Preferred Shares for the Bank's 8.45% Noncumulative First Preferred Shares, Series Z (the "Bank Preferred Shares"), a one-fortieth interest in a Bank Preferred Share.

    The Company's principal business objective is to acquire, hold, finance and manage assets consisting of obligations secured by real property, as well as certain other qualifying real estate investment trust ("REIT") assets ("Mortgage Assets"). The Mortgage Assets currently consist of (i) sixteen "hypothecation loans" (the "Initial Mortgage Assets") issued to the Company by NB Finance, Ltd., a wholly owned subsidiary of the Bank ("NB Finance"), that are recourse only to the "Initial Mortgage Loans" and (ii) cash. Hypothecation loans are loans secured by the pledge of mortgages as security therefor. The Initial Mortgage Loans consist of sixteen pools of, at December 31, 1997, 11,692 "Mortgage Loans." Mortgage Loans consist of residential first mortgages insured by Canada Mortgage and Housing Corporation, an agency of the Government of Canada ("CMHC"), that are secured by real property located in Canada.

    SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY POTENTIAL HOLDERS OF DEPOSITARY SHARES, INCLUDING THE FOLLOWING:

    - The Company's income consists principally of payments of interest and, therefore, is heavily dependent upon prevailing interest rates. Additionally, the Company's income is derived from Canadian dollars. Consequently, a significant decline in interest rates or in the value of the Canadian dollar may have an adverse effect on the Company, its assets and its ability to make dividend payments with respect to the Series A Preferred Shares and, accordingly, the Depositary Shares.

    - The Company's operations may be affected by prevailing real estate market conditions. Consequently, there can be no assurance that prevailing real estate market conditions will not adversely affect the Company's ability to pay dividends.

    - All of the residential real properties securing the Initial Mortgage Assets issued by NB Finance are, and in the future are expected to be, located outside the United States, primarily Quebec, Ontario and New Brunswick. Consequently, the Company will be subject to the laws of a foreign jurisdiction with respect to any actions taken and may be subject to a greater risk of default than investments in comparable U.S. real property.

    - The Initial Mortgage Assets issued by NB Finance are recourse only to the Initial Mortgage Loans. Consequently, in the event of default on the Initial Mortgage Assets issued by NB Finance, the Company's only recourse will principally be foreclosure on the real property securing the Initial Mortgage Assets issued by NB Finance, and in certain circumstances, CMHC insurance may not be available or receipt of payment thereof may be delayed.

    - Dividends on the Series A Preferred Shares are not cumulative. Consequently, if the Board of Directors of the Company (the "Board of Directors") does not authorize and declare a dividend on the Series A Preferred Shares for any particular quarterly dividend period, the holders of the Series A Preferred Shares and, accordingly, the Depositary Shares would not be entitled to recover such dividend even if funds are, or subsequently become, available for payment thereof.

    - As a subsidiary of the Bank, Canadian banking authorities could, under certain circumstances, impose certain restrictions on the operations of the Company. Consequently, under such circumstances, such restrictions could cause the Company to fail to qualify as a REIT as well as affect its ability to pay dividends.

    - The Company may not qualify as a REIT for United States federal income tax purposes. Consequently, the Company may be subject to United States federal income tax at normal corporate tax rates.

    - The Board of Directors may amend or revise the Company's policies and strategies in the future without a vote of stockholders, including holders of the Series A Preferred Shares and holders of Depositary Shares. Consequently, the holders of Series A Preferred Shares or Depositary Shares cannot preclude the Board of Directors from making such amendments or revisions even though the ultimate effect on the holders of Series A Preferred Shares and holders of Depositary Shares may be negative.

                                                  (COVER CONTINUED ON NEXT PAGE)
                         ------------------------------

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
       THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

                 The date of this Prospectus is April   , 1998.

                                [ALTERNATE PAGE]
(COVER CONTINUED)

    - The assets of the Company consist of obligations that do not provide for complete amortization of principal over their term to maturity and, therefore, require a balloon payment. Consequently, holders of Series A Preferred Shares and holders of Depositary Shares may be accepting a greater degree of risk relative to an investment with underlying assets that are comprised of fully amortizing obligations.

    - The Company has not obtained a third party valuation of its assets for the purposes of the Offering. Consequently, there can be no assurance that the fair market value of such assets does not differ from the purchase price thereof.

    - Under certain circumstances, including when the Bank is experiencing financial difficulties or its financial condition is deteriorating, the Series A Preferred Shares could be exchanged automatically for the Bank Preferred Shares (i.e., an Exchange Event). Immediately upon the occurrence of an Exchange Event, each Depositary Share will represent a one-fortieth interest in a Bank Preferred Share and will no longer represent a fractional interest in a Series A Preferred Share. Consequently, the Bank Preferred Shares would represent an investment in the Bank and not in the Company at a time when the Bank is experiencing such financial difficulties or such deterioration of financial condition.

    - The Company is dependent upon the Bank and its affiliates in virtually every phase of its operations. However, the interests of the Company and the Bank may not be identical. Consequently, because of the relationship between the Company and the Bank and its affiliates, conflicts of interest may arise between the Company and the Bank.

    - The assignment of the Initial Mortgage Loans to the Company has not been registered. Consequently, a bona fide purchaser who completes all necessary registration formalities prior to the Company would be recognized as the owner of the Initial Mortgage Loans.

    - The Company intends to list the Depositary Shares on the New York Stock Exchange (the "NYSE"). The Company is under no obligation, and currently has no intention, to list the Series A Preferred Shares on a national exchange. Additionally, there is no existing market for the Series A Preferred Shares and there can be no assurance as to the liquidity of any markets that may develop, the ability of holders to sell their Series A Preferred Shares or the sale price thereof. Consequently, holders of Series A Preferred Shares may find it difficult to sell their Series A Preferred Shares or to sell their Series A Preferred Shares at a price equivalent to the purchase price thereof.

    The Company has indicated that it will update the information included in this Prospectus for a period of six-months from the date hereof. Accordingly, there can be no guarantee that the Depositary will accept surrenders of Series A Preferred Shares at anytime thereafter. The Series A Preferred Shares and, accordingly, the Depositary Shares represent an obligation of the Company and do not represent an obligation of NB Finance, or prior to an Exchange Event, the Bank.

 CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SHARES OR
     THE DEPOSITARY SHARES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE
      PURCHASE OF THE PREFERRED SHARES OR THE DEPOSITARY SHARES TO COVER
         SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. THE OFFERING BY NB CAPITAL CORPORATION (THE "COMPANY") OF UP TO 9,536,000 DEPOSITARY SHARES, EACH REPRESENTING A ONE-FORTIETH INTEREST IN A 8.35% NONCUMULATIVE EXCHANGEABLE PREFERRED STOCK, SERIES A, PAR VALUE US$.01 PER SHARE (THE "SERIES A PREFERRED SHARES") OR, UPON THE OCCURRENCE OF AN EXCHANGE EVENT, A ONE-FORTIETH INTEREST IN A 8.45% NONCUMULATIVE FIRST PREFERRED SHARE, SERIES Z, OF THE BANK (THE "BANK PREFERRED SHARES"), IS REFERRED TO HEREIN AS THE "OFFERING." THE OFFERING BY THE COMPANY OF UP TO 238,400 SHARES OF ITS SERIES A PREFERRED STOCK WITHOUT TRANSFER RESTRICTIONS IN EXCHANGE FOR UP TO 238,400 SHARES OF SERIES A PREFERRED SHARES OUTSTANDING IS REFERRED TO HEREIN AS THE "EXCHANGE OFFER." REFERENCES TO DOLLARS AND US$ ARE TO UNITED STATES DOLLARS; REFERENCES TO C$ AND $ ARE TO CANADIAN DOLLARS. AS OF DECEMBER 31, 1997, THE CANADIAN DOLLAR EXCHANGE RATE WAS C$1.4313 = US$1.00 AND CERTAIN AMOUNTS STATED HEREIN REFLECT SUCH EXCHANGE RATE.

                                  THE COMPANY

    GENERAL

    The Company is a Maryland corporation incorporated on August 20, 1997. The Bank was the organizer of the Company. All of the common stock, par value $.01 per share, of the Company (the "Common Stock") is owned by National Bank of Canada (the "Bank"). The Company's principal business objective is to acquire, hold, finance and manage assets consisting of obligations secured by real property, as well as certain other qualifying REIT assets ("Mortgage Assets"). The Company will elect to be taxable as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and generally will not be liable for United States federal income tax to the extent that it distributes its income to its stockholders and maintains its qualification as a REIT. See "United States Federal Income Tax Considerations-- Qualification of the Company as a REIT." The Bank has indicated to the Company that, for as long as any of the Series A Preferred Shares are outstanding, the Bank intends to continue to own all of the outstanding shares of the Common Stock. The Company was formed to provide investors with the opportunity to invest in Canadian residential mortgages and other real estate assets and to provide the Bank with a cost-effective means of raising capital. The Company began operations on September 3, 1997.

    The Company's charter (the "Charter") and bylaws (the "Bylaws") both become operational on August 20, 1997. Pursuant to the Charter, the duration of the Company is perpetual, except that effective as of the close of business on the date the Company delivers a notice of an Exchange Event, without the need for any approval by the Board of Directors or the stockholders of the Company, the existence of the Company will terminate and the Company will be liquidated and its affairs wound up in accordance with Maryland law.

MORTGAGE ASSETS

    The Mortgage Assets currently consist of (i) sixteen hypothecation loans (the "Initial Mortgage Assets"), in an aggregate amount at December 31, 1997 of US$457 million, issued to the Company by NB Finance that are recourse only to the "Initial Mortgage Loans" and (ii) cash. The Initial Mortgage Loans consist of sixteen pools of, at December 31, 1997, 11,692 "Mortgage Loans" in an aggregate amount at December 31, 1997 of C$793 million (US$554 million). Accordingly, the Initial Mortgage Assets issued by NB Finance are over-collateralized by US$97 million. Mortgage Loans consist of CMHC-insured residential first mortgages that are secured by real property located in Canada. The Initial Mortgage Assets issued by NB Finance will mature semiannually beginning in 2000 and the proceeds thereof (net of distributions and expenses) are expected to be reinvested in additional Mortgage Assets as described under "Business and Strategy--Description of Mortgage Assets; Investment Policy."

    The Company acquired the Initial Mortgage Assets (which are U.S. dollar denominated) backed by the Initial Mortgage Loans (which are Canadian dollar denominated), rather than purchasing the Initial

Mortgage Loans directly, in order to eliminate potential foreign exchange gain or loss and to provide a U.S. dollar denominated income stream that matched its obligations on the Preferred Stock.

SERIES A PREFERRED SHARES

    On September 3, 1997 (the "Issue Date"), 300,000 Series A Preferred Shares were issued and sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser") in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon an exemption from the registration requirements thereof. The Initial Purchaser simultaneously sold 238,400 Series A Preferred Shares in transactions exempt from the registration requirements of the Securities Act in the United States to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) and outside the United States to non-United States persons in offshore transactions in reliance on Regulation S under the Securities Act. As of April
  , 1998, the holders of Series A Preferred Shares other than the Initial Purchaser hold 238,400 Series A Preferred Shares that may be deposited with The Bank of Nova Scotia Trust Company of New York (the "Depositary") against receipt of Depositary Receipts evidencing up to 9,536,000 Depositary Shares.

    The principal executive offices of the Company are located at 125 West 55th Street, New York, New York 10019. The telephone number of the Company is (212) 632-8500.

                                    THE BANK

    GENERAL

    The Bank was formed through a series of amalgamations and its roots date back to 1859 with the founding of the Banque Nationale in Quebec City. Its head office and principal place of business is located at the National Bank Tower, 600 de La Gauchetiere West, Montreal, Quebec, H3B 4L2, and its telephone number is (514) 394-5000.

    The Bank is a Schedule I bank under the Consolidated Bank Act (Canada), as amended (the "Bank Act"). The Bank Act is the charter governing all banks in Canada (both domestic banks and branches of foreign banks operating in Canada). "Schedule I" of the Bank Act lists all Canadian domestic banks. "Schedule II" of the Bank Act lists all subsidiaries of foreign banks with branches in Canada. The specific provisions of the Bank Act that govern a particular bank depend upon the schedule on which such bank is listed. As a Canadian domestic bank, the Bank is a "Schedule I Bank."

    The Bank, which ranks sixth among Canadian banks in terms of total assets, is present in each of Canada's provinces. It delivers an extensive range of financial services to individuals, commercial enterprises, financial institutions and governments both in Canada and abroad.

    Additional information regarding the Bank is included in the Bank's short-form prospectus related to the Bank Preferred Shares affixed to this Prospectus as Annex A.

PREFERRED SHARES OF THE BANK

    The authorized preferred capital of the Bank consists of an unlimited number of First Preferred Shares ("First Preferred Shares") and up to 15 million Second Preferred Shares which may be issued for a maximum aggregate consideration of C$1 billion and C$300 million, respectively, or the equivalent thereof in other currencies. The Board of Directors of the Bank may by resolution establish the terms of series of preferred shares. The Bank currently has six series of First Preferred Shares outstanding with an aggregate liquidation preference as of October 31, 1997 of C$376 million.

                                  THE OFFERING

ISSUER............................  NB Capital Corporation, a Maryland corporation.

SECURITIES OFFERED................  Up to 9,536,000 Depositary Shares of the Company, each representing a one-fortieth interest in a share of 8.35%
                                    Noncumulative Exchangeable Preferred Stock, Series A, of
                                    the Company or, upon the occurrence of an Exchange
                                    Event, a one-fortieth interest in a 8.45% Noncumulative
                                    First Preferred Share, Series Z, of the Bank.

RANKING...........................  The Series A Preferred Shares represented by the
                                    Depositary Shares rank senior to the Common Stock with
                                    respect to dividend rights and rights upon liquidation.
                                    In order to qualify as a REIT, the capital stock of the
                                    Company must be held by at least 100 holders during
                                    approximately 90% or more of the taxable year beginning
                                    in the Company's second taxable year and in each
                                    subsequent taxable year. See "United States Federal
                                    Income Tax Considerations--Stock Ownership Tests." The
                                    Company has issued shares of a series of cumulative,
                                    senior preferred stock ("Senior Preferred Stock") with
                                    an aggregate liquidation preference of up to US$450,000
                                    and limited transferability to ensure that it meets, and
                                    will continue to meet, the 100 person ownership
                                    requirement for REIT status without having to constantly
                                    monitor the number of holders of Preferred Shares.
                                    Except for the Senior Preferred Stock, additional shares
                                    of Preferred Stock ranking senior to the Series A
                                    Preferred Shares may not be issued without the approval
                                    of holders of at least two-thirds of the Series A
                                    Preferred Shares and, accordingly, the Depositary
                                    Shares. Additional shares of Preferred Stock ranking on
                                    a parity with the Series A Preferred Shares may not be
                                    issued without the approval of a majority of the Board
                                    of Directors and a majority of the Independent
                                    Directors.

DIVIDENDS.........................  Dividends on the Series A Preferred Shares are payable at the rate of 8.35% per annum of the liquidation
                                    preference (an amount equal to US$83.50 per annum per
                                    share calculated by multiplying the annual dividend rate
                                    of 8.35% by the liquidation preference of US$1,000 per
                                    share, assuming authorization and declaration by the
                                    Board of Directors of four quarterly dividends), if,
                                    when and as authorized and declared by the Board of
                                    Directors. If authorized and declared, dividends are
                                    payable quarterly in arrears on the 30th day of March,
                                    June, September and December in each year, commencing
                                    December 30, 1997. Dividends accrue in each quarterly
                                    period from the first day of such period, whether or not
                                    dividends were paid with respect to the preceding
                                    period. Dividends on the Series A Preferred Shares are
                                    not cumulative and, accordingly, if no dividend is
                                    authorized and declared on the Series A Preferred Shares
                                    by the Board of Directors for a quarterly dividend

incur any indebtedness or engage in any business activities other than the ownership of Mortgage Loans and activities incidental thereto.

                                USE OF PROCEEDS

    There will be no proceeds to the Company from the Offering. The holders of Series A Preferred Shares other than the Initial Purchaser will receive the net proceeds from the resale of the Depositary Shares.

                                [ALTERNATE PAGE]

                        DESCRIPTION OF DEPOSITARY SHARES

    Set forth below are the material provisions of the Deposit Agreement, the Depositary Shares and Depositary Receipts. See the form of Deposit Agreement and form of Depositary Receipt which are filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

    Each Depositary Share represents a one-fortieth interest in a Series A Preferred Share. The Series A Preferred Shares underlying the Depositary Shares will be deposited with The Bank of Nova Scotia Trust Company of New York, as Depositary (the "Depositary"), under a Deposit Agreement (the "Deposit Agreement"), among the Company, the Bank, the Depositary and all holders, from time to time, of depositary receipts issued by the Depositary thereunder (the "Depositary Receipts"). The Company intends to list the Depositary Shares, and expects that the Depositary Shares will be approved for listing, on the NYSE. The Company does not plan to list the Series A Preferred Shares on any national exchange. Accordingly, the Company does not expect that there will be any public trading market for the Series A Preferred Shares except as represented by the Depositary Shares. The Depositary Shares will be evidenced by Depositary Receipts.

    The Company has indicated that it will update the information included in this Prospectus for a period of six months from the date hereof. Accordingly, there is no guarantee that the Depositary will accept surrenders of Series A Preferred Shares at any time thereafter.

    Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled through the Depositary, in proportion to the one-fortieth interest in a Series A Preferred Share underlying such Depositary Share, to all the rights, preferences and privileges of a Series A Preferred Share (including dividend, voting, redemption and liquidation rights), and will be subject to all of the limitations of the fractional share of Series A Preferred Shares represented thereby. See "Description of Series A Preferred Shares." Since each Series A Preferred Share entitles the holder thereof to one vote on matters on which the Series A Preferred Shares are entitled to vote, each Depositary Share will, in effect, entitle the holder thereof to one-fortieth of a vote thereon, rather than one full vote. See "Description of Series A Preferred Shares--Voting Rights."

    The Depositary will act as transfer agent and registrar and paying agent with respect to the Depositary Shares.

    After the date fixed for redemption (which will be the same date as any redemption date for the Series A Preferred Shares), the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING RIGHTS

    Upon receipt of notice of any meeting at which the holders of the Series A Preferred Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares representing the Series A Preferred Shares. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Series A Preferred Shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of whole Series A Preferred Shares underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of whole Series A Preferred Shares underlying such Depositary Shares in accordance with such instructions, and the Company and the Bank will agree to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting the Series A Preferred Shares to the extent the Depositary does not receive specific instructions from the holders of Depositary Shares relating to such shares.

                                [ALTERNATE PAGE]

UNRELATED BUSINESS TAXABLE INCOME

    Plan fiduciaries should also consider the consequences of holding more than 10% of the Series A Preferred Shares if the Company is "predominantly held" by qualified trusts. See "United States Federal Income Tax Considerations Treatment of Tax-Exempt Entities."

                                    RATINGS

    The Series A Preferred Shares are rated "a2" by Moody's Investors Service, Inc. and "BBB+" by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the Series A Preferred Shares, and, accordingly, there can be no assurance that the ratings assigned to the Series A Preferred Shares will not be lowered or withdrawn by the assigning rating organization at any time thereafter.

                              PLAN OF DISTRIBUTION

    Depositary Receipts evidencing Depositary Shares will be issued by the Depositary upon surrender thereto of Series A Preferred Shares by the holders of Series A Preferred Shares other than the Initial Purchaser. Holders of Series A Preferred Shares who do not tender their Series A Preferred Shares into the Exchange Offer will be precluded from depositing their Series A Preferred Shares with the Depositary until such time as the applicable holding period with respect to such Series A Preferred Shares has expired and such Series A Preferred Shares have become freely transferable. The Company has indicated that it will update the information included in this Prospectus for a period of six-months from the date hereof. Accordingly, there is no guarantee that the Depositary will accept surrenders of Series A Preferred Shares at any time thereafter. The Depositary Shares may be sold from time to time to purchasers directly by the holders thereof.

    Depositary Shares are to be offered on the basis of forty Depositary Shares for each Series A Preferred Share deposited with the Depositary. The Depositary will be paid customary fees and will be reimbursed for out-of-pocket expenses. Pursuant to the Deposit Agreement, holders of Series A Preferred Shares who deposit their Series A Preferred Shares against receipt of Depositary Shares will not bear the fees and expenses of the Depositary in connection with such deposit of Series A Preferred Shares and receipt of Depositary Shares. Other than any liability or expense arising out of negligence or bad faith (a) the Depositary will be indemnified against any liability or expense arising out of acts performed or omitted under the Deposit Agreement and (b) the Company and the Bank will be indemnified against any liability or expense arising out of acts performed or omitted by the Depositary, or any agent thereof, under the Deposit Agreement.

    The Company intends to list the Depositary Shares on the NYSE.

                                [ALTERNATE PAGE]

    Series A Preferred Share on a quarterly basis (assuming a 360-day year consisting of 30-day months), computed using a discount rate equal to the Adjusted Treasury Rate.

    MAKE-WHOLE TERM:  The period from the redemption date to September 3, 2007.

    MATURITY AMOUNT:  The liquidation preference of the Series A Preferred
Shares.

    MEMORANDUM:  The Memorandum of Association of NB Finance.

    MGCL:  The Maryland General Corporation Law.

    MONTHLY PAYMENT DATE: The 1st day of each month through July 2001 or such earlier date on which payment in full of the Initial Mortgage Loans is made or, if the 1st day of a month is not a business day, on the first business day following the 1st day of such month.

    MORTGAGE ASSETS: Assets consisting of obligations secured by real property, as well as other qualifying REIT assets.

    MORTGAGE LOAN ASSIGNMENT AGREEMENT: The Mortgage Loan Assignment Agreement dated September 3, 1997 between the Company and NB Finance.

    MORTGAGE LOANS: CMHC insured residential first mortgages that are secured by real property located in Canada.

    NB FINANCE:  NB Finance, Ltd., a Bermuda corporation.

    NEW PREFERRED SHARES: 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share, of NB Capital Corporation issued without transfer restrictions.

    NHA:  National Housing Act.

    NHA-APPROVED LENDER:  A lender approved under the NHA.

    NHA MBS:  A NHA Mortgage-Backed Security.

    NYSE:  The New York Stock Exchange.

    95% GROSS INCOME TEST: At least 95% of the Company's gross income must consist of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified REIT Real Estate Assets) not held for sale in the ordinary course of business.

    NON-UNITED STATES HOLDER: An exchanging stockholder that, for United States federal income tax purposes, is not a "United States person."

    NYBL:  The banking laws of the State of New York.

    OFFERING: The offering of up to 9,536,000 Depositary Shares under this Prospectus.

    OLD PREFERRED SHARES: 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value US$.01 per share, of NB Capital Corporation issued on the Issue Date.

                                [ALTERNATE PAGE]

    ONE HUNDRED PERSONS TEST: To qualify as a REIT under the Code the stock of a company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

    OSFI ORDER: The order of the Superintendent approving the acquisition of the common stock of NB Finance by the Bank.

    OTHER SERIES OF FIRST PREFERRED SHARES: Various series of first preferred shares which the Bank currently has outstanding, and may in the future issue.

    OWNERSHIP LIMIT: Under the Charter, subject to certain exceptions specified therein, any natural person or entity that is considered to be an individual under Section 542(a)(2) of the Code is prohibited from owning (including shares deemed to be owned by virtue of the relevant attribution provisions of the Code) more than 5% of any issued and outstanding class or series of Preferred Stock.

    PARITY STOCK: Any series of equity securities of the Company expressly designated as being on a parity with or senior to the Series A Preferred Shares as to dividend rights and rights upon liquidation, winding up or dissolution.

    PARTICIPANTS: Securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that hold securities on behalf of DTC.

    PARTIES-IN-INTEREST: Under ERISA, persons and entities who have certain specified relationships to Plans.

    PARTNERSHIP INTERESTS: Limited partnership interests in partnerships the only activities of which are to purchase and own Mortgage Loans.

    PFIC:  Passive foreign investment company.

    PLAN ASSET REGULATIONS:  U.S. Department of Labor regulations (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan.

    PLANS: Any (I) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (II) plan (as defined in section 4975(e)(1) of the Code) or (III) entity whose underlying assets include "plan assets" under Department of Labor Regulation 29 C.F.R. Section 2510.3-101.

    PREFERRED SHARES:  The Old Preferred Shares and the New Preferred Shares.

    PREFERRED STOCK:  The shares of preferred stock of the Company.

    PRIMARY TREASURY DEALER: A primary U.S. Government securities dealer in New York City.

    PROSPECTUS:  This Prospectus dated April   , 1998 with respect to the
offering of up to 9,536,000 Depositary Shares.

    PTCE:  Prohibited Transaction Class Exemption.

    QUOTATION AGENT:  The Reference Treasury Dealer appointed by the Company.

    REDEMPTION DATE:  The date fixed for redemption for a Series A Preferred
Share.

    REFERENCE TREASURY DEALER: (i) Merrill Lynch Government Securities, Inc. and their respective successor; provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

    REFERENCE TREASURY DEALER QUOTATIONS: With respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the

                                [ALTERNATE PAGE]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, NB FINANCE OR THE BANK. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION IN WHICH OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS SHORT FORM PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                     PAGE
                                                   ---------
Available Information............................
Prospectus Summary...............................
Risk Factors.....................................
The Bank, the Company and NB Finance.............
Use of Proceeds..................................
Capitalization...................................
Management's Discussion and Analysis of Liquidity
  and Capital Resources..........................
Business and Strategy............................
Management.......................................
Description of Depositary Shares.................
Description of Series A Preferred Shares.........
Description of Capital Stock.....................
United States Federal Income Tax
  Considerations.................................
Canadian Federal Income Tax Considerations.......
ERISA Considerations.............................
Ratings..........................................
Initail Purchaser................................
Plan of Distribution.............................
Legal Matters....................................
Experts..........................................
Glossary.........................................
Finacial Statements..............................
Annex A--Bank Short Form Prospectus..............

                            ------------------------

    UNTIL             , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
DEPOSITARY SHARES, WHETHER OR NOT PARTICPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          9,536,000 DEPOSITARY SHARES

                             NB CAPITAL CORPORATION

                            (LIQUIDATION PREFERENCE
                              EQUIVALENT TO US$25
                             PER DEPOSITARY SHARE)
                              EACH REPRESENTING A
                        ONE-FORTIETH INTEREST IN A SHARE
                             OF 8.35% NONCUMULATIVE
                         EXCHANGEABLE PREFERRED STOCK,
                                   SERIES A,
                           OF NB CAPITAL CORPORATION
                            (LIQUIDATION PREFERENCE
                              US$1,000 PER SHARE)
                          EXCHANGEABLE INTO PREFERRED
                                   SHARES OF
                            NATIONAL BANK OF CANADA

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                APRIL    , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   FORM S-11

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, other than discounts and commissions, are estimated as follows:

Printing and engraving expenses...................................................  $
Legal fees and expenses...........................................................
Accounting fees and expenses......................................................
Blue sky fees and expenses........................................................
Miscellaneous.....................................................................
Total.............................................................................  $

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    INDEMNIFICATION UNDER MARYLAND LAW AND UNDER THE COMPANY'S CHARTER AND
     BYLAWS

    The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of the corporation's directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws of the Company (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or
(b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 35. FINANCIAL STATEMENT AND EXHIBITS

3.1.1      --Articles of Incorporation and Articles of Amendment and Restatement and Articles
             Supplementary of NB Capital Corporation*

3.1.2      --Memorandum of Association of NB Finance, Ltd.*

3.2.1      --By-Laws of NB Capital Corporation*

3.2.2      --Bye-laws of NB Finance, Ltd.*

4.1        --Registration Rights Agreement dated as of September 3, 1997 by and among NB
             Capital Corporation, National Bank of Canada and Merrill Lynch, Pierce, Fenner &
             Smith Incorporated*

5.1        --Opinion letter of Shearman & Sterling and its Consent**

8.1        --Tax Opinion of Shearman & Sterling and its Consent*

8.2        --Opinion letter of Desjardin Ducharme Stein Monast*

8.3        --Opinion letter of Conyers Dill & Pearman*

8.4        --Opinion letter of Osler, Hoskin & Harcourt*

10.1       --Advisory Agreement dated as of September 3, 1997 between National Bank of Canada and NB Capital Corporation*

10.2       --Servicing Agreement dated as of September 3, 1997 between National Bank of Canada and NB Finance, Ltd.*

10.3       --Loan Agreement dated as of September 3, 1997 between NB Finance, Ltd. and NB
             Capital Corporation*

10.4       --Custodial Agreement dated as of September 3, 1997 between National Bank of Canada and NB Capital Corporation*

10.5       --Deed of Sale of Mortgage Loans dated September 3, 1997 between National Bank of
             Canada and NB Finance, Ltd.*

10.6       --Mortgage Loan Assignment Agreement dated September 3, 1997 among National Bank of
             Canada, NB Capital Corporation and NB Finance Ltd.*

10.7       --Promissory Notes representing the sixteen hypothecation loans executed by NB
             Finance, Ltd. in favor of NB Capital Corporation*

10.8       --Form of Deposit Agreement among NB Capital Corporation, National Bank of Canada and The Bank of Nova Scotia Trust Company of New York, including Form of
             Depositary Receipt

23.1       --Consent of Deloitte & Touche

23.2       --Consent of Desjardin Ducharme Stein Monast, Special Counsel to the Bank*

23.3       --Consent of Conyers Dill & Pearman, Special Bermuda Counsel to the Company*

23.4       --Consent of Osler, Hoskin & Harcourt, Canadian Counsel to the Initial Purchaser*

24.1       --Powers of Attorney

------------------------

* As previously filed on a registration statement of National Bank of Canada, NB Capital Corporation and NB Finance, Ltd. on Form S-4/Form F-9 filed with the Commission on November 25, 1997 and as amended on December 19, 1997, January 27, 1998, February 17, 1998 and March 2, 1998 (Registration Statement Nos. 333-41009, 333-41009-01 and 333-41009-02) (the "S-4/F-9
    Registration Statement").

**  To be filed by amendment.

ITEM 36. UNDERTAKINGS

    The undersigned hereby undertakes:

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   FORM S-11

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 1, 1998

                                NB CAPITAL CORPORATION

                                BY:                 /S/ TOM DOSS
                                     -----------------------------------------
                                                      Tom Doss
                                              CHIEF FINANCIAL OFFICER;
                                                     TREASURER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Chairman of the Board,
                                  Chief Executive Officer,
------------------------------    President and Director
         John Richter             (Principal Executive
                                  Officer)

                                Chief Financial Officer,
         /s/ TOM DOSS             Treasurer and Director
------------------------------    (Principal Financial          April 1, 1998
           Tom Doss               Officer and Principal
                                  Accounting Officer)

    /s/ PIERRETTE LACROIX       Vice President and Director
------------------------------                                  April 1, 1998
      Pierrette Lacroix

      /s/ MICHAEL HANLEY        Director
------------------------------                                  April 1, 1998
        Michael Hanley

       /s/ ALAIN MICHEL         Director
------------------------------                                  April 1, 1998
         Alain Michel

                                   FORM S-11
                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Country of Canada, on April 1, 1998.

                                NB FINANCE, LTD.

                                BY:  /S/ MARTIN OUELLET
                                     -----------------------------------------
                                     Martin Ouellet
                                     PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
      /s/ MARTIN OUELLET        President and Director
------------------------------    (Principal Executive          April 1, 1998
        Martin Ouellet            Officer)

                                Vice President and Director
    /s/ PIERRETTE LACROIX         (Principal Financial
------------------------------    Officer and Principal         April 1, 1998
      Pierrette Lacroix           Accounting Officer)

     /s/ DAVID W.P. COOKE       Director
------------------------------                                  April 1, 1998
       David W.P. Cooke

   /s/ NICOLAS G. TROLLOPE      Director
------------------------------                                  April 1, 1998
     Nicolas G. Trollope

         /s/ TOM DOSS           Director
------------------------------                                  April 1, 1998
           Tom Doss

                                Director
------------------------------
         John Richter

    /s/ FRANCOIS BOURASSA       Director
------------------------------                                  April 1, 1998
      Francois Bourassa

                                   FORM S-11

    Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of NB Finance, Ltd. in the United States, in the City of New York, State of New York, on this 1st day of April, 1998.

                                By:  NB Capital Corporation
                                     Authorized Representative in the United
                                     States
                                     125 West 55th Street
                                     New York, New York 10019

                                By:  /s/ TOM DOSS
                                     -----------------------------------------
                                     Name: Tom Doss
                                     Title: CHIEF FINANCIAL OFFICER;
                                          TREASURER

                                   FORM S-11

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Country of Canada, on April 1, 1998

                                NATIONAL BANK OF CANADA

                                BY:                      *
                                     -----------------------------------------
                                     NAME: Jean Turmel
                                     TITLE: Senior Executive Vice President,
                                           Treasury, Brokerage and
                                           Corporate Banking
                                           (Principal Financial Officer)

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    and Director (Principal       April 1, 1998
         Andre Berard             Executive Officer)

              *                 Director
------------------------------                                  April 1, 1998
        Leon Courville

              *                 Director
------------------------------                                  April 1, 1998
        Pierre Bourgie

              *                 Director
------------------------------                                  April 1, 1998
       Gerard Coulombe

              *                 Director
------------------------------                                  April 1, 1998
       Shirley A. Dawe

              *                 Director
------------------------------                                  April 1, 1998
        Jean Douville

              *                 Director
------------------------------                                  April 1, 1998
       Donald M. Green

              *                 Director
------------------------------                                  April 1, 1998
        Raymond Royer

              *                 Director
------------------------------                                  April 1, 1998
     Francois Jean Coutu

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *                 Director
------------------------------                                  April 1, 1998
      Leonce Montambault

              *                 Director
------------------------------                                  April 1, 1998
       J. Robert Ouimet

              *                 Director
------------------------------                                  April 1, 1998
         Marcel Dutil

              *                 Director
------------------------------                                  April 1, 1998
         Lino Saputo

                                Senior Executive
              *                   Vice-President, Treasury,
------------------------------    Brokerage and Corporate       April 1, 1998
         Jean Turmel              Banking (Principal
                                  Financial Officer)

                                Vice-President and Chief
              *                   Accounting Officer,
------------------------------    (Principal Accounting         April 1, 1998
        Jean Dagenais             Officer)

  *By: /s/ FRANCOISE BUREAU
------------------------------
     As Attorney-in-Fact

    Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of National Bank of Canada in the United States, in the City of New York, State of New York, on this 1st day of April, 1998.

                                By:  NB Capital Corporation
                                     Authorized Representative in the United
                                     States
                                     125 West 55th Street
                                     New York, New York 10019

                                By:               /s/ JOHN RICHTER
                                     -----------------------------------------
                                     Name: John Richter
                                     Title: Chairman of the Board;
                                          Chief Executive Officer;
                                          President

                                   FORM S-11

                                    EXHIBITS

                                                                                                              PAGE
EXHIBIT NUMBER                                           DESCRIPTION                                         NUMBER
-----------------  ---------------------------------------------------------------------------------------  ---------

        3.1.1      Articles of Incorporation and Articles of Amendment and Restatement and Articles
                   Supplementary of NB Capital Corporation*

        3.1.2      Memorandum of Association of NB Finance, Ltd.*

        3.2.1      By-Laws of NB Capital Corporation*

        3.2.2      Bye-laws of NB Finance, Ltd.*

          4.1      Registration Rights Agreement dated as of September 3, 1997 by and among NB Capital
                   Corporation, National Bank of Canada and Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated*

          5.1      Opinion letter of Shearman & Sterling and its Consent**

          8.1      Tax Opinion of Shearman & Sterling and its Consent*

          8.2      Opinion letter of Desjardin Ducharme Stein Monast*

          8.3      Opinion letter of Conyers Dill & Pearman*

          8.4      Opinion letter of Osler, Hoskin & Harcourt*

         10.1      Advisory Agreement dated as of September 3, 1997 between National Bank of Canada and NB
                   Capital Corporation*

         10.2      Servicing Agreement dated as of September 3, 1997 between National Bank of Canada and
                   NB Finance, Ltd.*

         10.3      Loan Agreement dated as of September 3, 1997 between NB Finance, Ltd. and NB Capital
                   Corporation*

         10.4      Custodial Agreement dated as of September 3, 1997 between National Bank of Canada and
                   NB Capital Corporation*

         10.5      Deed of Sale of Mortgage Loans dated September 3, 1997 between National Bank of Canada and NB Finance, Ltd.*

         10.6      Mortgage Loan Assignment Agreement dated September 3, 1997 among National Bank of
                   Canada, NB Capital Corporation and NB Finance Ltd.*

         10.7      Promissory Notes representing the sixteen hypothecation loans executed by NB Finance in favor of NB Capital Corporation*

         10.8      Form of Deposit Agreement among NB Capital Corporation, National Bank of Canada and The
                   Bank of Nova Scotia Trust Company of New York, including Form of Depositary Receipt

         23.1      Consent of Deloitte & Touche

         23.2      Consent of Desjardin Ducharme Stein Monast, Special Counsel to the Bank*

         23.3      Consent of Conyers Dill & Pearman, special Bermuda Counsel to the Company*

         23.4      Consent of Osler, Hoskin & Harcourt, Canadian Counsel to the Initial Purchaser*

         24.1      Powers of Attorney

------------------------

*   As previously filed on the S-4/F-9 Registration Statement.

**  To be filed by amendment.